EXECUTION VERSION

TRANSITIONAL SERVICES AND FRAMEWORK SERVICES AGREEMENT

relating to

Project Furrow

Between

Fugro N.V.

And

Global Marine Systems Limited.

Dated	30 November 2017

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	9.1	Affiliates	20
	9.2	Liquidated damages	20
10	WARRANTIES AND LIABILITY		21
	10.1	Warranties	21
	10.2	Liability regimes	21
11	RELATIONSHIP MANAGEMENT		21
	11.1	Relationship Manager	21
	11.2	Failed Bids	21
	11.3	Bid Dispute	22
12	INTELLECTUAL PROPERTY AND USE OF MATERIALS		22
	12.1	Intellectual Property	22
	12.2	Provider Materials	22
	12.3	IP Claim	23
13	IT SECURITY AND DATA		23
	13.1	Unauthorised access	23
	13.2	No access to networks and data	24
	13.3	Security breach	24
14	SEPARATION FROM SELLER'S NETWORKS		24
	14.1	Obligation to complete Network Separation	24
	14.2	Connection to Fugro’s Networks	24
	14.3	Temporary disconnection	25
15	CONFIDENTIALITY		25
16	MISCELLANEOUS		25
	16.1	No assignment or subcontracting	25
	16.2	Waiver	26
	16.3	Amendment	26
	16.4	Third Party rights	26
	16.5	Employees	26
	16.7	Costs	27
	16.8	Rescission	27
	16.9	Notices	27
17	GOVERNING LAW AND DISPUTE RESOLUTION		27
	17.1	Governing law	27
	17.2	Jurisdiction and forum	27
	17.3	Other disputes	28

Schedules
Schedule 1	Definitions and interpretation
Schedule 2	Framework Services
Schedule 3	Agreed Transitional Service Agreements
Schedule 4	Agreed Framework Service Agreements
Schedule 5	Parties' details for Notices

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TRANSITIONAL AND FRAMEWORK SERVICES AGREEMENT
THIS AGREEMENT IS DATED 30 NOVEMBER 2017 AND MADE BETWEEN:

(1)
Fugro N.V., a public limited liability company incorporated in the Netherlands, with seat in Leidschendam, and registered address at Veurse Achterweg 10, 2264 SG Leidschendam, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce with number 27120091 ("Fugro");

and

(2)
Global Marine Systems Limited, a private limited liability company incorporated and registered in England and Wales with company number 01708481 whose registered address is at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford CM2 5PD, United Kingdom ("GMSL"),

BACKGROUND:

(A)
The Parties and Global Marine Holdings LLC ("Global") entered into a business purchase agreement on 11 October 2017 ("BPA"), pursuant to which GMSL acquired Fugro's trenching business (the "Trenching Business") and Fugro obtained an (indirect) equity interest in Global (the "Transaction").

(B)
As part of the Transaction, GMSL agreed to enter into a service 'framework agreement' with Fugro under which Fugro would be the 'preferred provider' (at market pricing) for a range of survey, marine site investigation, asset integrity, ROV (operation) and other services needed by GMSL ("Framework Services"). GMSL agreed to commit to take on a pre-agreed set of these services upon completion of the Transaction and for the duration set out in this Agreement.

(C)
GMSL is also prepared to work with both its joint-venture partner in Huawei Marine Networks Co., Ltd. (a turnkey fiber-optics installation contractor operating on a world-wide basis - owned forty-nine percent (49%) by GMSL) ("Huawei JV") and its joint-venture partner in SB Submarine Systems Co. Limited (China) ("SBSS JV") to explore the possibility of establishing a similar framework agreement.

(D)	GMSL and Fugro agree to cooperate on future work prospects in the "non-trenching", "non-cable laying" market in the event Fugro requires additional vessel capacity.

(E)
Finally, Parties agreed that GMSL needs certain transitional services in connection with the Transaction and Fugro is willing to provide these Transitional Services at cost plus 10% unless otherwise agreed within the relevant Transitional Service Agreement.

(F)
It is acknowledged that the Parties are each in good faith committed to maximising the opportunities to trade throughout the Term, which includes the intention to enter into Framework Services Agreements where that is commercially beneficial for both Parties.

(G)
If GMSL or any of its Affiliates request a Service from Fugro, and Fugro is able to provide such Services pursuant to the terms set forth in this Agreement, Fugro and the relevant party will enter into a separate Service Agreement in accordance with this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1	DEFINITIONS
1Certain terms used in this Agreement are defined in Schedule 1 (Definitions).

2	TRANSITIONAL SERVICES

2.1	Master Transitional Services Agreement
This Agreement is a master agreement. Each Transitional Service Agreement shall be construed as a separate and independent agreement for each Transitional Service provided thereunder, which incorporates the terms of this Agreement, except as such terms may be expressly varied by the terms of a specific Transitional Service Agreement whereby the terms of the Transitional Service Agreement shall prevail.

2.2	Services

2.2.1	This Agreement governs the overall relationship of the Parties in relation to the Transitional Services.

2.2.2
Schedule 1 (Agreed Transitional Services) includes the agreed form Transitional Service Agreements in respect of the Transitional Services that the Fugro Group will provide to the GMSL Group and Fugro and GMSL shall procure that these Transitional Service Agreements will be executed by the Provider and the relevant Recipient at or as soon as possible after the Effective Date.

2.2.3	This Agreement governs the overall relationship of the Parties in relation to the Transitional Services and until the last date of the Transition Period:

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(a)
each relevant Affiliate identified as Provider or Recipient shall, and each of the Parties shall, provide or receive or procure each of those Affiliates to provide or receive, as applicable, the relevant Transitional Services in accordance with the terms and conditions as set forth in this Agreement, including the principles set forth in Clause 2.3 (Principles) and the relevant Transitional Service Agreement;

(b)	each Party shall, and shall procure that its relevant Affiliate identified as Provider or Recipient will, comply with the terms of this Agreement and the relevant Transitional Service Agreement; and

(c)
each Party shall be entitled to enjoy the benefit conferred on each of its relevant Affiliates identified as Provider under this Agreement and the relevant Transitional Service Agreement for and on behalf of such Provider.

2.3	Principles

2.3.1
The Transitional Services, with the exception of the service consisting of the sublease of the Aberdeen office facilities and parking or as specifically contemplated in any Transitional Service Agreement, will be carried out in accordance with the following principles:

(a)
the term during which any Transitional Service will need to be rendered will be kept as short as reasonably possible and will not extend beyond the relevant Transitional Service Term, unless agreed in writing between the Parties; and

(b)
GMSL shall procure that each Recipient will take all reasonable measures to be able to operate without the relevant Transitional Service provided to it as soon as reasonably possible, including making reasonable investments in respect thereof and entering into agreements on market terms with other service providers, when reasonably practicable.

2.3.2
The Parties shall apply the principles set out in Clause 2.3.1 in good faith and with a view to keep the Transition Period as short as possible (save as otherwise specifically contemplated in a Transitional Service Agreement). Such principles do not override any of the other provisions of this Agreement but shall serve as guiding principles to solve any unregulated matters and disagreements.

2.4	Standard of Transitional Services

2.4.1	Each Provider shall, and Fugro shall ensure that its Affiliates that act as Provider shall, ensure that the Transitional Services provided pursuant to this Agreement are provided:

(a)	on a 'cost-plus 10%' basis (unless otherwise agreed within the relevant Transitional Service Agreement);

(b)
with the scope, in the volumes, with the frequency, at a quality level and in a manner, that is in substantially the same form, to substantially the same extent, on substantially the same overall standards and quality and on substantially the same terms and conditions, in each case, as the Transitional Services it provided in the twelve (12) month period immediately prior to the Effective Date, except as otherwise set out in the relevant Transitional Service Agreements;

(c)	with reasonable skill and care; and

(d)	in accordance with applicable Law.

2.4.2
Unless agreed otherwise in writing, no Provider shall be under any obligation to supply any extension of any Transitional Service beyond the standard and scope of such Transitional Service, nor any Transitional Service at a level of demand which exceeds the level of demand for that Transitional Service or similar service, during the twelve (12) month period immediately prior to the Effective Date. No Provider shall be required to provide any Transitional Service to the extent that doing so would be contrary to any applicable Law.

2.4.3
If any Provider changes the standard and scope of any service it provides in its own business or to any of its Affiliates which is of a similar nature to any Transitional Service, such Provider may make similar changes to the standard and scope of such Transitional Service, provided that (a) such Provider shall notify the relevant Recipient in writing regarding the change within a reasonable period, in advance, and, unless otherwise agreed in writing, (b) the standard and scope of such changed Transitional Service is not, when considered as a whole, materially lower than the standard and scope of the Service provided prior to such modifications.

2.5	Relationship with Third Party Suppliers

2.5.1
Subject to Clauses 2.5.2 and 2.5.3 to the extent it relates to the provision of a Transitional Service by a Provider to the relevant Recipient, the Provider may exclusively manage its relationship with Third Party Suppliers and a Recipient shall not discuss the provision of a Transitional Service with any Third Party Supplier, except (i) with prior written consent of the relevant Provider or (ii) to

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the extent required to do so by a competent court, judicial or regulatory authority or to enable the Recipient to comply with its obligations under applicable Law.

2.5.2
Nothing in this Clause 2.5 (Relationship with Third Party Suppliers) will be interpreted as restricting any approach to a Third Party Supplier by a Recipient to discuss or agree service delivery after the Transition Period.

2.5.3
If a Third Party Supplier is in breach of a Third Party Agreement or does not rectify an issue relating to the provision of the Transitional Services for which it is responsible, the Parties shall cooperate and use their reasonable efforts to identify a resolution to such breach or issue and shall, subject to the terms and conditions of such Third Party agreement and the relevant Transitional Service Agreement, consult with each other to determine who will be responsible for any costs, expenses, fees, or charges incurred in relation to such resolution and who may bring any cause of action against the Third Party Supplier for such breach or failure to rectify, in each case insofar as it relates to the Recipient.

2.5.4
The Provider shall regularly disclose to the Recipient the amounts charged by Third Party Suppliers. Where Third Party Suppliers increase their charges in relation to services that are necessary for the provision of a Transitional Service, other than charges for Third Party Consents, such Provider may, subject to: (i) disclosure of the relevant terms to the Recipient; (ii) the Provider having used reasonable efforts to negotiate with the Third Party Supplier to minimise or eliminate the increase in charges; and (iii) the Provider having provided reasonable prior notice to and consultation with, the Recipient, charge the Recipient for such part of the increase as reasonably attributable to the Transitional Services (in addition to the Charges), as long as the relevant Services are provided. Charge increases of more than 10% require the Recipient's prior approval, which approval shall not be unreasonably withheld. If the Recipient does not approve, the Recipient may terminate the Transitional Service by giving one month's notice and after having reimbursed the Provider for the Recipient's equitable part of the costs incurred by the Provider in connection with such termination.

2.6	Third Party Consents

2.6.1	The Parties shall cooperate and use their best endeavours to obtain in writing all Third Party Consents, including extensions, necessary for the provision of the Services.

2.6.2	Each Recipient shall provide the relevant Provider with such assistance as such Provider may reasonably require to obtain any Third Party Consents.

2.6.3
A Recipient shall pay for any fees, charges or costs imposed by a Third Party Supplier relating to the provision or extension of any Third Party Consent in relation to a Service exclusively provided to such Recipient. For Services that are not exclusively provided to such Recipient, the Recipient shall bear such equitable portion of the cost as is attributable to the Service provided to such Recipient.

2.6.4	Where:

(a)	Third Party Consent is required in order for a Provider to provide any (part of a) Transitional Service; and

(b)
(i) such consent has not been obtained and the relevant Third Party Supplier has notified the Provider that it does not consent to the provision of that (part of the) Transitional Service; (ii) such consent expires before the end of the relevant Transitional Service Term; or (iii) the relevant Third Party Supplier has notified the Provider that it has terminated or revoked such consent, the Provider shall be excused from providing the relevant (part of the) Transitional Service. In such event, the Provider shall notify the relevant Recipient as soon as reasonably practicable and the Parties shall use reasonable endeavours to put in place alternative arrangements to enable the Provider to provide services that are similar in all material respects to the Transitional Service for which the Third Party Consent was required. The cost of putting such alternative arrangements in place, where they are put in place exclusively for the Recipient, shall be borne by the Recipient. If the Parties cannot jointly solve the issue or agree on an alternative arrangement following good faith discussions, the Recipient will have the right to put in place alternative arrangements at its cost. If and to the extent the Provider ceases to provide the relevant (part of the) Service there shall be an equitable reduction in the Charges to reflect any cost savings to the Provider as a result of such cessation.

3	FRAMEWORK SERVICES

3.1	Master Framework Services Agreement
This Agreement is a master agreement. Each Framework Services Agreement shall be construed as a separate and independent agreement for each Framework Service provided thereunder, which incorporates the terms of this Agreement, except as such terms may be expressly varied or supplemented by the terms of a specific Framework Service Agreement, whereby the terms of such Framework Services Agreement shall prevail, provided that in case of a conflict between Clause 3 (Framework Services), 8.3.2 or 9.2 (Liquidated damages) (the "Prevailing Clauses") and a provisions of a Framework Service Agreement, the relevant Prevailing Clause shall apply. Such

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supplemental terms shall include all terms and conditions specific to and customary for each such Framework Service. Parties shall procure that their relevant Affiliates act in accordance with the foregoing agreement.

3.2	Obligation to request an offer from Fugro

3.2.1
During the Initial Framework Term, and subject to Clause 3.2.4, the Fugro Group will hold preferred provider status for the Framework Services, with the rights and obligations set forth in this Agreement.

3.2.2
During the Initial Framework Term and to the extent a Framework Service cannot be provided under an existing Framework Service Agreement, the GMSL Group shall advise Fugro of the scope and specifications of any additional Framework Service(s) required by any GMSL Group Company as soon as reasonably possible but in any event at the same time as a request (for a proposal) for the relevant Framework Service(s) is made with any Third Party.

3.2.3	For the avoidance of doubt, the foregoing shall not restrict the GMSL Group from simultaneously requesting a proposal or offer for the relevant Framework Service(s) from a Third Party.

3.2.4
GMSL’s obligations under this Clause 3.2, Clause 3.3 and Clause 9.2 shall cease to apply per relevant Framework Service if (a) Fugro is in persistent breach of Clause 3.5 and such breach is material to the provision of the relevant Framework Service, and (b) Fugro has been given written notice by GMSL of such breach containing details of the breach and has subsequently not remedied the relevant breach within thirty (30) Business Days after receipt of such notice.

3.3	Preferred services provider arrangement

3.3.1
Subject to Clauses 3.3.2 and 3.3.4, if the GMSL Group wishes to acquire a Framework Service, the GMSL Group shall acquire such Framework Service from the Fugro Group during the Initial Framework Term, as further identified in Clause 6.2, and shall enter into a Framework Service Agreement with the relevant member of the Fugro Group for such Framework Service, except if:

(a)
a Third Party made an offer to provide such Framework Service (or a similar service) on equivalent or more favourable terms and conditions, and at similar or better quality, at a price that is at least 5% (five percent) lower than offered by the relevant Fugro Group Company; or

(b)	Fugro has notified GMSL that no Fugro Group Company is able or willing to provide the requested Framework Service; or

(c)	neither Fugro nor any Fugro Group Company responds to the GMSL Group’s request for a Framework Service within fifteen (15) Business Days after the GMSL Group’s offer or request is issued; or

(d)	GMSL withdraws its request and elects not to proceed,
in which case no GMSL Group Company shall have any obligation to acquire such Framework Service from any Fugro Group Company.

3.3.2
If GMSL, acting reasonably and in good faith, determines that the pricing offered by a Fugro Group Company exceeds the price specified in Clause 3.3.1(a) for a Framework Service (or similar service) comparable in scope and standards of quality and with equivalent or more favourable terms and conditions, it will provide notice of this to Fugro with reasonable documented supporting evidence which allows Fugro to assess the details of the more favourable offer or proposal made by the relevant Third Party, provided that nothing in this Clause shall oblige GMSL to breach any obligation of confidentiality it owes to a Third Party.

3.3.3
If Fugro decides to revise its pricing and match the quality of work and pricing offered by the relevant Third Party in accordance with the foregoing sub-clause, the relevant GMSL Group Company shall accept such revised offer and acquire the relevant Framework Service from Fugro. In the latter case, no member of the GMSL Group shall request such Third Party for a revised offer in respect of the relevant Framework Service.

3.3.4
If the Fugro Group elects not to revise its pricing offered in accordance with Clause 3.3.2, the GMSL Group will be released from the obligation of Clause 3.3.1 in respect of the requested Framework Service. The foregoing release will not release the GMSL Group from the obligation to acquire any Framework Service required thereafter (including any Framework Service that in an earlier case was not carried out by Fugro) from the Fugro Group on a preferred basis during the term of the Agreement, as further identified in Clause 6.2.

3.3.5	Nothing in this Agreement shall bar or prohibit the GMSL Group from performing any of the services which are the same or similar to the relevant Framework Service within its organisation.

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3.3.6	The Parties shall in good faith discuss Failed Bids (as defined below) in accordance with Clause 11.2.

3.4	Framework Service Agreements

3.4.1
Schedule 4 (Agreed Framework Service Agreements) includes the agreed form Framework Service Agreements in respect of the Framework Services that the Fugro Group will in any event provide to the GMSL Group and Fugro and GMSL shall procure that these Framework Service Agreements will be executed by the Provider and the relevant Recipient at or as soon as possible after the Effective Date.

3.4.2
If any additional Framework Service cannot be provided under an existing Framework Agreement, Parties shall, or shall cause that their relevant Affiliates, enter into a new Framework Service Agreement to the extent possible in similar form as the Framework Service Agreements included in Schedule 4 (Agreed Framework Service Agreements) or, to the extent Parties determine in good faith that the foregoing would not be appropriate in respect of the relevant Framework Service, a form based on the standard contracts for the UK offshore oil & gas industry as published by Logic or similar bodies.

3.5	Standard of Framework Services

3.5.1	Fugro shall, and shall ensure that each Provider shall, provide the Framework Services in accordance with:

(a)	that level of skill, care, prudence, judgment, foresight, integrity and diligence that would be reasonably expected of a Third Party provider of services similar to the Framework Services; and

(b)	applicable Law.

4	VESSEL SERVICES
Each Party agrees to inform the other Party in case it requires any additional vessel capacity and is or should reasonably be aware that the other Party has vessel capacity with the required specifications. The informed Party may, subject to availability, elect to offer the required vessel capacity at its terms and conditions to the informing Party. The informing Party may subsequently, in its sole discretion and without any obligation, elect to use the vessel offered by the informed Party on the offered terms and conditions so offered. For the avoidance of doubt and subject to the foregoing, each Party shall use reasonable best endeavours to make use of the other Party's vessel capacity if possible and required.

5	HUAWEI JOINT VENTURE AND SBSS JOINT VENTURE
GMSL shall use reasonable efforts to procure that the Huawei JV and the SBSS JV enter into a similar framework agreement with Fugro or another member of the Fugro Group pursuant to which the Fugro Group becomes the 'preferred provider' (at market pricing) of the Huawei JV and the SBSS JV for Framework Services. GMSL shall in any event use reasonable efforts to procure that Fugro (i) can as soon as reasonably possible after the Effective Date periodically showcase its services to the management of the Huawei JV and the SBSS JV, (ii) may tender for any service required by the Huawei JV and the SBSS JV that a member of the Fugro Group can provide and, in the case the relevant member of the Fugro Group’s offer of services is substantially similar or better in scope, terms and conditions (including price) as any competing offer, GMSL shall use its decision and management powers in the Huawei JV or SBSS JV (as applicable) to procure, so far as it is able given such powers and subject to any fiduciary duties that any director appointed by GMSL to the boards of such companies may have, that the Huawei JV or SBSS JV (as applicable) award any such tender to the relevant member of the Fugro Group.

6	TERM

6.1	Commencement
This Agreement will become effective on the Effective Date. Application of section 7:408 of the Dutch Civil Code is excluded.

6.2	Expiry

6.2.1	Subject to the earlier termination of this Agreement in accordance with Clause 8 (Termination), this Agreement will expire:

(a)
with regard to any obligation connected to the Transitional Services, including, but without limitation, any obligation stemming from Clause 2 (Transitional Services), and subject to Clause 6.3: on the expiry of the last Transitional Service Term ("Transition Period"); and

(b)
with regard to any obligation connected to the Framework Services, including, but without limitation, any obligation stemming from Clause 3 (Framework Services): on the last date of the Framework Term, subject to the provision of Clause 6.4.

6.2.2
Expiry of this Agreement will not cause the expiry or termination of any Framework Service Agreement in effect prior to the date of expiry of this Agreement. Any such Framework Agreement will expire on the date set out therein.

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6.3	Transitional Service Term extension
If within twenty (20) Business Days prior to the expiry of a Transitional Service Term, GMSL notifies Fugro that the relevant Recipient is not, having used all reasonable efforts to do so, able to operate without the relevant Transitional Service and the Fugro Group can reasonably provide such Transition Service, the Parties shall in good faith agree an extension to that Transitional Service Term, which Fugro shall not unreasonably refuse.

6.4	Framework Term extension
The Parties may extend the Framework Term of this Agreement for successive terms consisting of twelve (12) months each (the "Framework Extension Term"), by mutual agreement at least twenty (20) Business Days before the end of the then-current term.

7	TERMS OF SERVICES

7.1	Charges for the Services

7.1.1	Unless explicitly agreed otherwise in the relevant Service Agreement, the monthly Charge is the aggregate amount monthly charged under each Service Agreement.

7.1.2
Charges will be fixed for the term stated within the relevant Service Agreement except to the extent the Parties agree to vary the Charges in writing or as provided for in Clause 2.5.4 and 7.1.3. Subject to Clause 2.5.4, any increase or decrease in Charges will not take effect until twenty (20) Business Days after the adjustment to the Charges has been agreed or otherwise taken to have occurred by the Parties.

7.1.3
Any Provider must promptly notify the relevant Recipient if it considers, acting reasonably, that any change to the Service required by a Recipient will materially increase or decrease the costs to the Provider of providing such Service.

7.1.4
A notice under Clause 7.1.3 must set out the Provider's reasonable calculation of any adjustment to the Charges to reflect the actual and proportionate increase or decrease in the cost in providing the Service as a result of the change on a pass-through basis and with any mark-up together with evidence to substantiate the increase or decrease.

7.2	No withholding and gross-up
All sums payable under this Agreement and the Service Agreements shall be paid gross, free and clear of all Tax Deductions, save only as may be required by Law. If a payor is required by Law to make a Tax Deduction under this Agreement or a Service

Agreement, the amount of the payment will be increased to an amount which, after making the required Tax Deduction, leaves the recipient in the same after-Tax position as it would have been, had no Tax Deduction been required. For the avoidance of doubt, this Clause 7.2 (No withholding and gross-up) does not apply to any income or trade Tax due by the Recipient in respect of any sum payable under or otherwise in connection with this Agreement or a Service Agreement. The payor and the recipient shall cooperate to minimise any Tax Deduction to the extent legally permissible.

7.3	VAT

7.3.1
All amounts stated in this Agreement are exclusive of VAT, if any. If any VAT (other than reverse charge VAT) is chargeable on any delivery of Services under this Agreement or a Service Agreement, the Recipient shall pay to the Provider, in addition to the Charge, an amount equal to the amount of the applicable VAT against delivery of an invoice that is appropriate and valid under the applicable VAT rules.

7.3.2	Each Party, Provider and Recipient shall cooperate to minimise any VAT due on invoices to the extent legally permitted.

7.4	Invoicing and payment terms

7.4.1	The Provider shall invoice the Recipient for each Service.

7.4.2	In case of recurring fixed charge services, the Provider shall invoice on a monthly basis at the beginning of the month in which the service is to be provided.

7.4.3	In case of variable cost charges, the Provider shall invoice every two (2) weeks, after each two (2) week period in which the relevant Service was delivered or performed.

7.4.4
The Recipient shall notify the relevant Provider as soon as reasonably possible if it considers the invoice incorrect, together with the reasons thereof, and may only withhold payment of any amounts that it disputes in good faith.

7.4.5	The Recipient shall pay all undisputed invoice amounts within twenty (20) Business Days after receipt of such invoice.

7.5	Validity of any Service Agreement

7.5.1	No Service Agreement has any legal effect until each party to the Service Agreement has validly signed such agreement.

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7.5.2	If a Service Agreement is signed in counterparts, these counterparts will count as one agreement.

8	TERMINATION

8.1	Termination for cause
Without detracting from Clause 8.2 (Termination for breach), each Party may terminate this Agreement and each Provider and each Recipient may terminate any Service Agreement in accordance with Clause 8.7 (Notice of termination) in the event that:

(a)	the other Party has ceased to exist or has been dissolved other than for the sake of a business merger; or

(b)
the other Party has been declared bankrupt or has been granted suspension of payments by an irrevocable court decision, unless such Party gives reasonable assurance that it will and will be able to continue to perform its obligations under this Agreement.

8.2	Termination for breach

8.2.1
Without detracting from Clause 8.1 (Termination for cause), each Party may terminate this Agreement (in whole or in part) if the other Party is in material breach of any obligation under this Agreement in accordance with Clause 8.7 (Notice of termination), provided that:

(a)	the failure is not caused by a Force Majeure Event;

(b)	the other Party has been given written notice of default containing details of the default; and

(c)	the other Party has not performed such obligation within thirty (30) Business Days after receipt of the notice of default.

8.2.2	A Party may not terminate this Agreement (in whole or in part) in accordance with Clause 8.2.1 if the default of the other Party only relates to a default under any Service Agreement.

8.3	Effect of termination

8.3.1
Termination of this Agreement in accordance with Clause 8.1 (Termination for cause) or Clause 8.2 (Termination for breach) does not affect any accrued rights, liabilities or payments due or Clauses 9 (Remedies), 10 (Liability), 12 (Intellectual Property and Use of Materials), 13 (IT Security and Data), 16 (Miscellaneous) and 17 (Governing Law and Dispute Resolution).

8.3.2	Termination of this Agreement will not cause the termination of any Framework Service Agreement in effect prior to the date of termination of the Agreement.

8.4	Termination of Services for breach

8.4.1
Each Provider or Recipient may terminate a Service with immediate effect by a notice referred to in Clause 8.7 (Notice of termination) to the other Party (the "Defaulting Party") if that Defaulting Party commits in relation to such Service a material breach of its obligations under the relevant Service Agreement, and (where the breach is capable of being remedied) that breach has not been remedied within twenty (20) Business Days after receipt of a notice giving particulars of the breach and requiring the Defaulting Party to remedy it, provided that: (i) the breach is not caused by a Force Majeure Event; and (ii) in the case of non-payment of undisputed amounts by a Recipient, Fugro has served GMSL a further notice notifying GMSL that the Provider will terminate if payment is not made within five (5) Business Days after such further notice, and payment is not made within five (5) Business Days after such further notice.

8.4.2	Termination of a Service Agreement will not cause the termination of this Agreement.

8.4.3
Termination of a Service Agreement in accordance with Clause 8.4.1 does not affect any accrued rights, liabilities or payments due under the relevant Service Agreement or Clauses 9 (Remedies), 10 (Liability), 12 (Intellectual Property and Use of Materials), 13 (IT Security and Data), 16 (Miscellaneous) and 17 (Governing Law and Dispute Resolution) incorporated by reference in such Service Agreement.

8.5	Termination of Transitional Services for Convenience
A Recipient may terminate any Transitional Service for convenience with one (1) months’ notice to the relevant Provider. Any committed and unavoidable costs incurred by the Provider as a result of the termination of a Transitional Service Agreement entered into exclusively for the performance of the Transitional Services, where such termination occurs before the expiry date set out in the relevant Transitional Service Agreement, shall be for the Recipient’s account. The Recipient shall reimburse the Provider accordingly, provided that the Provider has used all reasonable endeavours to mitigate such committed and unavoidable costs.

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8.6	Force Majeure

8.6.1
No Provider or Recipient is responsible for a failure or delay in the performance of this Agreement or any Service Agreement due to causes beyond its control, except for the obligation of a party to make a payment. These causes include, but without limitation, fire, storm, flood, earthquake, explosion, acts of any public enemy, war, rebellion, insurrection, sabotage, terrorism, epidemic, transportation embargoes, fuel or energy shortages, power interruptions, acts of God, acts, rules or orders of any Governmental Authority (each a "Force Majeure Event").

8.6.2
If a failure or delay in the performance of this Agreement or any Service Agreement is caused by a Force Majeure Event, the non-performing party shall give written notice to the other party of the reason for its failure or delay and the extent and expected duration of its failure or delay.

8.6.3	For the duration of any Force Majeure Event:

(a)	any affected Provider or Recipient will be relieved of its obligations under this Agreement and/or the relevant Service Agreement in respect of such Service; and

(b)
a relevant Recipient shall have the right to obtain elsewhere at its own risk and cost such quantities of a service similar to the Service in question to cover its requirements for the duration of such Force Majeure Event. The Provider will provide the Recipient all reasonable assistance required in this regard.

8.6.4
If a Provider or Recipient is excused under this Clause 8.6 (Force Majeure) from the performance of any material obligation under this Agreement or a Service Agreement for a continuous period of thirty (30) Business Days, then that party may at any time thereafter, and provided performance or punctual performance is still affected by the Force Majeure Event, terminate any Service affected by the Force Majeure Event by giving not less than ten (10) Business Days' notice referred to in Clause 8.7 (Notice of termination) to the Provider or Recipient (as the case may be) affected by the Force Majeure Event.

8.7	Notice of termination
If a Party terminates this Agreement and/or a Service Agreement pursuant to Clause 8.1 (Termination for cause) or Clause 8.2 (Termination for breach), the terminating party shall give written notice of termination to the other party specifying the reason for termination and the date on which the termination will be effected.

9	REMEDIES

9.1	Affiliates
Any breach of this Agreement:

(a)	by any GMSL Group Company will constitute a breach of this Agreement for which GMSL is principally responsible and liable; and

(b)	by any Fugro Group Company will constitute a breach of this Agreement for which Fugro is principally responsible and liable.

9.2	Liquidated damages

9.2.1
If the GMSL Group is in breach of an obligation under Clause 3.2 (Obligation to request an offer for the provision of Framework Services from Fugro) or Clause 3.3 (Preferred services provider arrangement), GMSL shall pay in cash to the relevant Fugro, as liquidated damages, 20% (twenty percent) of the fees owed for the relevant Framework Service to the relevant Third Party that provided the Framework Service without taking into account any rights of set-off, liquidated damage, volume discount or the like.

9.2.2
The remedies of this Clause 9.2 (Liquidated damages) are the sole and exclusive remedy with regard a breach of any obligation under Clauses 3.2 (Obligation to request an offer for the provision of Services from Fugro) and 3.3 (Preferred services provider arrangement).

10	WARRANTIES AND LIABILITY

10.1	Warranties
Save as expressly otherwise provided in a Transitional Service Agreement, Fugro nor any Fugro Group Company provides any warranty or representation, express or implied, with respect to any Transitional Service or other matters set forth in this Agreement.

10.2	Liability regimes
10.2.1 No Fugro Group Company is liable for any Losses incurred by the GMSL Group caused by a breach of its obligations under Clause 2 (Transitional Services) or a Transitional Service Agreement, including pursuant to a failure to supply a Transitional Service in accordance with the terms of this Agreement or the relevant Transitional Service Agreement, except where such Losses result from an intentional breach or breach caused by fraud, wilful misconduct or gross negligence of a member of the Fugro Group, in which case such Losses shall be compensated in full.

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10.2.2
No Fugro Group Company is liable for Losses incurred by GMSL Group resulting from a breach of a Third Party Supplier of an obligation arising from a Third Party Agreement except to the extent Fugro has been able to recover such Losses from the relevant Third Party Supplier.

11	RELATIONSHIP MANAGEMENT

11.1	Relationship Manager
Within five (5) Business Days following the date of this Agreement, each of the Parties shall nominate a project manager to manage and coordinate their respective obligations under this Agreement and to act as the primary contact between them for that purpose (a "Relationship Manager"). Neither Party may replace its Relationship Manager (except on a temporary and urgent basis) without obtaining the other’s prior approval of the replacement, such approval not to be unreasonably withheld or delayed. The Relationship Managers shall meet (in person or by telephone) at a frequency to be agreed by Parties. Where a Relationship Manager is absent due to holiday or illness, the relevant party shall arrange for a suitable delegate to attend such meetings.

11.2	Failed Bids
The Relationship Managers shall meet once every three (3) months to review and discuss in good faith the bids offered by Fugro pursuant to Clause 3.3, but awarded by GMSL to a Third Party (such bids being the "Failed Bids"). During such review GMSL’s Relationship Manager shall provide Fugro’s Relationship Manager with:

11.2.1
an overview of the Failed Bids, which shall include an explanation of the reasons why the Failed Bids, taken together, were not awarded to Fugro, provided that GMSL shall have no obligation to breach any confidentiality obligation it owes to a Third Party in doing so; and

11.2.2	information about GMSL’s bidding pipeline and forecasted scopes of work over the forthcoming six (6) to nine (9) months.

11.3	Bid Dispute
If a dispute arises as to whether a Failed Bid should have been awarded to Fugro, or a dispute in relation to any other matter in connection with the application of Clause 3.2 or Clause 3.3 arises (each such dispute being a "Bid Dispute"), the Relationship Managers shall attempt to resolve the Bid Dispute in the first instance. If, after a period of thirty (30) days from the date the Bid Dispute was first raised, the Relationship Managers are still unable to resolve the matter, either Relationship Manager may escalate the matter to the CEO of GMSL and the Division Director Marine of Fugro to resolve the Bid Dispute. If after a period of thirty (30) days from the date the Bid Dispute was raised with the CEO of GMSL and the Division Director Marine of Fugro, they are still unable to resolve the matter, either such person may escalate the matter to the Global board for resolution. Neither Party shall take any action pursuant to Clause 17.2 in respect of any Bid Dispute until such time as the Global board, having used reasonable efforts and acting promptly and in good faith, has notified the Parties that it is unable to resolve the Bid Dispute.

12	INTELLECTUAL PROPERTY AND USE OF MATERIALS

12.1	Intellectual Property
Other than as explicitly set out in this Agreement, nothing in this Agreement shall be construed to give any Party or any of its Affiliates any right, title or interest in Intellectual Property of the other Party or any of its Affiliates.

12.2	Provider Materials
If a Provider, in the performance of its obligations under this Agreement, makes available to a Recipient any Provider Materials, such Provider Materials shall, other than as explicitly set out in this Agreement, remain the sole property of the Provider or the relevant Affiliate of the Provider, and the Recipient will not be granted any right or title in such Provider's Materials except for a non-exclusive, non-transferable royalty free license to use the Provider Materials but only to the extent required in connection with the Services and for the term of the relevant Service only.

12.3	IP Claim

12.3.1
If a (potential) claim pursuant to this Agreement relates to a claim or the commencement of an action or proceeding by a Third Party against a Provider or a Recipient and is arising out of or in connection with any claim alleging that the performance, or receipt or enjoyment by the Recipient of the Services under this Agreement infringes any intellectual property right belonging to that Third Party (an “IP Claim”), then the Provider shall have the right to defend and settle (without limiting its obligations vis-à-vis the Recipient to provide Services under this Agreement), at its own expense and by its own counsel, any such matter involving the asserted liability, provided, that the Provider shall keep the Recipient reasonably informed of the matter

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12.3.2
Fugro shall indemnify each GMSL Group Company and their respective directors, officers, shareholders, employees, agents, representatives, successors and assigns against all liabilities, damages, costs, reasonable expenses and fees (including defence costs) arising out of an IP Claim in relation to a Service but only if and to the extent the provided Service was used in accordance with any and all provided instructions or materials in respect of uses or applicability of the given Service.

13	IT SECURITY AND DATA

13.1	Unauthorised access
Neither a Party nor any of its Affiliates shall use the network of the other Party and/or of its Affiliates for any improper purpose, including, but without limitation:

(a)	in breach of any Law;

(b)	for the purpose of gaining or attempting to gain access to data or to other networks other than exclusively for the purpose of receiving or providing any Service; or

(c)
for the purpose of carrying data for the benefit of a Third Party, consultant, agent, customer or vendor in connection with the conduct of their respective businesses or operations in the ordinary course.

13.2	No access to networks and data

13.2.1
Neither a Party nor any of its Affiliates shall have access to the systems, networks, services or data of the other Party and/or of its Affiliates, except with (i) the prior written consent of the other Party and (ii) where necessary to provide or receive Services, and (iii) then only for the purpose of providing or receiving those Services.

13.2.2
From the Effective Date, any Fugro Group Company must, and must procure that none of their Representatives, access or retrieve any email, data or information contained on any electronic devices, computers, storage facilities, servers or networks (including back-ups) of any GMSL Group Company.

13.2.3
From the Effective Date, any GMSL Group Company must, and must procure that none of their Representatives, access or retrieve any email, data or information contained on any electronic devices, computers, storage facilities, servers or networks (including back-ups) of any Fugro Group Company.

13.3	Security breach
Each Party shall promptly notify the other Party of any security breach that affects or may affect such Party or its Affiliates or the provision of Services. The Provider may immediately suspend the provision of any Service if the nature of such security breach requires such suspension according to Laws, regulations, Governmental Authority instructions or internal Provider procedures, provided that such a breach is not caused, in whole or in part, by any failure or default in the performance of such Service to a Recipient by a Provider.

14	SEPARATION FROM SELLER’S NETWORKS

14.1	Obligation to complete Network Separation
GMSL shall use reasonable endeavours to complete Network Separation by no later than 1 November 2017.

14.2	Connection to Fugro’s Networks
For so long as the GMSL Group remains connected to any part of the Fugro Networks: GMSL shall, and shall cause the relevant member of the GMSL Group to, procure that no connection is established from the Computer Systems to any other system except via a firewall approved by Fugro prior to implementation and complying with Fugro’s information technologies security policies and such other standards as Fugro may reasonably require. Fugro shall have the right to audit the firewall, and may use automated tools to verify that the firewall is in accordance with Fugro’s standards.

14.3	Temporary disconnection
If Fugro reasonably believes that actions by the GMSL Group or the GMSL Group’s use of or access to the Computer Systems or the Fugro Network, in each case in breach of this Agreement, are causing a material adverse impact on the business operations of any member of the Fugro Group (by way of example only, an inability to conduct critical operations as a result of a computer virus), Fugro shall, after taking such other alternative actions as, in the circumstances, could reasonably have been expected of Fugro to consider and take, have the right to temporarily disconnect the relevant member(s) of the GMSL Group from the relevant parts of the Fugro Network. In this case, both Parties shall use their reasonable endeavours to take steps such that the problems in question are brought to an end. Fugro shall reconnect the relevant GMSL Group Company to the Fugro Network in question as soon as reasonably practicable after the issue is resolved.

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15	CONFIDENTIALITY
During the term of this Agreement and thereafter, the Parties, any Provider and any Recipient shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, the "Confidential Information"). Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of the other Party (the "Receiving Party") is entitled to use Confidential Information only for the purposes of fulfilling its obligations under this Agreement. The Receiving Party shall be liable for any breach of these confidentiality provisions by such persons, provided, however, that any Receiving Party is entitled to disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a Governmental Authority, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing Party.

16	MISCELLANEOUS

16.1	No assignment or subcontracting

16.1.1
Except as otherwise expressly provided in this Agreement, no Party to this Agreement may, unless with the prior written consent (which shall not be unreasonably withheld) of the other Party, assign, grant any security interest over or otherwise transfer, in whole or in part, any of its rights and obligations under this Agreement.

16.1.2
With the exception of the subcontractors and sub-processors in place as the Effective Date, Fugro shall not subcontract any of its obligations under this Agreement or appoint or replace any sub-processor or subcontractor, without the prior consent of GMSL, such consent not to be unreasonably withheld or delayed.

16.2	Waiver
No waiver of any provision of this Agreement shall be effective unless such waiver is in writing and signed by or on behalf of the Party entitled to such Waiver.

16.3	Amendment
No amendment of this Agreement shall be effective unless such amendment is in writing and signed by or on behalf of each of the Parties.

16.4	Third Party rights
Save as expressly otherwise stated, this Agreement does not contain any stipulation in favour of a Third Party (derdenbeding).

16.5	Employees
The employees of each Provider shall solely remain employees of the Provider and shall remain subject only to its supervision. Fugro shall be liable for (and shall reimburse GMSL for) any Losses sustained by any GMSL Group Company arising from any claim or action by employees or contractors of Fugro in connection with this Agreement or any Service Agreement, unless and to the extent such Losses are caused by unlawful acts or omissions carried out by a GMSL group Company or Representative thereof.

16.6	No agency or partnership
This Agreement does not constitute any Party, Provider or Recipient the agent of another Party, Provider or Recipient or imply that the Parties intend constituting a partnership, joint venture or other form of association in which any such party may be liable for the acts or omissions of the other party.

16.7	Costs
Unless this Agreement provides otherwise, all costs which a Party has incurred or must incur in preparing or concluding this Agreement are for its own account.

16.8	Rescission
Each Party waives its right to rescind (ontbinden) this Agreement on the basis of section 6:265 of the Dutch Civil Code. Furthermore a Party in error shall bear the risk of such error (dwaling) in making this Agreement.

16.9	Notices

16.9.1
Any notice, request, consent, claim, demand and other communication between the Parties in connection with this Agreement (a "Notice") shall be in writing and shall be given and shall be deemed to have been duly given if written in the English language and:

(a)	delivered personally (Notice deemed given upon receipt);

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(b)	delivered by registered post (Notice deemed given upon confirmation of receipt); or

(c)	sent by an internationally recognized overnight courier service such as Federal Express (Notice deemed given upon receipt), in each case with a copy by email, which copy shall not constitute a Notice.

16.9.2
A Notice to a Party shall be sent to such Party at the address set out in Schedule 5 (Parties' details for Notices) or such other person or address as such Party may notify to the other Parties from time to time.

17	GOVERNING LAW AND DISPUTE RESOLUTION

17.1	Governing law
This Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the Laws of the Netherlands.

17.2	Jurisdiction and forum
The Parties irrevocably agree that all disputes which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, including disputes concerning the existence and validity thereof, shall be finally and exclusively resolved in accordance with the arbitration rules of the Netherlands Arbitration Institute taking into account the following:

(a)
the arbitral tribunal shall be composed of three (3) arbitrators of which at least one (1) shall be a lawyer with a Netherlands law degree or admitted to practise Netherlands law, each of them appointed in accordance with the applicable arbitration rules;

(b)	the place of arbitration shall be Amsterdam, the Netherlands;

(c)	the proceedings shall be conducted in the English language;

(d)	the arbitral tribunal shall decide in accordance with the rules of law;

(e)	the right, if any, to discovery is excluded; and

(f)	neither the Parties nor the arbitration institute may have the arbitral award published.

17.3	Other disputes
This Clause 17 (Governing Law and Dispute Resolution) shall also apply to disputes arising in connection with Service Agreements that are connected with this Agreement, unless the relevant Service Agreement expressly provides otherwise.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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THIS AGREEMENT HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT BY:

/s/ Annabelle Vos
Fugro N.V.
By: Annabelle Vos
Title: Power of Attorney

[Signature page to the Project Furrow Transitional and Framework Services Agreement]

EXECUTION VERSION

THIS AGREEMENT HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT BY:

/s/ Ian Douglas
Global Marine Services Limited
By: Ian Douglas
Title: Chief Executive Officer

[Signature page to the Project Furrow Transitional and Framework Services Agreement]

EXECUTION VERSION

Schedule 1	Definitions and interpretation

1	Definitions
Capitalised terms, including those used in the introduction and preamble of this Agreement, have the following meaning:

"Affiliate" means with respect to any Person, another Person directly or indirectly Controlling, Controlled by, or under common Control with the first Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made;

"Agreement" means this Transitional and Framework Services Agreement;
"Bid Dispute" has the meaning given in Clause 11.3 (Bid Dispute);
"BPA" has the meaning as set out in recital (A) of this Agreement;
"Business Day" means a day which is not a Saturday, a Sunday or a public holiday in the Netherlands pursuant to section 3 of the Dutch General Time Limits Act (Algemene Termijnenwet) or a public holiday in the United Kingdom;

"Charges" means the charges payable by a Recipient to the relevant Provider in respect of the rendering of any Service by such Provider;
"Computer Systems" means the communications systems, hardware, software and networks infrastructure which are used by the Employees (as defined in the BPA) in connection with the Trenching Business;
"Confidential Information" is defined in Clause 15 (Confidentiality);
"Control" means, with respect to a Person, (i) the direct or indirect ownership of more than 50% (fifty per cent) of the outstanding voting securities (or comparable voting interest or financial participation) of such Person, (ii) the ability to appoint more than half of the directors of the board of directors or equivalent governing body of such Person, or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person. The terms "Controlling", "Controlled by" and "under common Control" shall have the correlative meanings;

"Defaulting Party" has the meaning given in Clause 8.4.1;
"Effective Date" means the date of this Agreement; “Failed Bids” has the meaning given in Clause 11.2 (Failed Bids);

"Force Majeure Event" is defined in Clause 8.6.1;
"Framework Extension Term" is defined in Clause 6.4 (Automatic extension);
"Framework Service Agreement" means a Service Agreement relating to a Framework Service;
"Framework Services" means the services listed in Schedule 2 (Framework Services), and "Framework Service" means any of them or the relevant one of them, as the context may require;
"Framework Term" means the period between the Effective Date and the later of: (a) the date on which the Initial Framework Term ends; and (b) the date on which the Framework Extension Term ends;
"Fugro Group" or "Fugro Group Companies" means Fugro and all Persons Controlled by Fugro from time to time, and "Fugro Group Company" means any one of them or the relevant one of them, as the context requires;

"Fugro Network" means global enterprise network services of the Fugro Group;
"Global" has the meaning as set out in recital (A) of this Agreement;
"GMSL Group" means Global Marine Holdings LLC and GMSL and all Persons Controlled by any of them from time to time, and "GMSL Group Company" means any one of them or the relevant one of them, as the context requires;

"GMSL" has the meaning as set out in preamble of this Agreement;
"Governmental Authority" means, to the extent it has jurisdiction in respect of the relevant matter, any judicial, legislative, executive, regulatory or competition authority of the Netherlands or any other jurisdiction, including of the European Union and the United States of America, or in each case any political subdivision thereof;

"Huawei JV" has the meaning as set out in recital (C) of this Agreement;
"Initial Framework Term" means the period between the Effective Date and the earlier of: (a) three (3) years after the Effective Date of this Agreement; and

Schedule 1    Definitions and interpretation

EXECUTION VERSION

(b)    the date on which Fugro no longer directly or indirectly holds ten percent (10%) or more of the aggregate number of outstanding Class A Units, Class A-1 Units and Class A-2 Units of Global Holdings LLC;

"Law" means any applicable statute, law, treaty, ordinance, order, rule, directive, regulation, code, executive order, injunction, judgement, decree or other requirement of any Governmental Authority;
"Losses" means all damage, losses, costs (including reasonable legal costs and reasonable experts' and consultants' fees), charges, expenses, claims and demands assessed in accordance with section 6:96 et seq. of the Dutch Civil Code;

"Network Separation" means the separation of the Computer Systems from the Fugro Network;
"Notice" has the meaning set out in Clause 16.9 (Notices);
"Parties" means Fugro and GMSL, and "Party" means any one of them or the relevant one of them, as the context requires;
"Person" means an individual, a company, or corporation, a partnership, a limited liability company, a trust, an association, a foundation, or other legal entity or unincorporated organisation, including a Governmental Authority;

"Prevailing Clauses" has the meaning set out in Clause 3.1 (Master Framework Services Agreement);
"Provider Materials" means any and all systems, equipment, programs, software (object code and, if available, source code), documents, drawings, plans, designs, models, documentation, texts, manuals, reports, schemes, algorithms, analyses, tools, methods, parameter settings and configurations and process descriptions and all other works that already exist before the date of this Agreement or come into existence and/or are created, designed, developed and/or produced by a Provider in connection with or in the framework of the provision of a given Service;

"Provider" means the relevant Fugro Group Company, as provider of a Service under a Service Agreement;
"Receiving Party" has the meaning set out in Clause 15 (Confidentiality);
"Recipient" means the relevant GMSL Group Company, as recipient of a Service under a Service Agreement;
"Relationship Manager" has the meaning set out in Clause 11.1 (Relationship Manager);

"SBSS JV" has the meaning as set out in recital (C) of this Agreement;
"Schedule" means a schedule to this agreement;
"Service Agreement" means a Framework Service Agreement or a Transitional Service Agreement;
"Services" means the Framework Services and the Transitional Services, and "Service" means any of them or the relevant one of them, as the context may require;
"Tax Deduction" means any deduction or withholding for or on account of Tax;
"Taxation" or "Tax" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, sales and/or consumption, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction or otherwise) and in respect of any person as well as all penalties relating thereto;

"Third Party Agreement" means any agreement with a Third Party Supplier for the provision of a service, lease or licence relating to, or necessary for, the provision of the Services whether entered into before or after the date of this Agreement;

"Third Party Consent" means any permission, consent, agreement or authorisation required by a Third Party Supplier under a Third Party Agreement for the provision of the Services by a Provider, or the receipt of the Services by a Recipient;

"Third Party Supplier" means any Third Party, including subcontractors, providing a service, lease or licence under a Third Party Agreement;
"Third Party" means any Person other than each Fugro Group Company and each GMSL Group Company;
"Transaction" has the meaning as set out in recital (A) of this Agreement;
"Transition Period" is defined in Clause 6.2(a);
"Transitional Service Agreement" means a Service Agreement in respect of a Transitional Service;
"Transitional Service Term" means, in relation to a Transitional Service, the term set out in the relevant Service Agreement;

Schedule 1    Definitions and interpretation

EXECUTION VERSION

"Transitional Services" means the services set out in the agreed transitional service agreements included in 1 (Agreed Transitional Service Agreements) and "Transitional Service" means any of them or the relevant one of them, as the context may require;

"Trenching Business" has the meaning as set out in recital (A) of this Agreement; and
"VAT" means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) the Principal VAT Directive 2006/112/EC (or any such equivalent legislation which amends or succeeds it) and outside the European Union any Tax levied by reference to added value, sales, goods and services, and/or consumption.

2	References to persons
References to:

2.1	a person include any individual, company, partnership or unincorporated association (whether or not having separate legal personality); and

2.2	a company include any company, corporation or any body corporate, wherever incorporated.

3	Headings and references to Clauses, Schedules and Paragraphs

3.1	Headings have been inserted for convenience of reference only and do not affect the interpretation of any of the provisions of this Agreement.

3.2	A reference in this Agreement to:

(a)	a Clause or Schedule is to the relevant Clause of or Schedule to this Agreement; and

(b)	a Paragraph is to the relevant Paragraph of the relevant Schedule.

3.3	Where the context permits, any reference to a gender includes all genders.

4	Information
References to books, records or other information include books, records or other information stored in any form including paper, magnetic media, films, microfilms, electronic storage devices and any other data carriers.

5	Legal terms
In respect of any jurisdiction other than the Netherlands, a reference to any Netherlands legal term shall be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

6	Other references

6.1	Whenever used in this Agreement, the words 'include', 'includes' and 'including' shall be deemed to be followed by the phrase 'without limitation'.

6.2	Whenever used in this Agreement, the words 'as of' shall be deemed to include the day or moment in time specified thereafter.

6.3	Any reference in this Agreement to any gender shall include all genders, and words importing the singular shall include the plural and vice versa.

6.4	Any reference to an obligation on a "Provider" shall also be construed as an obligation on Fugro to ensure that the Provider performs that obligation.

6.5	Any reference to an obligation on a “Recipient” shall also be construed as an obligation on GMSL to ensure that the Recipient performs that obligation.

6.6
Any reference to “GMSL” or to “Fugro” in a provision of this Agreement that is incorporated into a Transitional Services Agreement or a Framework Services Agreement, shall, in the context of that Service Agreement, be construed as a reference to the Recipient or the Provider (respectively).

Schedule 1    Definitions and interpretation

EXECUTION VERSION

Schedule 2	Framework Services

1	Survey services
Survey services, including:

(a)	geological and geophysical survey;

(b)	surface and subsea positioning services;

(c)	field development survey support services;

(d)	pile jacket installation;

(e)	site and route surveys;

(f)	survey support for infield inspection and pipeline condition services;

(g)	AUV surveys;

(h)	cable route surveys;

(i)	burial depth surveys;

(j)	DP signal services;

(k)	hydrography surveys;

(l)	environmental studies;

(m)	spool piece metrology;

(n)	meteorology and oceanography services;

(o)	weather forecasting;

(p)	SEEP surveys;

(q)	above the waterline structural and FPSO monitoring services; and

(r)	GIS data solution services Marine site investigation services.

2	Asset integrity services
Asset integrity services, including:

(a)	ROV support vessel services;

(b)	Platform and pipeline inspection;

(c)	Flooded member detection surveys;

(d)	CP/CD surveys of pipelines and structures;

(e)	Leak investigation and remediation;

(f)	Pipeline stabilisation and repair;

(g)	Anode clamp design and retrofit;

(h)	Structure repair and monitoring;

(i)	Subsea component change-out; and

(j)	Depth of burial surveys.

3	ROV operation services
Asset integrity services, including:

(a)	ROV services on-board GMSL vessels;

(b)	Provision of work-class ROV services;

(c)	Provision of inspection class ROV services; and

(d)	Provision of eyeball ROV services.

4	Other services
Other services, including:

(a)	Weather forecasting;

(b)	Metocean services;

(c)	Design and supply of bespoke subsea tooling solutions;

(d)	Project engineering and management;

(e)	Design engineering and drafting;

(f)	Structural engineering; and

(g)	Simulation engineering and animation.

EXECUTION VERSION

Schedule 3	Agreed Transitional Service Agreements

Project Furrow Service Agreement

General
Service	Office accommodation and general office support, Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW.
Service Number (if applicable)	210-0917
Business / Functional Area	Construction and Installation
Region(s) / Country(ies) (or ‘Global’)	Europe and West Africa
The relevant terms of the Transitional and framework services agreement entered into by Fugro N.V. and Global Marine Services Limited on 30 November 2017 ("Transitional and Framework Services Agreement"), including, but without limitation, clauses 7 (Terms of Services), , 8.1 (Termination for cause), 8.4 (Termination of Services for breach), 8.5 (Termination of Transitional Services), 8.6 (Force Majeure), 8.7 (Notice of termination), 9 (Remedies), 10 (Warranties and Liability), 12 (Intellectual Property and Use of Materials)], 13 (IT Security and Data), 14 (Separation from Seller's networks), 15 (Confidentiality), are incorporated by reference into this service agreement. Clauses 16 (Miscellaneous) and 17 (Governing Law and Dispute Resolution) of the Transitional and Framework Services Agreement apply mutatis mutandis to this agreement

Services provided by: Fugro Subsea Services Limited, a company incorporated under the laws of Scotland, registration number SC105684 and having its registered and principle place of business at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW

Services provided to: Global Marine Systems Limited, a company incorporated under the laws of England and Wales, company registration number 10708481 and having its registered office at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD

Services Description & Charges
Services description
Lease of office accommodation at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW, inclusive of Building Rates, Utilities, Security, Cleaning, Reception Support (administration of mail, direction of calls/visitors etc.), reasonable level of office furniture;
Rent/Access to telephone system and internet communications within Fugro House (inclusive of ICT Support);
Charges (per month, in advance)
Invoice Currency	Amount
GBP (£)	As per below

Charges Details
Services item reference	Cost unit (m2, kg, FTE, etc.)	Number of cost units	Cost Calculation period (yearly/ monthly/ weekly/daily/ hourly)	Price per cost unit (in invoice currency)	No. of calculation periods (during contract duration)	Total Cost Per Month
Lease of office accommodation at Fugro House, Denmore Road, Bridge of Don (inclusive of Building Rates, Utilities, Security, Cleaning, Reception Support, reasonable level of office furniture;						£1,450.00 per month
Access to office telephone and internet communications at Fugro House (inclusive of ICT Support)						£675.00 per month
Access to Fugro Symphony telephone and internet communications (estimated cost per month is £2,500.00)						Recharged at actual documented cost per month

Storage Facility in Montrose (Trencher 1 - part items and Trencher 2 - full system), estimated cost per month being £4,930.00	Recharged at actual documented cost per month

Date of Commencement of Service	01 December 2017
Term of Service Agreement	Twelve (12) months from Date of Commencement of Services

Miscellaneous / Note

Contact Details
Contact person Fugro Subsea Services Limited		Contact person Global Marine Systems Limited
Name	Derek Cruickshank	Name	Ian Bryan
Department	Managing Director	Department	Corporate Development
Address	Fugro House Denmore Road Bridge of Don Aberdeen AB23 8JW	Address	Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD
Telephone number	01224 257674	Telephone number	01245 70200
E-mail address	d.cruickshank@fugro.com	E-mail address	Ian.Bryan@globalmarine.group

Signed for Fugro Subsea Services Limited		Signed for Global Marine Systems Limited
Name		Name
Title		Title
Date	30 November 2017	Date	30 November 2017
Signature		Signature

Schedule 4	Agreed Framework Service Agreements

Contract for the Provision of ROV Services on board COMPANY provided Vessels

Contract No. 213-0917

FORM OF AGREEMENT

This CONTRACT is made between the following parties:

Global Marine Systems Limited a company incorporated under the laws of England and Wales, company registration number 10708481 and having its registered office at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD hereinafter called the COMPANY

and

Fugro Subsea Services Limited a company incorporated under the laws of Scotland, company registration number SC105684 and having its registered office at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW hereinafter called the CONTRACTOR.

WHEREAS:

1.	the COMPANY and its AFFILIATES (as defined in Clause 1.1) wishes that certain WORK shall be carried out, all as described in the CONTRACT and pursuant to a duly executed CALL-OFF ORDER; and

2.	the CONTRACTOR wishes to carry out the WORK in accordance with the terms of this CONTRACT and pursuant to a duly executed CALL-OFF ORDER.
NOW:

The parties hereby agree as follows:

1.	In this CONTRACT, all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2.	The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.	Section I Form of Agreement including Appendix 1;

2.	Section II a) General Conditions of Contract for Services –
Edition 2 October 2003;
b) Special Conditions of Contract;

3.	Section III Remuneration;

4.	Section IV Scope of Work;

5.	Section V Health, Safety and Environment;

6.	Section VI Company's General Obligations;

7.	Section VII Call-Off Order Template.

The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3.	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY or its AFFILIATES shall pay the CALL-OFF ORDER price.

4.	The terms and conditions of the CONTRACT shall apply from the date specified in Appendix I to this Section I - Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5.	The duration of the CONTRACT shall be as set out in Appendix I to this Section I Form of Agreement.

6.
The COMPANY or its AFFILIATE shall call-off WORK as and when required during the term of the CONTRACT by issuing a CALL-OFF ORDER. CONTRACTOR shall either: (i) notify COMPANY or its AFFILIATE of acceptance of the CALL-OFF ORDER, either by countersigning the CALL-OFF ORDER, in accordance with the notification provisions of the CONTRACT or by e-mail; or (ii) reject the CALL-OFF ORDER and/or propose modifications to the CALL-OFF ORDER. COMPANY or its AFFILATE shall consider any proposed modifications to the CALL-OFF ORDER, and if agreed, issue a revised CALL-OFF ORDER for acceptance by CONTRACTOR. A CALL-OFF ORDER will not become binding or form part of the CONTRACT until signed in writing by both COMPANY and CONTRACTOR.

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:
For:     For:
Global Marine Systems Limited    Fugro Subsea Services Limited
Name:     Name:
Title:    Title:
Date:    Date:

APPENDIX I TO SECTION I - FORM OF AGREEMENT

Reference

Section I

Clause 4	The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is
1st December 2017;

Clause 5
The duration of the CONTRACT is twelve (12) months from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT. The term of the CONTRACT may be extended for a further period of twelve (12) months by the mutual agreement of both COMPANY and CONTRACTOR no less than ninety (90) days prior to expiry of the initial CONTRACT period.

Section II

Clause 3.1(a)	The COMPANY REPRESENTATIVE is Paul Thomson or as identified within the applicable CALL-OFF ORDER.
The CONTRACTOR REPRESENTATIVE is, as identified in the applicable CALL-OFF ORDER.

Clause 5.1     The COMPANY designated heliport is Dyce, Aberdeen;
The COMPANY designated supply base is Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW;

Clause 10.2(b)
The Defects Correction Period is: CONTRACTOR GROUP’s Defects Correction (to reacquire data and/or rectify defective WORK) shall cease immediately upon CONTRACTOR GROUP’s demobilisation and departure from the offshore WORKSITE as detailed in the relevant CALL-OFF ORDER.

Clause 13.8     The period of suspension is seven (7) days.

Clause 14.3	Latest time for receipt of invoices ninety (90) days commencing at the agreed date at which the WORK was completed.

Clause 14.9     Interest rate per annum - Base Rate plus three (3) per cent p.a.

Clause 17.4    Rights shall vest in CONTRACTOR.

Clause 19.2(d)	This indemnity is given in respect of the following property and is subject to any exclusions or limitations specified below:
(i)    Property directly affected by the WORK, all as identified within Clause 19.2 d) of Section II B Special Conditions of Contract.
(ii)    Other property, all as identified within Clause 19.2 (d) of Section II Special Conditions of Contract.
(iii)    For the purposes of Clause 19.2(d) only, consequential losses     shall have the same meaning as in Clause 21
Clause 20.2     Insurance by the CONTRACTOR, the amounts are
Employers’ Liability: UK Sterling fifteen million pounds sterling (£15,000,000) anyone occurrence.

General Third Party: EURO ten million (EUR€10,000,000) per occurrence combined single limit for property damage and/or bodily injury, EURO twenty million (EUR€20,000,000) for products liability in the annual aggregate.

Clause 24.7(a) (iii) Special Conditions remaining in full force and effect shall be – All.

Clause 28.6     The addresses for the service of notices are:

(i) COMPANY	Ocean House, 1 Winsford Way, Boreham Interchange, Chelsmford, Essex, United Kingdom, CM2 5PD.

(ii) CONTRACTOR	Fugro Subsea Services, Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW.

Clause 29.1(a)     Limitation of Liability before the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.1(b)     Limitation of Liability after the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.2	The Limitation Period shall cease upon expiry of the Defects Correction Period identified in Clause 10 herein.

Clause 30.1(b)     Resolution of Disputes. The nominees are:
(i) COMPANY         XXXX
(iii) CONTRACTOR:     Derek Cruickshank, Managing Director.

SECTION II (A) LOGIC GENERAL CONDITIONS OF CONTRACT FOR SERVICES (ON- AND OFF-SHORE). EDITION 2 –OCTOBER 2003

SECTION II (B) SPECIAL CONDITIONS

The following amendments shall be made to the LOGIC General Conditions of Contract for Services (On and Off-shore).

1. Definitions

1.2. Insert new definition as follows: “CLIENT shall mean any party (together with its CO-VENTURER’s in any relevant hydrocarbon, exploration and/or production licence), with whom the COMPANY has contracted and for whose ultimate benefit the WORK hereunder is provided”.

Renumber all existing clauses accordingly.

1.3. Definition of COMPANY GROUP: Add “, and the CLIENT from time to time,” after “shall mean the COMPANY”. Add “it’s other contractors and subcontractors (of any tier)” after “CO-VENTURERS” in the definition of COMPANY GROUP.

1.16. Insert new definition as follows “CALL-OFF ORDER” shall mean the document in the form set out in Section VII Call-Off Order Template which incorporates the different parts of the CONTRACT and which when completed and signed will detail the specifics of the WORK to be carried out”.

1.17. Insert new definition as follows “CALL-OFF ORDER PRICE” shall mean the sum(s) of money in the relevant CALL-OFF ORDER being payment for the satisfactory performance of the WORK by CONTRACTOR and as may be adjusted from time to time in accordance with the CONTRACT”.

2. Interpretation

Insert a new clause 2.4 as follows:

2.4. Where approval or agreement is required by either Party under this CONTRACT, such approval shall not be unreasonably withheld, conditioned or delayed and where instructions are requested in writing from the COMPANY written instructions shall be provided within a reasonable time so as not to delay the WORK.

4. CONTRACTORS general obligations

In 4.2 add “But for the avoidance of doubt, the CONTRACTOR warrants that the results of the WORK will be fit for the purposes as defined in the applicable CALL-OFF ORDER and the respective specification”.

In 4.4 add “However, notwithstanding anything to the contrary included elsewhere in the CONTRACT, breakdown of any equipment utilised by CONTRACTOR GROUP in performance of the WORK shall not constitute a breach of CONTRACT and COMPANY GROUP’s remedy in respect thereof shall be limited to suspension of CONTRACTOR’s relevant hire charges as further identified in Section III Remuneration. Provided always that the CONTRACTOR shall be allowed two (2) hours maintenance allowance per day up to a cumulative total of twelve (12) hours for maintenance and repair of its ROV spread during which time the CONTRACTOR’s equipment and associated personnel shall be deemed on standby at the relevant hire charges as further identified in Section III Remuneration.”

Further, CONTRACTOR’S ROV Supervisor shall have the authority to decline to deploy the ROV System if conditions are such that to do so may, in the CONTRACTOR’S ROV Supervisor’s sole opinion, present an unacceptable risk to the safety of personnel or equipment and shall have the authority to decide if and when to recover the ROV System in the face of marginal weather with a worsening forecast. Additionally, the CONTRACTOR’S ROV Supervisor shall have the authority to decline to endeavour to access any area where, in the CONTRACTOR’S ROV Supervisor’s opinion to do so may risk entrapment or loss of the vehicle. In any of the above cases, CONTRACTOR shall not be liable or penalised in any way and relevant day rates as further identified in Section III Remuneration shall continue to apply

6. CONTRACTOR to inform himself

6.1. Add at the beginning of the Clause “Subject to Clause 7.4”

7. CONTRACTOR to inform COMPANY / COMPANY to inform CONTRACTOR

7.3. Add at the end of the second paragraph “to the extent permitted by law”.

7.4. Add: “Such information shall include but not be limited to: (i) the presence, type and precise location of facilities, obstructions and hazards on or above or below or within 500m of the WORKSITE that may affect the efficiency or safety of the WORK. Such facilities, obstructions, and hazards may include, but not be limited to: subterranean and sub aqueous structures, cables, pipelines, tunnels and utilities, explosive ordnance, fishing-gear, cavities, over- and under-pressurised groundwater, and shallow gas; (ii) the WORK Geodetic system for horizontal and vertical control.

8. ASSIGNMENT AND SUBCONTRACTING

8.2 a): Insert "except to an Affiliate" after "WORK" in second sentence.

9. CONTRACTOR PERSONNEL
Insert new Clause 9.9 as follows:
9.9. from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT until twelve (12) months after the CONTRACTOR completes the WORK, the COMPANY GROUP shall not directly or indirectly solicit the employment of, or interfere with or endeavour to entice away from the CONTRACTOR or endeavour to obtain the employment or engagement of, any person who has or had been allocated or assigned to the performance of the WORK by the CONTRACTOR provided that this prohibition shall not apply where any such person responds unsolicited to advertisements placed in the media by COMPANY.

10. Examination and defects correction

10.2. Add the word “material” before “defect” on each occasion it appears throughout the clause.

10.2 (b) At the end of sub-clause add “For the avoidance of doubt, CONTRACTOR’s liability to reacquire data or rectify defective WORK shall cease immediately upon CONTRACTOR’s departure from the offshore WORKSITE”.

10.2.(c) Delete the first sentence and at the start of the second sentence insert “If the CONTRACTOR fails to remedy any defect within a reasonable period of time of being notified by COMPANY, such notification to be provided by COMPANY prior to CONTRACTOR’s demobilisation and departure from the WORKSITE,

Add to Clause 10.2(d) “Notwithstanding anything to the contrary included elsewhere in this CONTRACT, CONTRACTOR shall not be liable for defects caused by CONTRACTOR’s reliance on TECHNICAL INFORMATION or any other information, instruction or direction provided by the COMPANY”.

Add new Clause 10.2 (e) as follows:

10.2 (e)
“Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR’s liability for error or mistake in the performance of the WORK shall be limited only to CONTRACTOR’s charges relating to the WORK executed erroneously in proportion to the extent of the error or mistake or, where feasible and reasonable, the re-execution of such offshore WORK at no further charge to COMPANY, subject to CONTRACTOR being notified of any error or mistake prior to CONTRACTOR’s demobilisation and departure from the offshore WORKSITE following final scheduled WORK activities for that phase of the WORK.

Notwithstanding the above, if a component part of the CONTRACTOR’s equipment spread is not functional but WORK can continue either with the scheduled task or other activities required to progress the WORK, this shall not be considered downtime or breakdown”.

Insert new clause 10.3 as follows:

10.3	“Notwithstanding anything to the contrary the foregoing warranties shall be exclusive and in lieu of any other warranty whether express or implied or otherwise at law”.

Insert new Clause 10.4 as follows:

10.4
“CONTRACTOR shall ensure regular quality checks are performed in order to confirm the accuracy and integrity of any data being acquired by CONTRACTOR. The CONTRACTOR shall raise any anomalies or inconsistencies in the data acquired by it to the COMPANY without delay”.

11. Variations

At the end of Clause 11.2 add “by agreement between the parties”.

Insert new clause 11.3 as follows:

“11.3    CONTRACTOR shall be entitled to a VARIATION and a consequent adjustment to the CONTRACT PRICE and SCHEDULE, if the COMPANY, through its instructions, actions or lack of actions, has varied the scope of the WORK or the time for performance of the WORK or if the COMPANY has failed to provide unobstructed access to the WORKSITE.”

12. Force Majeure

12.2 Amend opening words to read “For the purposes of this CONTRACT, force majeure shall include but not be limited to:”

Insert new clause 12.6 as follows:
12.6    In the event that any Force Majeure occurrence lasts longer than seven (7) days, COMPANY may instruct CONTRACTOR to remain on standby at a safe location, in which case COMPANY shall bear the associated standby costs set forth in Section III Remuneration. If standby option is not exercised by COMPANY, either COMPANY or CONTRACTOR can terminate the PURCHASE ORDER. Having elected to retain CONTRACTOR on standby and the delay due to FORCE MAJEURE prolongs, COMPANY can terminate the PURCHASE ORDER. If the PURCHASE ORDER is terminated through such FORCE MAJEURE event, COMPANY shall pay CONTRACTOR all outstanding sums due for the WORK completed to date of FORCE MAJEUE occurrence. Upon cessation of any FORCE MAJEURE occurrence the Parties may agree a revised programme to include for rescheduling of the WORK so as to minimise the effects of the delay which will be subject to CONTRACTOR'S other contractual commitments. In such event COMPANY shall reimburse CONTRACTOR for the costs of re-mobilisation.

13. Suspension

Insert the word ‘material’ before the word ‘default’ wherever appearing

13.5. Add at the end “Additional costs for which the CONTRACTOR is liable under this clause shall be documented and reasonable”.

13.8: Change "fourteen (14) days" to "seven (7) days" on both occasions

Insert new clauses 13.9 – 13.10. as follows:

13.9. CONTRACTOR shall have the right, upon notice to the COMPANY, to suspend the WORK or any part thereof to the extent detailed in the notice, for failure of COMPANY to meet its obligations under this CONTRACT, including but not limited to failure to make payment of the amounts due within 30 days of notice from CONTRACTOR that amounts are overdue and non-fulfilment of the obligation to inform CONTRACTOR of hazards pursuant to clause 7.4;

13.10. COMPANY agrees that CONTRACTOR shall not be liable to COMPANY for, and indemnifies CONTRACTOR from and against, any loss or damage or other liability suffered or incurred by COMPANY arising out of or in connection with suspension by CONTRACTOR under clause 13.9. In addition, and for the avoidance of doubt, Clause 13.4 shall continue to apply in the event of suspension in accordance with Clause 13.9.

18. Laws and regulations

18.2: Delete and replace with; "CONTRACTOR shall, in due time, obtain and maintain such approvals and permits as are necessary for the performance of the WORK and which must be obtained in the name of CONTRACTOR. COMPANY shall provide any necessary assistance in this connection.

COMPANY shall, in due time, obtain and maintain all other approvals and permits, such as the right to enter into and exit from the WORKSITE.

COMPANY shall advise CONTRACTOR of any limitations or restrictions affecting the right of entry to the WORKSITE, and CONTRACTOR shall abide by such limitations or restrictions, but CONTRACTOR shall not be liable for failure to comply with the terms of any contract or permit of COMPANY of which CONTRACTOR is not aware and could not reasonably be expected to have known about. "

19. Indemnities

Add new Clause 19.1 (d) as follows:

Any such claims, losses, damages, costs (including legal costs) expenses and liabilities that may be brought by or in respect of any personnel employed by the CONTRACTOR against COMPANY pursuant to any loss of employment of such personnel with the CONTRACTOR.

Delete clause 19.2(d) and replace with “loss of, damage to or recovery of any third-party infrastructure within 500m of the WORKSITE including but not limited to oil and gas and telecommunications infrastructure and consequential losses arising therefrom where such loss, damage or recovery arise from or in connection with the performance or non-performance of the CONTRACT. This Clause 19.2(d) shall apply notwithstanding Clause 19.1(c).”

20. Insurance by Contractor

20.1 Insert at the end of the clause the following “All insurance provided by COMPANY GROUP shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the CONTRACTOR GROUP in relation to the CONTRACT to the extent of the liabilities assumed by the COMPANY GROUP under the CONTRACT”.

Insert New Clause 20.5 as follows:

CONTRACTOR’s rates and pricing included within Section III Remuneration do not make allowance for additional insurance premiums required to extend insurance in relation to interaction with unexploded ordnances (UXOs). If any such operation is required, CONTRACTOR shall be entitled to a VARIATION to reflect additional insurance premium/s, if any. In the event that CONTRACTOR’s insurer declines to extend insurance in respect of UXO interaction, CONTRACTOR and COMPANY shall discuss whether to proceed and if so, make an appropriate reapportionment of risk”.

24. Termination

Insert the word “material” before “default” throughout this provision

24.4. Insert at the end of the Clause, the following “In addition to the above, in the event of such termination the COMPANY shall reimburse CONTRACTOR the applicable cancellation fee as further detailed within Section III Remuneration.”

Insert a new clause 24.8 as follows:

24.8. The CONTRACTOR shall have the right by giving notice to terminate the CONTRACT and/or any CALL-OFF ORDER for any or all of the following reasons:

a) in the event of a material default on the part of the COMPANY. Failure by COMPANY to make payment of CONTRACTOR’s correctly prepared and adequately supported invoices within forty-five (45) days of such invoice due date shall be deemed to be a material default hereunder; or

b) in the event of the COMPANY becoming bankrupt or making a composition or arrangement with its creditors or a winding-up order of the COMPANY being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up being passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking being appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing being done or suffered under any applicable law”.

25. AUDIT AND STORAGE OF DOCUMENTS

25.4: Please change "six (6) years" to "two (2) years"

26. Liens

26.1. To be deleted.

33. WAR RISK INSURANCE

“CONTRACTOR insurance coverage extends worldwide, but in the event of personnel, a vessel or craft insured sailing for, deviating towards, or being within the Territorial Waters of any of the Countries or places described in the Current Exclusions as set out in the attached notice (or current version thereof), CONTRACTOR must notify its insurers who will advise if an additional premium will be applicable, or, indeed, if insurance is withdrawn.
Where this occurs during the currency of a contract, CONTRACTOR shall be reimbursed the amount of such additional premium at cost. In the event that insurance is withdrawn, clearly CONTRACTOR would have discussions with the COMPANY concerned as a decision would be required on whether to proceed”.

34. LIQUIDATED DAMAGES

“Liquidated Damages shall be agreed on a case by case basis and detailed in the relevant CALL-OFF ORDER and shall apply only when COMPANY GROUP suffers loss as a consequence of later performance by CONTRACTOR GROUP. Notwithstanding anything included elsewhere in the CONTRACT to the contrary, the amount of such Liquidated Damages shall accrue at a rate of zero-point one percent (0.1%) of the CONTRACTOR’s vessel day rate per day, as further identified in Section III Remuneration herein, and shall be subject to an aggregate and/or cumulative cap of a sum equal to ten percent (10%) of the relevant CALL-OFF ORDER value. Such Liquidated Damages shall be the COMPANY GROUP’s sole and exclusive remedy and CONTRACTOR GROUP’s sole and exclusive liability in respect of delay in the late commencement, performance or completion of the WORK under this CONTRACT”.

SECTION III REMUNERATION

1.0    GENERAL

1.1    The terms and conditions set forth in this Section III Remuneration specify the basis for compensating CONTRACTOR for WORK which CONTRACTOR shall provide to COMPANY or its AFFILIATE under this CONTRACT and an agreed CALL-OFF ORDER. The rates, prices and principles set out in this Section III Remuneration shall be applied to define the CALL-OFF ORDER PRICE and paid to CONTRACTOR as a result of the satisfactory execution of the WORK in accordance with the requirements of the CONTRACT and the agreed CALL-OFF ORDER.

1.2    The rates and prices specified herein shall be deemed as all-inclusive to allow for all costs incurred by the CONTRACTOR in complying with the terms and conditions of the CONTRACT and the agreed CALL-OFF ORDER, and shall represent the total remuneration due to the CONTRACTOR in full consideration of the satisfactory performance of the WORK performed.

2.0    BASIS OF RATES AND PRICES

2.1    The rates and prices set forth herein are fully inclusive of all costs (including both direct and indirect costs), management and administrative costs, overhead and profit and shall apply equally to performing the WORK in large or small quantities, in any sequence, or in difficult or easy situations and whether the WORK is performed by the CONTRACTOR or its SUBCONTRACTORS.

2.3    The currency of the agreement is pounds sterling (GBP (£)). All lump sum amounts, unit rates, and other pricing shall be as detailed and all invoices prepared, submitted and paid in pounds sterling (GBP (£)).

3.0    BASIS OF RATES

3.1    The rates set forth herein shall include but not be limited to, the cost of salaries and wages actually paid to personnel, cost of all CONTRACTOR’s payroll burdens, benefits and contributions, all taxes (except VAT) and insurance requirements in relation to working at CONTRACTOR offices or any other worksite and in full compliance with all terms and conditions of the CONTRACT to carry out the WORK as described in Section IV Scope of Work and the agreed CALL-OFF ORDER.

3.2    Value Added Tax is excluded from the rates, sums and percentages herein. CONTRACTOR shall obtain for the benefit of COMPANY all available exemption from import duties, investment tax, Value Added Tax and all similar taxes and shall pass on to COMPANY any and all rebates.

4.0    COMPENSATION

4.1    CONTRACTOR shall be compensated for the satisfactory performance of the WORK in accordance with the rates, sums and prices contained within the rate tables included below. Any additional Associated Equipment or project specific equipment shall be priced on a case by case basis and identified within the applicable CALL-OFF ORDER:

ROV Systems, Associated Equipment and Personnel

Project Management

Item	Price (GBP)
Project Management	TBC

Pricing Notes:

•	CONTRACTOR’s Project Management Lump Sum shall be identified on a case by case basis and included within the applicable CALL-OFF ORDER;

Mobilisation and Demobilisation of CONTRACTOR ROV Systems and Associated Equipment.

Item	Price (GBP)
Transportation of ROV System, Associated Equipment and necessary materials from CONTRACTOR’s base in Aberdeen to COMPANY’s nominated Vessel mobilisation Quayside *, **	Cost + 10%
Transportation of ROV System, Associated Equipment and necessary materials from COMPANY’s nominated Vessel demobilisation Quayside to CONTRACTOR’s base in Aberdeen *, **	Cost + 10%
Installation of CONTRACTOR’s ROV System and Associated Equipment on board COMPANY nominated Vessel ***	Cost + 10%
Demobilisation of CONTRACTOR’s ROV System and Associated Equipment from COMPANY nominated Vessel ***	Cost + 10%

Pricing Notes:
* CONTRACTOR’s transportation fee for the ROV System and Associated Equipment includes the following:

•	Pre-transportation checks/re-delivery checks;

•	Certifying authority release note in Aberdeen;

•	Manifest and Loading;

•	Delivery/redelivery of ROV System to/from CONTRACTOR’s base in Aberdeen and COMPANY’s nominated mobilisation/demobilisation Quayside;

** CONTRACTOR’s transportation fee for the ROV System and Associated Equipment excludes the following:

•	All port services;

•	Quayside and Vessel craneage;

•	Engineering deck calculations/sea-fastening;

•	Provision of welders plus load testing services and equipment;

As the COMPANY Vessel and its port of Mobilisation/Demobilisation has not yet been identified at the time of writing, CONTRACTOR advises that the above rates and prices shall be compensated on a cost + 10% basis. Firm lump sum prices can be provided on request and subject to COMPANY providing CONTRACTOR with additional required information and in such event the applicable CALL-OFF ORDER will be updated to capture such position.

*** COMPANY shall free issue quayside services required for installation of the CONTRACTOR ROV System on board COMPANY’s Vessel, or as an alternative CONTRACTOR shall provide such installation services on a Cost + 10% basis whereby the applicable CALL-OFF ORDER shall be updated accordingly.

Mobilisation and Demobilisation of CONTRACTOR Personnel

Item	Price (GBP)
Personnel Mobilisation, per person *	Cost + 10%
Personnel Demobilisation, per person *	Cost + 10%

Pricing Notes:	* CONTRACTOR’s Personnel Mobilisation and Demobilisation fee includes the following:

•	Transport to/from COMPANY’s nominated Vessel Mobilisation/Demobilisation Port from CONTRACTOR Personnel original point of origin.

Daily Hire Rates of CONTRACTOR ROV System and Associated Equipment

FCV 3000 WROV ROV System

Item	Day Rate (GBP)
FCV 3000 Operational Day Rate	£1,400
FCV 3000 Standby Day Rate	£1,400
FCV 3000 Unmanned Standby / Transit Day Rate	£900

FCV 600 WROV ROV System

Item	Day Rate (GBP)
FCV 600 Operational Day Rate	£800
FCV 600 Standby Day Rate	£
FCV 600 Unmanned Standby / Transit Day Rate	£

Observation (ObsROV) ROV System

Item	Day Rate (GBP)
ObsROV Operational Day Rate	£
ObsROV Standby Day Rate	£
ObsROV Unmanned Standby / Transit Day Rate	£

Associated Equipment (WROV ROV System)

Item	Day Rate (GBP)
H4 Tree H4 Mandrel Type VX Gasket Profile Clean-Up Tool	£25
Tool Deployment Unit (TDU)	£
Linear Override Tool	£
Fluid Skid c/w Pump	£
Regan Latch Release Tool	£13
Water Jetting Unit	£40

Associated Equipment (ObsROV ROV System)

Item	Day Rate (GBP)
Inspection Suite (Computers, Laptops, Hard Drives, DVR System)	£100
Video Overlay	£20
Contact CP Probe	£20
Cygnus Wall Thickness Measurement Tool c/w Probe Handler (UT Probe)	£35
Cleaning Kit – Includes Wire / Nylon Brush Cleaning & Cheese-wire	£
Option – 1 x Spare DVR System – (1 x already included in inspection suite)	£90

Pricing Notes:

•
For the avoidance of doubt, CONTRACTOR’s hire Day Rates for the ROV System and Associated Equipment shall commence immediately upon departure from CONTRACTOR’s base in Aberdeen and shall apply for each and every day until return to same and will not be pro-rated for part days. The ROV System and Associated Equipment shall remain on hire during periods of non-utilisation of the COMPANY Vessel;

•
For clarification purposes, the ROV System Transit Day Rate will apply from departure of the ROV System from CONTRACTOR’s base in Aberdeen until commencement of installation of the ROV System on board COMPANY Vessel and from completion of demobilisation of the ROV System from COMPANY Vessel until return to CONTRACTOR’s base in Aberdeen;

•
For clarification purposes, the ROV System Operational and Standby Day Rate will apply from commencement of installation of the ROV System on board the COMPANY Vessel, during all times the ROV System and CONTRACTOR Personnel are on board the COMPANY Vessel and during ROV System demobilisation from the COMPANY Vessel, ceasing immediately upon completion of ROV System demobilisation from COMPANY Vessel;

•	For clarification purposes, the ROV System Unmanned Standby Day Rate shall apply during all periods when CONTRACTOR Personnel are not on-board COMPANY’s Vessel;

•
Should the ROV System mobilisation date be delayed by COMPANY prior to the ROV System departing CONTRACTOR’s base in Aberdeen, the Unmanned Standby Day Rate shall apply until such time as the ROV System departs CONTRACTOR’s base in Aberdeen. Any such delays exceeding a period of seven (7) days shall be subject to the mutual agreement of both COMPANY and CONTRACTOR;

•	Any cable interconnection between CONTRACTOR’s ROV System and the COMPANY Vessel Survey Spread shall be installed by COMPANY’s Surveyor/Survey Engineer at COMPANY cost;

•	COMPANY to provide, at no charge/cost to CONTRACTOR, Subsea Navigation System, Nav screens, Round Robin and clear communications;

Daily Hire Rates of CONTRACTOR Personnel

Discipline	Day Rate (GBP)
ROV Supervisor, per person	£
ROV Senior Pilot Technician, per person	£
ROV Pilot Technician, per person	£
Inspection Engineer, per person	£

Pricing Notes:

•
For the avoidance of doubt, CONTRACTOR’s hire Day Rates for Personnel shall commence immediately upon CONTRACTOR’s Personnel departure from their original point of origin and shall apply in full for everyday until return to same.

•
Except where otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR Personnel crew changes for the WORK shall be on twenty-eight (28) day rotation with overlap charges applicable on days where both CONTRACTOR Personnel are simultaneously on board the COMPANY Vessel, travelling offshore/returning or standing by at the CONTRACTOR crew change mobilisation point. A mobilisation/demobilisation fee will be charged per person per direction of travel;

CONTRACTOR Reporting Lump Sums

Reporting Lump Sum	Day Rate (GBP)
Reporting Lump Sum	TBC

Pricing Notes:

•	CONTRACTOR’s Reporting Lump Sum shall be identified on a case by case basis and included within the applicable CALL-OFF ORDER;

Additional CONTRACTOR’s pricing notes applicable to all of the above rates, sums and prices tables under this item 4.0 COMPENSATION of Section III Remuneration;

•
The above rates, sums and prices shall remain valid up to and including 31st December 2018, thereafter the above rates, sums and prices shall be subject to escalation by the mutual agreement of both COMPANY and CONTRACTOR;

•
The above rates, sums and prices are based strictly on WORK being performed within the UKCS only. Should COMPANY request WORK out with the UKCS, CONTRACTOR reserves the right to adjust the above rates, sums and prices accordingly;

•	The above rates, sums and prices are exclusive of VAT;

•
In the event of CONTRACTOR ROV System breakdown, subject to CONTRACTOR’s ROV System maintenance allowance and should CONTRACTOR ROV System be unavailable to perform meaningful WORK then CONTRACTOR’s ROV System, associated personnel and associated equipment shall be deemed off-hire until such time as the ROV System is again available to commence meaningful WORK;

•	For the avoidance of doubt, CONTRACTOR’s hire Day Rates apply per each twenty-four (24) hrs period, from midnight to midnight;

COMPANY PROVIDED ITEMS

The COMPANY shall provide the following, at no charge/cost to CONTRACTOR:

For CONTRACTOR ROV System and Associated Equipment;

•	Provision of a Vessel with acceptable position keeping and deck area of suitable size and position to allow safe ROV System deployment/recovery. Actual arrangement to be established;

•
Facilities and services necessary for installation/removal of CONTRACTOR’s ROV System and Associated Equipment to/from COMPANY supplied Vessel including, where relevant, structural calculations & sea-fastening design, quayside cranes, dock labour, welding, MPI and load-testing services plus any engineering fabrication & materials that may be required for any vessel-specific installation requirements such as load spreading beams, mezzanine deck, crane pedestal, grillage, etc;

•
Suitable, clean, stable motor rated power supplies for the operation of CONTRACTOR’s ROV System and Associated Equipment, meeting the requirements specified in the attached applicable Equipment Spec Appendices and with access to deck power within twenty (20) meters of the CONTRACTOR’s ROV System. If this is not available or cannot be guaranteed, then the CONTRACTOR will provide a suitable diesel power generator at documented cost + 10%.

•	Cooling water, fresh water and compressed air supplied to the CONTRACTOR’s ROV System and Associated Equipment;

•	Waste disposal;

•	Hardware and wiring for connection of CONTRACTOR Equipment to COMPANY’s Vessel internal communications;

•	Acoustic Positioning system for ROV System tracking, including display’s to be installed in the ROV System control container and any associated cabling;

•	Remote Video Monitors from ROV System to Bridge, Control Room, On-line Area, offices, etc. including associated cabling;

•	Interfacing to/from any Survey/Positioning logging systems, including associated cabling;

•	All support flights to/from COMPANY’s Vessel for all CONTRACTOR ROV System, Associated Equipment and Spares, when required, along with supply vessels for such equipment shipment;

For CONTRACTOR Personnel;

•	All support flights to/from COMPANY’s Vessel for all CONTRACTOR Personnel;

•	Accommodation subsistence / victualling for CONTRACTOR Personnel while on-board COMPANY Vessel’s (including periods of installation of ROV System on board COMPANY Vessel);

•	Reasonable business communications from COMPANY Vessel to shore and UK office for CONTRACTOR Personnel. (Access to internet & email system from ROV control container);

•	Emergency Medical Treatment and Medivac to approved Hospitals;

•
In the event that offshore transportation for CONTRACTOR Personnel is delayed or cancelled six (6) hrs or less prior to the arrival of CONTRACTOR’s Personnel at COMPANY nominated quayside or heliport, a cancellation fee of £250.00 per person and the applicable Personnel hire Day Rates shall apply;

•
Should the delay of transportation mean that additional overnight accommodation is required for CONTRACTOR Personnel, all such costs shall be recharged to COMPANY at cost + 10% and shall apply over and above the mobilisation lump sum and Personnel hire Day Rates;

•	If a twelve (12) hr ROV team is required by COMPANY note that only twelve (12)hrs will be worked per day by CONTRACTOR Personnel including dive operations and maintenance;

CONTRACTOR STANDARD/TYPICAL ROV EQUIPMENT SPECIFICATION

Unless otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR’s standard/typical ROV System specification shall be as follows:

FCV 3000C Key Specifications:

Depth Rating	3000msw
Hydraulic HPU	150hp (225bar/217lmp
Tooling HPU	210bar/70lpm
Speed	3.2knots
Manipulators	Schilling Rigmaster, Schilling Orion
Through Frame Lift	3000kg + 400kg payload.
Sensors Capabilities	12 Camera channels, 30+ communication channels, 10 dimmable LED channels.

•	For full FCV 3000 WROV ROV System specification please refer to attached Appendix 1 – FCV 3000 (150hp)_Rev2 2016_LR;

FCV 600 Key Specifications:

Depth Rating	600msw
Hydraulic HPU	125 hp (210 bar/217 lmp)
Tooling HPU	210 bar/90 lpm
Speed	3.2 knots
Manipulators	Schilling Rigmaster, Schilling Orion
Through Frame Lift	1,000 kg + 250 kg payload.
Sensors Capabilities	12 Camera channels, 30+ communication channels, 10 dimmable LED channels.

•	For full FCV 600 WROV ROV System specification, please refer to attached Appendix 2 – FCV 600_Rev2 2016_LR;

Observation ROV Key Specifications:

Seaeye Lynx

Depth Rating	1500msw
Hydraulic HPU	N/A
Tooling HPU	N/A
Speed	3.0 knots
Tooling Options	Tooling Skid Options comprising, 5F Manipulator Skid, FMD Orientation Skid, Cleaning Brush Skid, Cable Cutting Skid and High-Pressure Water Jetting Skid
Pay Load	34kg
Sensors Capabilities	3 simultaneous Video Channels + 1 switchable, 1 x lowlight monochrome, 1 x colour, 1 x colour tooling Electrical Tilt unit +/- 90 degrees, 4 x dimmable LED (2 mounted under tilt unit)

•	For full Seaeye Lynx ROV System specification, please refer to attached Appendix 3 – Seaeye Lynx_Rev1_LR;

Seaeye Tiger

Depth Rating	600msw or 1000msw
Hydraulic HPU	N/A
Tooling HPU	N/A
Speed	Fore/aft 3.0 knots / Lat 2.0 knots
Tooling Options	Tooling Skid Options comprising, 4F Manipulator Skid, FMD Orientation Skid, Cleaning Brush Skid and Cable Cutting Skid
Pay Load	32kg
Sensors Capabilities	2 simultaneous Video Channels & 1 switchable, 1 x lowlight monochrome, 1 x colour, Electrical Tilt unit +/- 90 degrees, 2 x dimmable LED (2 mounted under tilt unit)

•	For full Seaeye Tiger ROV System specification, please refer to attached Appendix 4 – Seaeye Tiger_Rev1_LR;

CONTRACTOR STANDARD/TYPICAL ROV EQUIPMENT MANNING LEVELS

Unless otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR’s standard/typical ROV Equipment manning levels shall be as follows:

•	Work Class ROV System (WROV), per system, per twelve (12) hours shift;

1 x ROV Supervisor, per WROV System;
2 x ROV Pilot Technician, per WROV System;

•	Work Class ROV System (WROV), per system, per twenty-four (24) hour shift;

2 x ROV Supervisor, per WROV System;
4 x ROV Pilot Technician, per WROV System;

•	Observation Class ROV System (ObsROV), per system, per twelve (12) hour shift;

1 x ROV Supervisor, per WROV System;
1 x ROV Pilot Technician, per WROV System;

•	Observation Class ROV System (ObsROV), per system, per twenty-four (24) hour shift;

2 x ROV Supervisor, per WROV System;
2 x ROV Pilot Technician, per WROV System

In this Section III the words and expressions established as definitions in both the Conditions of Contract, the Scope of Services and Appendices, shall have the same meanings as assigned to them in the said Conditions of Contract, Scope of Services and Appendices except when otherwise specifically stated.

5.0    VARIATIONS

5.1    Any Variation in the WORK shall be valued in strict accordance with the rates and prices contained within Clause 4 COMPENSATION.

5.2    If the Variation WORK is of a differing nature and cannot be readily evaluated in accordance with the foregoing rates and prices the COMPANY may request the CONTRACTOR to propose a lump sum for COMPANY’s consideration. The CONTRACTOR shall be requested to demonstrate the build up to any lump sum in order to demonstrate that it is priced on the same basis as the rates and prices contained herein and is fair and reasonable.

5.3    Any work that COMPANY instructs CONTRACTOR to undertake on a reimbursable basis shall be remunerated to CONTRACTOR at the cost of the invoice (net) plus ten percent (10%).

6.0    INVOICING

Lump Sum and Unit Rate Invoices shall be invoiced in accordance with the pricing schedule detailed in this section, 4.0 COMPENSATION.

•	Reimbursable items shall be fully supported.

•	The invoice shall clearly make reference to the payment stage, Contract No., item Nos., description and quantities.

•
Where the WORK is expected to continue for more than one-month duration or extend from one month in to the following month, monthly invoices shall be raised, otherwise CONTRACTOR shall be entitled to submit an invoice on successful completion of the WORK.

•	Invoices shall be submitted marked for the attention of the COMPANY Representative in the CALL-OFF ORDER.

•	The following reference shall be clearly quoted on the invoice:
CONTRACT No:213-0917;
PROJECT Name: XXXX;

•
In order to facilitate payment of invoices, CONTRACTOR is required within two weeks of receiving this CONTRACT to furnish COMPANY with details of its bank account to which payment will be made. This should include the Bank’s name and address, sort code and CONTRACTOR's account number

SECTION IV SCOPE OF WORK

1.0    INTRODUCTION

1.1    The CONTRACTOR shall be responsible for providing COMPANY with the Provision of ROV Services on board COMPANY provided Vessels (hereinafter called the “WORK”),

1.2    The specific scope of services to be performed by CONTRACTOR under the CONTRACT is further identified below:

•
The CONTRACTOR shall provide the WORK (Provision of ROV Services on board COMPANY provided Vessels) according to the specific requirements as agreed between the Parties and as identified within the applicable CALL-OFF ORDER, inclusive of the required equipment and manning levels and the specifics in relation to any required deliverables (final Report) and the timeframe for delivery of such deliverables;

WORK COMMENCEMENT, Mobilisation Window:

The WORK shall commence during a Mobilisation Window as further identified below unless otherwise agreed within the applicable CALL-OFF ORDER:

The COMPANY agrees to notify the CONTRACTOR of the mobilisation date in accordance with the following:

•	60 days’ notice of a 30-day Mobilisation Window;

•	35 days’ notice of a 14-day Mobilisation Window;

•	21 days’ notice of a 7-day Mobilisation Window;

•	10 days’ notice of a 3-day Mobilisation Window;

•	3 days’ notice of actual mobilisation day in agreed port of mobilisation;

Each notified Mobilisation Window and actual mobilisation date following wholly within the previously notified window;

OUTLINE SCOPE OF SERVICES/SUPPLY

The CONTRACTOR shall provide the WORK (Provision of ROV Services on board COMPANY provided Vessels) as outlined below, however the below list is not exhaustive and the WORK shall instead be limited to the safe capabilities and resources of the CONTRACTOR personnel and equipment. As above, the specific WORK to be provided shall be identified within the applicable CALL-OFF ORDER.

•	Supply of ROV System, Associated Equipment and project specific equipment as stated in the applicable CALL-OFF ORDER (mobilisation, commissioning and operation);

•	Supply of Offshore ROV Personnel (including ROV Supervisors, ROV Pilot Technicians and Inspection Engineers);

•	Supply of additional ROV Tooling/equipment (as specified in the applicable CALL-OFF ORDER);

•	Onshore Management of ROV System (including technical support, spares supply and logistics);

•	CONTRACTOR shall perform the WORK in compliance with applicable IMCA standards;

•	Standards of reporting deliverables (as specified in the applicable CALL-OFF ORDER);

1.3    Additional services not listed herein may from time-to-time by requested under the provisions of the CONTRACT and identified within the applicable CALL-OFF ORDER.

2.0    SCOPE OF SERVICES

2.1    The CONTRACTOR has been selected for the performance of the WORK on the understanding that it is an expert and professional in the class of work involved and that it will use and show all reasonable skill and judgement of such an expert and professional in the performance of the WORK.

The CONTRACTOR shall perform the WORK in accordance with the terms and conditions of the CONTRACT, all applicable legislation, regulations, statutory instruments, codes of practice, guidance notes and recommendations of the CONTRACT extracts, specifications and drawings attached hereto, which are now or may in the future become applicable to the CONTRACT.

•    The WORK to be performed by CONTRACTOR will include but not be limited to the provision of all management, engineering, supervision, equipment, materials, consumables and where requested, transport, necessary to perform the WORK.

•    CONTRACTOR is responsible for providing personnel, resources and equipment required for the proper and expeditious performance of the agreed scope of services in accordance with the CONTRACT.

•    COMPANY is committed to preserving the health and safety of people and the protection of the environment throughout its organisation, and the organisations with which it places contracts for the performance of the WORK. Accordingly, the CONTRACTOR shall promote health, safety and environmental protection throughout its organisation and those of its SUBCONTRACTOR’s to ensure that the CONTRACT is performed without harm to persons, property or the environment.

2.2    ERRORS AND OMISSIONS

•    The review and approval by COMPANY of any procedures, documents or drawings shall only indicate a general requirement and shall not relieve CONTRACTOR of his obligation to comply with the requirements of the CONTRACT.

•    Any errors or omissions noted by CONTRACTOR shall be immediately brought to the attention of COMPANY.

2.3    DEVIATIONS

•    All deviations to this WORK and other referenced specifications or attachments listed in the CONTRACT shall be made in writing and shall require written approval by COMPANY prior to execution of the WORK.

2.4    PERSONNEL (GENERAL)

•    CONTRACTOR guarantees that sufficient experienced and competent personnel shall be made available to carry out the WORK, in accordance with the CONTRACT. CONTRACTOR personnel shall be able to maintain a 24 hour a day operation, if required.

2.5    EQUIPMENT (GENERAL)

•    CONTRACTOR shall supply all equipment required for the WORK in accordance with the CONTRACT.

•    Equipment spread and material will be provided by CONTRACTOR in quantity and quality, such as to carry out the WORK in the CONTRACT in a continuous and optimised fashion.

The Equipment Spread selected by CONTRACTOR shall be capable of performing the WORK within the requirements of the CONTRACT.

•    CONTRACTOR will supply enough spares in order to avoid any interruptions in the operation. CONTRACTOR shall provide evidence of regular planned maintenance of equipment.

•    CONTRACTOR will supply PUWER and LOLER Assessments for all equipment provided for use at CLIENT, COMPANY, COMPANY’s other contractors or Third Party managed WORKSITES.
•
•    CONTRACTOR shall ensure that as a minimum all items provided for provision of the WORK comply with industry best practice, regulations, and legislative requirements for the location where WORK are to be performed.

3.0    COMPANY PROVIDED ITEMS

As further identified in Section III Remuneration, COMPANY shall be responsible for providing vessels, transportation to and from the mobilisation and demobilisation points specified in the CONTRACT and/or agreed CALL-OFF ORDER to the offshore WORKSITE, accommodation, victualing and reasonable access to communications for business purposes while CONTRACTOR and/or SUBCONTRACTOR personnel are at WORKSITES managed by COMPANY or CLIENT.

4.0    MEETINGS

•    The COMPANY REPRESENTATIVE may hold regular meetings with the CONTRACTOR to review progress as necessary. These meetings may be attended by additional COMPANY or CLIENT personnel, and shall normally be chaired by the COMPANY REPRSENTATIVE. The attendance of CONTRACTOR or its SUBCONTRACTOR’s at any meetings arranged by COMPANY shall be included within the rates and prices identified within Section III Reimbursement of this CONTRACT.

SECTION V HEALTH, SAFETY AND ENVIRONMENTAL

1.0    SAFETY

CONTRACTOR and its SUBCONTRACTORs shall perform the WORK in a manner such that risk to the health and safety of people or to the environment has been reduced to a level which is as low as reasonably practicable. The WORK shall be performed in accordance with all relevant Statutes, regulations and bye-laws, codes of practice concerning safety, health and welfare and environmental protection matters whether current or promulgated at the date of signature of this CONTRACT.

CONTRACTOR shall implement an on-going programme of health, safety and environmental reviews of all stages of the WORK. Any adverse findings shall be addressed immediately by the CONTRACTOR.

CONTRACTOR’s organisation may be subject to on-going health, safety or environmental audits at various stages of the WORK. Such audits shall be to measure conformity to relevant statutory requirements and CONTRATOR’s health, safety or environmental policy.

2.0    HSE PROCEDURES

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR shall comply with and shall perform the WORK in accordance with the COMPANY’s/CLIENTS Worksite HSE Management system (Appendix XX attached herein) and with the following basic principles with respect to health, safety and environmental management:

•    To be responsible for their own and SUBCONTRACTOR’s personnel safety and prevent unsafe behaviour, or infringements against statutory health, safety or environmental rules.

•    To co-operate fully with managers and supervisors of the COMPANY at the WORKSITE regarding all work matters including HSE management.

•    To perform their WORK scope in accordance with instructions and procedures approved by COMPANY and with the general requirements laid out in COMPANY’s specific Worksite HSE Management system.

•    To provide equipment which is fit for purpose and with all safety features in place in accordance with statutory health, safety or environmental rules.

•    To report all injury, damage (including pollution or spill), occupational illness, or (near miss) incident events as soon as practicable after the event.

It is mandatory that all people working at any WORKSITE wear the correct PPE. All personnel provided by CONTRACTOR shall be provided (by CONTRACTOR) as a minimum, full overall, safety boots / shoes, safety glasses and hard hat for all working areas. For outside work, suitable weather protective clothing and lifejackets if required by working area rules.

Where appropriate, CONTRACTOR’s offshore personnel are expected to have documentary evidence to show that they have trained in basic firefighting and survival at sea, either through externally supplied firefighting / survival courses or by appropriate induction / training prior their personnel travelling offshore.

The CONTRACTOR shall ensure that all CONTRACTOR GROUP personnel have an acceptable current medical certificate(s) to prove their fitness to work offshore and must provide on request the certificate(s) for COMPANY’s review.

Alcoholic drinks or illegal drugs / controlled substances are prohibited at all WORKSITEs under any circumstances. COMPANY reserves the right to search CONTRACTOR GROUP or any other related personnel and /or equipment. Any person breaking this rule may be dismissed from the WORKSITE. If offshore, they may be returned to shore on the next available transport.

CONTRACTOR GROUP’s personnel will be provided with the COMPANY’s golden rules of safety when they arrive at WORKSITE. CONTRACTOR GROUP’s personnel shall participate in the specific WORKSITE induction, which will cover all worksite safety features, HSE rules and procedures that must be complied with.

CONTRACTOR GROUP shall comply with any local WORKSITE rules.

3.0    COMPANY HSE POLICY

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR GROUP shall comply with and perform the WORK in accordance with the COMPANY’s/CLIENT’s HSE Policy which is attached hereto (Appendix XX).

4.0    QUALITY CONTROL AND QUALITY ASSURANCE

•    CONTRACTOR GROUP shall operate a quality system in accordance with ISO 9001, ISO 14001 and OHSAS 18001 series of standards, which shall be maintained by a group of persons sufficient in number and competence to ensure its effective implementation.

•        CONTRACTOR GROUP shall carry out the WORK using equipment, processes, procedures and personnel fully qualified to, and compliant with the CONTRACT and of best industry practice.

•        CONTRACTOR GROUP shall ensure that all plant, equipment, materials and consumables required for the WORK undergo quality control checks within a sufficient time prior to despatch of the items from premises of CONTRACTOR or its SUBCONTRACTORs.

•        CONTRACTOR GROUP’s quality control department, and those of its SUBCONTRACTORs, shall be responsible for all inspection, testing and certification, and shall be independent of design and production activities.

•        The qualifications of inspection and testing personnel shall be subject to approval and the complete adherence to approved testing and inspection procedures shall be subject to regular monitoring/surveillance and periodic audit.

•        CONTRACTOR may be requested to provide information, advice and expertise to be expected of a professional contractor for incorporation into COMPANY’s project quality plans.

•        CONTRACTOR shall allow COMPANY or CLIENTs QA auditor’s full access to CONTRACTOR’s and or any SUBCONTRACTOR’s premises, personnel records and documentation, as permitted by law, for the purpose of conducting quality audits.

•        Where non-conformances are identified during audits and/or inspections by COMPANY or its CLIENT, CONTRACTOR shall undertake the corrective actions as required by the COMPANY, within agreed specified time limits and at no cost to the COMPANY.

Notwithstanding anything to the contrary included elsewhere in this CONTRACT, COMPANY shall perform the WORK all in accordance with the quality systems identified within this CONTRACT.

SECTION VI ADMINISTRATION INSTRUCTIONS

1.	GENERAL

1.1.	This Section of the CONTRACT details the procedures that shall be used by COMPANY and CONTRACTOR to administer the CONTRACT.

2.	COMMUNICATIONS

2.1.	Correspondence shall be in English and by letter, electronic mail, or fax.

2.2.	All correspondence and communications in relation to the CONTRACT shall be addressed and directed between the COMPANY REPRESENTATIVE and the CONTRACTOR REPRESENTATIVE or their nominated deputies.

2.3.	All mailing shall be by first class mail/airmail, courier or other equally prompt means.

2.4.	Oral communication of instructions or information in connection with the CONTRACT shall be confirmed in writing using minutes of meetings or formal correspondence as appropriate.

3.	VARIATION PROCEDURE

3.1.
The rights of COMPANY to issue VARIATIONS are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. The COMPANY shall issue an instruction to vary the WORK using a VARIATION order or form.

3.2.
The rights of the CONTRACTOR to issue a VARIATION are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. If CONTRACTOR considers that an occurrence, which shall include the COMPANY instruction, interpretation, decision or act has taken place that should give rise to a VARIATION, then the CONTRACTOR shall so inform the COMPANY immediately detailing each of the following:

a.	The specific occurrence.

b.	The date of the occurrence.

c.	The part of the relevant section of the CONTRACT under which the CONTRACTOR considers that the occurrence should give rise to a VARIATION.

d.	The impact of such occurrence on the CONTRACT duration and the effect on the CONTRACT PRICE.

3.3.
CONTRACTOR shall quantify the request for a VARIATION by giving the COMPANY detailed supporting data within a period of fourteen (14) days of occurrence or such longer time as COMPANY may agree for any specific VARIATION.

3.4.	If CONTRACTOR fails to inform COMPANY of the occurrence, CONTRACTOR shall forfeit any entitlement to adjustment to the CONTRACT PRICE and/or completion date.

However, to the extent that COMPANY judges that non-submission of said notice by the CONTRACTOR was unavoidable, the COMPANY may, at its sole discretion, elect to extend the time for the CONTRACTOR to so inform the COMPANY.

3.5.
Upon receipt by the COMPANY of information relating to each occurrence and advice relating to the effect of such occurrence, the COMPANY shall investigate the circumstances of the occurrence and the CONTRACTOR shall be advised in writing of the acceptance or otherwise of any request for a VARIATION within fourteen (14) days of receipt of the CONTRACTOR’s request or such longer time as CONTRACTOR may agree for any specific VARIATION.

3.6.	In the event that the CONTRACTOR’s request is accepted in part or in whole by the COMPANY, the CONTRACTOR shall be so advised and the COMPANY shall authorise a VARIATION.

3.7.
COMPANY shall generally not consider any CONTRACTOR’s requests made on the basis of matters not included within the CONTRACT, but should the CONTRACTOR consider that any occurrence arises on the basis of such matters, and that such an occurrence entitles the CONTRACTOR to a VARIATION, then the CONTRACTOR shall immediately so inform the COMPANY in writing in the same as detailed in Clause 3.2 above. The CONTRACTOR shall continue to keep the COMPANY informed to any effects of such occurrence with fully quantified and detailed supporting data provided on a weekly basis, summarising all effects to date.

4.	PROJECT MANAGEMENT

4.1.	As a minimum, the CONTRACTOR is responsible for providing the following project management functions:

a.	Overall management of the CONTRACT;

b.	Sufficient numbers of suitably qualified and skilled personnel with relevant experience;

c.	Suitable facilities;

d.	All necessary systems, procedures and methods;

e.	All other resources whatsoever required for the proper performance and completion of the CONTRACT;

f.	Management of the CONTRACT from a single location by one integrated organisation.

Generally, the CONTRACTOR's project management responsibilities include but are not limited to:

a.	Overall management of the CONTRACT;

b.	Quality management;

c.	Health and safety management;

d.	Environmental management;

e.	Engineering management;

f.	Procurement and Materials management;

g.	Fabrication/manufacturing management;

h.	Information management;

i.
Regulations, certification, and permitting support to the limit of permits, licences that are normally required to be maintained by CONTRACTOR with respect to the CONTRACTOR Material, equipment and personnel irrespective of actual Work location.

j.	Project control and Contract Program;

k.	Documentation Management.

The CONTRACTOR is responsible for the proper management and execution of the CONTRACT, wherever performed, and must have appropriate representation at all sites to complete all elements of the CONTRACT in a safe, environmentally responsible and timely manner in accordance with the CONTRACT. The CONTRACTOR must keep COMPANY fully informed at all times of progress and areas of concern.

COMPANY shall assist and advise the CONTRACTOR when COMPANY, in its sole judgement, considers it appropriate in relation to the CONTRACTOR's performance of the CONTRACT, without this relieving the CONTRACTOR in any way of its responsibilities, duties and obligations under the CONTRACT.

5.	WEEKLY REPORTING

5.1.	CONTRACTOR shall issue fortnightly reports for the duration of the CONTRACT. Within thirty (30) days of CONTRACT signature CONTRACTOR shall submit a fortnightly report template for COMPANY approval.

The fortnightly Report shall cover as a minimum:

a.	Work Achieved and Meetings held in the Week;

b.	Work Planned and Meetings arranged for Next Week;

c.	Areas of Concern / Critical Items;

d.	Health, Safety, Environment and Quality Assurance & Control Summary;

e.	Planning and Scheduling;

f.	Subcontracts / Procurement;

g.	Technical Queries;

h.	Interface Status.

SECTION VII CALL-OFF ORDER TEMPLATE

TBC

SECONDMENT AGREEMENT No. XXXX

THIS SECONDMENT AGREEMENT (the "Agreement") is made as of the _____ day of ______, 20__ (the "Effective Date") by and between Fugro Subsea Services Limited, a company incorporated under the laws of Scotland, company registration number SC105684 and having its registered office at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW (the "Employer"), and Global Marine Systems Limited, a company incorporated under the laws of England and Wales, company registration number 10708481 and having its registered office at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD (the "Host"). The Employer and the Host are referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, the Host is engaged in the business of Offshore Trenching Services (the "Business");

WHEREAS, the Employer employs personnel possessing skills that could assist the Host in the performance of its Business;

WHEREAS, the Host desires to utilize on a full time, temporary basis personnel of the Employer identified in Exhibit 1 to this Agreement (each a “Secondee”) to perform the duties described in Exhibit 1 to this Agreement; and

WHEREAS, the Employer and the Host desire to set forth the terms and conditions by which a Secondee is seconded to the Host by the Employer.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Host hereby agree as follows:

1.    SECONDMENT

The Employer shall second the Secondee to the Host in accordance with the terms and conditions of this Agreement (the “Secondment”). The Secondment shall be on a full time basis and commence on the date set forth in Exhibit 1 and continue thereafter for the period of time set forth in Exhibit 1 to this Agreement (the “Secondment Period”). If applicable, the Host shall provide, at its cost without reimbursement from the Employer, roundtrip transportation for the Secondee from the Secondee’s point of origin to the location specified by the Host in Exhibit 1 where the Secondee shall perform his or her duties for the Host (the Secondment Location”). During the Secondment Period, the Secondee shall perform the duties for the Host described in Exhibit 1 under the supervision and control of the Host. The Secondee shall at all times be and remain an employee of the Employer, but shall, during the Secondment Period, report to and act upon the instructions of the Host. Accordingly, the Host assumes full responsibility for the acts of the Secondee during the Secondment Period. The Secondee shall resume the performance of his or her duties for the Employer when the Secondment Period ends.

2.    PAYMENT

2.1 Payroll and Benefits.

During the Secondment Period, (a) the Secondee shall remain on the payroll of the Employer and continue to be eligible for and accrue benefits under those employment benefits plans of the Employer in which the Secondee participated immediately prior to the Secondment (the “Plans”); and (b) the Employer shall continue to compensate the Secondee in the same amount and manner as before the Secondment including the withholding and payment of taxes and, to the extent permitted by the Plans and by applicable law, provide the benefits to which the Secondee is entitled pursuant to the Plans, in each case, in a timely manner.

2.2 Reimbursement of Secondee Costs.

The Host agrees to pay to the Employer the agreed daily hire rate as specified within Exhibit 1 herein and any actual out-of-pocket expenses (documented cost plus ten percent (+10%)) that are incurred by the Secondee or the Employer in the course of the Secondee’s performance of his or her duties and paid for or reimbursed by the Employer all as reasonably determined by the Employer using its usual methods of cost accounting.

2.3 Invoicing.

On the first business day of each month, the Employer shall submit to the Host an invoice setting out the daily hire charges and any out of pocket expenses incurred as a result of the performance of the Secondee during the preceding month and all in accordance with Clause 2.2 above. Subject to the following sentence, the Host shall pay each invoice no later than thirty (30) days after its receipt thereof by wire transferring to the Employer’s bank account designated in the invoice immediately available funds equal to the amount set forth in such invoice. The Host may deduct from any invoiced amount any amounts to be reimbursed by the Employer to the Host pursuant to Section 5 whereupon the Host shall pay the revised invoiced amount in the manner provided for in this subsection.

3.    RESPONSIBILITIES OF THE EMPLOYER AND THE HOST

3.1 Employer Rights and Obligations.

The Employer shall perform all obligations which may be imposed on it by law or otherwise in its capacity as employer of the Secondee. The Employer shall determine in its sole discretion the compensation and benefits that are provided to the Secondee during the Secondment Period. The Host shall have no right to terminate the employment of the Secondee with the Employer, but may, for just cause, request that the Employer replace the Secondee with another employee of the Employer. The Employer may, at any time and in its discretion, terminate the employment of the Secondee during the Secondment Period.

3.2 Compliance with Laws.

The Host shall comply with all applicable laws and regulations to permit the Secondee to legally work for the Host during the Secondment Period including, if required, obtaining visas, work permits, taxpayer identification numbers, driver’s licenses or other documentation. All costs incurred for such compliance shall be for the account of the Host.

4.    INDEMNIFICATION

4.1 Injury to Secondee.

The Employer agrees to protect, defend, indemnify and hold harmless the Host and its directors, officers and employees (the “Host Indemnitees”) from and against any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties and reasonable costs and expenses (including without limitation reasonable attorney’s fees and disbursements) arising out of or resulting from injury to or death of the Secondee during the Secondment Period regardless of the cause thereof including the simple, active, passive or contributory negligence of the Host Indemnitees and/or the unseaworthiness of any vessel being used by the Host Indemnities.

4.2 Acts or Omissions of Secondee.

The Host agrees to protect, defend, indemnify and hold harmless the Employer and its directors, officers and employees (the “Employer Indemnitees”) from and against any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties and reasonable costs and expenses (including without limitation reasonable attorney’s fees and disbursements) arising out of or resulting from, the acts or omissions of the Secondee while under Secondment Period regardless of the cause thereof including the simple, active, passive or contributory negligence of the Employer Indemnitees and/or the unseaworthiness of any vessel being used by the Host Indemnities.

5.    INSURANCE

Employer shall maintain during the Secondment Period the same insurance coverage in place for the Secondee as was maintained immediately prior to the Secondment. If at any time during the Secondment, the Secondee is required to perform his or her duties in a country where such insurance provides no coverage or is insufficient the Employer shall so notify the Host who shall then be obligated to provide sufficient insurance coverage for the Secondee during the Period of Secondment and all costs therefor shall be for the account of the Employer. If the Secondee requires urgent medical care during the Secondment, the Host shall provide to the Secondee the same emergency transportation services to a medical facility as it provides to its employees. The Host shall do all things necessary to insure that its insurance coverage is in compliance with the provisions of this Section.

6.    TERMINATION

6.1 Without Cause.

Either Party may terminate this Agreement by giving ten (10) days’ notice in writing of its intent to terminate to the other Party.

6.2 For Cause.

In the event that a Party fails to comply with the terms and condition of this Agreement, the other Party may terminate this Agreement immediately upon written notice to the other Party.

6.3 Termination of Secondee Employment.

This Agreement shall terminate no later than ten (10) days after the Employer notifies the Host of its intent to terminate the employment of the Secondee with the Employer

6.4 Expiration of Secondment.

This Agreement shall terminate on the expiration of the Secondment Period unless extended by mutual agreement of the Parties in writing.

6.4 Resumption of Employment.

On the termination of the Secondment for whatever reason, the Host shall have no further responsibility for the Secondee thereafter with the exception of making payment to the Employer for the work performed by the Secondee up to the date of termination.

7.    NOTICES.

All notices required under this Agreement shall be made in writing and either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the fifth day after being so mailed). The address for notices of each Party is provided in Exhibit 1.

8.    AMENDMENT; WAIVER

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parties hereto, or in the case of a waiver, by the Party or Parties against whom the waiver is to be effective.

No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.    ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties concerning their respective obligations with respect to the Secondment of the Secondee and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

10.    SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. This Agreement is for the sole benefit of the Parties and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any person or entity, other than the Parties, any legal or equitable rights hereunder.

11.    GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed by and construed in accordance with the laws set forth in Exhibit 1 to this Agreement without giving effect to its conflict of law rules which would refer to the laws of another jurisdiction.

In the event there is a dispute between the Parties regarding this Agreement or the performance by a Party of its obligations hereunder, the disputing Party shall send a written notice to the other Party describing the dispute or issue in reasonably sufficient detail to allow the other Party to investigate and, if applicable, take the actions contemplated by the dispute notice, and the Parties shall promptly meet and attempt to resolve the dispute in good faith. If the Parties are unable to resolve the dispute pursuant to the foregoing, each Party shall have all rights and remedies available to it at law or in equity with respect to such dispute. The Parties agree to submit to jurisdiction of the English courts and comply with English Law for the resolution of disputes.

12.    SEVERABILITY

In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement and the Agreement shall be construed as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein.

13.    CONTINUING OBLIGATIONS

Notwithstanding the termination of this Agreement, the Parties shall continue to be bound by the provisions of this Agreement that reasonably require some action or forbearance after such termination including Sections 4 and 11.

14.    CONSEQUENTIAL LOSS

For the purposes of this Agreement the expression “Consequential Loss” shall mean:

(i)	Consequential or indirect loss under English Law; and

(ii)
Loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), in each case whether direct or indirect to the extent that these are not included in (i), and whether or not foreseeable at the Effective Date of this Agreement.

Notwithstanding any provision to the contrary elsewhere in the Agreement, the Host shall save, indemnify, defend and hold harmless the Employer Indemnities from the Host Indemnities own Consequential Loss and the Employer shall save, indemnify, defend and hold harmless the Host Indemnities from the Employer Indemnities own Consequential Loss, arising from, relating to or in connection with the performance or non-performance of the Agreement.

All exclusions and indemnities given under this Clause 14 shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

For the purposes of this Clause 14 the expression “Host Indemnities” and “Employer Indemnities” shall have the same meaning as provided in Clause 4 above.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

FOR THE EMPLOYER:                FOR THE HOST:

FUGRO SUBSEA SERVICES LIMITED	GLOBAL MARINE SYSTEMS LIMITED

By: _____________________________	By: __________________________

Name: ___________________________	Name: ________________________

Title: _____________________________	Title: _________________________

EXHIBIT 1
TO
SECONDMENT AGREEMENT
THE SECONDEES

Following is the name and other information describing the individual who shall be seconded by the Employer to the Host for the Secondment Period.

NAME:

PASSPORT NUMBER:

DATE OF BIRTH:

PERMANENT HOME ADDRESS:

EMERGENCY CONTACT INFORMATION:

ADDRESS FOR NOTICES:

COMMENCEMENT DATE OF SECONDMENT:

DURATION OF SECONDMENT:

DESCRIPTION OF THE DUTIES TO BE PERFORMED BY THE SECONDEE DURING THE SECONDMENT (Secondee Discipline):

POINT OF ORIGIN OF SECONDEE:

GOVERNING LAW: English Law.

LOCATION OF SECONDMENT: Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW.

ADDITIONAL INSURANCE TO BE OBTAINED BY THE HOST:

DAILY HIRE RATE TO BE PAID BY HOST TO EMPLOYER: Daily Hire Rate of GBP £XXX.XX to commence immediately upon commencement date of Secondment and shall cease immediately upon completion of Secondment.

REIMBURSABLE EXPENSES: To be reimbursed at documented cost plus ten percent (10%).

Contract for the Provision of Survey Personnel & Equipment Services

Contract No. 214-0917

FORM OF AGREEMENT

This CONTRACT is made between the following parties:

Global Marine Systems Limited a company incorporated under the laws of England and Wales, company registration number 10708481 and having its registered office at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD hereinafter called the “COMPANY”.

and

Fugro Subsea Services Limited a company incorporated under the laws Scotland, company registration number SC105684 and having its registered office at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW hereinafter called the “CONTRACTOR”.

WHEREAS:

1.	the COMPANY and its AFFILIATES (as defined in Clause 1.1) wishes that certain WORK shall be carried out, all as described in the CONTRACT and pursuant to a duly executed CALL-OFF ORDER; and

2.	the CONTRACTOR wishes to carry out the WORK in accordance with the terms of this CONTRACT and pursuant to a duly executed CALL-OFF ORDER.
NOW:

The parties hereby agree as follows:

1.	In this CONTRACT, all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2.	The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.	Section I Form of Agreement including Appendix 1;

2.	Section II a) General Conditions of Contract for Services –
    Edition 2 October 2003;
b) Special Conditions of Contract;

3.	Section III Remuneration;

4.	Section IV Scope of Work;

5.	Section V Health, Safety and Environment;

6.	Section VI Company's General Obligations;

7.	Section VII Call-Off Order Template.

The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3.	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY or its AFFILIATE shall pay the CALL-OFF ORDER price.

4.	The terms and conditions of the CONTRACT shall apply from the date specified in Appendix I to this Section I - Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5.	The duration of the CONTRACT shall be as set out in Appendix I to this Section I Form of Agreement.

6.
The COMPANY or its AFFILIATE shall call-off WORK as and when required during the term of the CONTRACT by issuing a CALL-OFF ORDER. CONTRACTOR shall either: (i) notify COMPANY or its AFFILIATE of acceptance of the CALL-OFF ORDER, either by countersigning the CALL-OFF ORDER, in accordance with the notification provisions of the CONTRACT or by e-mail; or (ii) reject the CALL-OFF ORDER and/or propose modifications to the CALL-OFF ORDER. COMPANY or its AFFILIATE shall consider any proposed modifications to the CALL-OFF ORDER, and if agreed, issue a revised CALL-OFF ORDER for acceptance by CONTRACTOR. A CALL-OFF ORDER will not become binding or form part of the CONTRACT until signed in writing by COMPANY or its AFFILIATE and CONTRACTOR

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:
For:     For:
Global Marine Systems Limited    Fugro Subsea Services Limited
Name:     Name:
Title:    Title:
Date:    Date:

APPENDIX I TO SECTION I - FORM OF AGREEMENT

Reference

Section I

Clause 4	The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is
1st December 2017;

Clause 5
The duration of the CONTRACT is twelve (12) months from the EEFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT. The term of the CONTRACT may be extended for a further period of twelve (12) months by the mutual agreement of both COMPANY and CONTRACTOR no less than ninety (90) days prior to expiry of the initial CONTRACT period.

Section II

Clause 3.1(a)	The COMPANY REPRESENTATIVE is Paul Thomas or as identified in the applicable CALL-OFF ORDER.
The CONTRACTOR REPRESENTATIVE is as identified within the applicable CALL-OFF ORDER.

Clause 5.1     The COMPANY designated heliport is Dyce, Aberdeen;
The COMPANY designated supply base is Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW;

Clause 10.2(b)
The Defects Correction Period is: CONTRACTOR GROUP’s Defects Correction (to reacquire data and/or rectify defective WORK) shall cease immediately upon CONTRACTOR GROUP’s demobilisation and departure from the offshore WORKSITE (as detailed in the relevant CALL-OFF ORDER).

Clause 13.8     The period of suspension is seven (7) days.

Clause 14.3	Latest time for receipt of invoices ninety (90) days commencing at the agreed date at which the WORK was completed.

Clause 14.9     Interest rate per annum - Base Rate plus three (3) per cent p.a.

Clause 17.4    Rights shall vest in CONTRACTOR.

Clause 19.2(d)	This indemnity is given in respect of the following property and is subject to any exclusions or limitations specified below:
(i)    Property directly affected by the WORK, all as identified within Clause 19.2 d) of Section II B Special Conditions of Contract.
(ii)    Other property, all as identified within Clause 19.2 (d) of Section II Special Conditions of Contract.
(iii)    For the purposes of Clause 19.2(d) only, consequential losses     shall have the same meaning as in Clause 21
Clause 20.2     Insurance by the CONTRACTOR, the amounts are
Employers’ Liability: UK Sterling fifteen million pounds sterling (£15,000,000) anyone occurrence.

General Third Party: EURO ten million (EUR€10,000,000) per occurrence combined single limit for property damage and/or bodily injury, EURO twenty million (EUR€20,000,000) for products liability in the annual aggregate.

Clause 24.7(a) (iii) Special Conditions remaining in full force and effect shall be - All.

Clause 28.6     The addresses for the service of notices are:

(i) COMPANY	Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD.

(ii) CONTRACTOR	Fugro Subsea Services Limited, Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW.

Clause 29.1(a)     Limitation of Liability before the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.1(b)     Limitation of Liability after the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.2	The Limitation Period shall cease upon expiry of the Defects Correction Period identified in Clause 10 herein.

Clause 30.1(b)     Resolution of Disputes. The nominees are:
(i) COMPANY         Ian Bryan, Director Corporate Development.
(iii) CONTRACTOR:     Derek Cruickshank, Managing Director.

SECTION II (A) LOGIC GENERAL CONDITIONS OF CONTRACT FOR SERVICES (ON- AND OFF-SHORE). EDITION 2 –OCTOBER 2003

SECTION II (B) SPECIAL CONDITIONS

The following amendments shall be made to the LOGIC General Conditions of Contract for Services (On and Off-shore).

1. Definitions

1.2. Insert new definition as follows: “CLIENT shall mean any party (together with its CO-VENTURER’s in any relevant hydrocarbon, exploration and/or production licence), with whom the COMPANY has contracted and for whose ultimate benefit the WORK hereunder is provided”.

Renumber all existing clauses accordingly.

1.3. Definition of COMPANY GROUP: Add “, and the CLIENT from time to time,” after “shall mean the COMPANY”. Add “it’s other contractors and subcontractors (of any tier)” after “CO-VENTURERS” in the definition of COMPANY GROUP

1.16. Insert new definition as follows “CALL-OFF ORDER” shall mean the document in the form set out in Section VII Call-Off Order Template which incorporates the different parts of the CONTRACT and which when completed and signed will detail the specifics of the WORK to be carried out.

1.17. Insert new definition as follows “CALL-OFF ORDER PRICE” shall mean the sum(s) of money in the relevant CALL-OFF ORDER being payment for the satisfactory performance of the WORK by CONTRACTOR and as may be adjusted from time to time in accordance with the CONTRACT.

2. Interpretation

Insert a new clause 2.4 as follows:

2.4. Where approval or agreement is required by either Party under this CONTRACT, such approval shall not be unreasonably withheld, conditioned or delayed and where instructions are requested in writing from the COMPANY written instructions shall be provided within a reasonable time so as not to delay the WORK.

4. CONTRACTORS general obligations

In 4.2 add “But for the avoidance of doubt, the CONTRACTOR warrants that the results of the WORK will be fit for the purposes as defined in the applicable CALL-OFF ORDER and the respective specifications”.

In 4.4 add “However, notwithstanding anything to the contrary included elsewhere in the CONTRACT, breakdown of any equipment provided by CONTRACTOR GROUP in performance of the WORK shall not constitute a breach of CONTRACT and COMPANY GROUP’s remedy in respect thereof shall be limited to suspension of CONTRACTOR’s relevant hire charges as further identified in Section III Remuneration.”

6. CONTRACTOR to inform himself

6.1. Add at the beginning of the Clause “Subject to Clause 7.4”

7. CONTRACTOR to inform COMPANY / COMPANY to inform CONTRACTOR

7.3. Add at the end of the second paragraph “to the extent permitted by law”.

7.4. Add: “Such information shall include but not be limited to: (i) the presence, type and precise location of facilities, obstructions and hazards on or above or below or within 500m of the WORKSITE that may affect the efficiency or safety of the WORK. Such facilities, obstructions, and hazards may include, but not be limited to: subterranean and sub aqueous structures, cables, pipelines, tunnels and utilities, explosive ordnance, fishing-gear, cavities, over- and under-pressurised groundwater, and shallow gas; (ii) the WORK Geodetic system for horizontal and vertical control.

8. ASSIGNMENT AND SUBCONTRACTING

8.2 a): Insert "except to an Affiliate" after "WORK" in second sentence.

9. CONTRACTOR PERSONNEL

Insert a new Clause 9.9 as follows:
9.9. from the EFFECTIVE DATE OF COMMENCMENT OF THE CONTRACT until twelve (12) months after the CONTRACTOR completes the WORK, the COMPANY GROUP shall not directly or indirectly solicit the employment of, or interfere with or endeavour to entice away from the CONTRACTOR or endeavour to obtain the employment or engagement of, any person who has or had been allocated or assigned to the performance of the WORK by the CONTRACTOR provided that this prohibition shall not apply where any such person responds unsolicited to advertisements placed in the media by COMPANY.

10. Examination and defects correction

10.2. Add the word “material” before “defect” on each occasion it appears throughout the clause.

10.2 (b) At the end of sub-clause add “For the avoidance of doubt, CONTRACTOR’s liability to reacquire data or rectify defective WORK shall cease immediately upon CONTRACTOR’s departure from the offshore WORKSITE. Following CONTRACTOR’s departure from the offshore WORKSITE, CONTRACTOR’s liability to rectify defects will be limited to the re-analysis of data and re-issuing of reports for a maximum of two (2) separate occasions expiring twelve (12) months from receipt by COMPANY of CONTRACTOR’s final report.

10.2.(c) Delete the first sentence and at the start of the second sentence insert “If the CONTRACTOR fails to remedy any defect within a reasonable period of time of being notified by COMPANY, such notification to be provided by COMPANY prior to CONTRACTOR’s demobilisation and departure from the WORKSITE,

Add to Clause 10.2(d) “Notwithstanding anything to the contrary included elsewhere in this CONTRACT, CONTRACTOR shall not be liable for defects caused by CONTRACTOR’s reliance on TECHNICAL INFORMATION, any other information, instruction or direction provided by the COMPANY GROUP:

Add new Clause 10.2 (e) as follows:

10.2 (e)
“Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR’s liability for error or mistake in the performance of the WORK shall be limited only to CONTRACTOR’s charges relating to the WORK executed erroneously in proportion to the extent of the error or mistake or, where feasible and reasonable, the re-execution of such offshore WORK at no further charge to COMPANY, subject to CONTRACTOR being notified of any error or mistake prior to CONTRACTOR’s demobilisation and departure from the offshore WORKSITE following final scheduled WORK activities for that phase of the WORK.

Notwithstanding the above, if a component part of the CONTRACTOR’s equipment spread is not functional but WORK can continue either with the scheduled task or other activities required to progress the WORK, this shall not be considered downtime or breakdown”.

Insert new clause 10.3 as follows:

10.3	“Notwithstanding anything to the contrary the foregoing warranties shall be exclusive and in lieu of any other warranty whether express or implied or otherwise at law”.

Insert new clause 10.4 as follows:

10.4
“CONTRACTOR shall ensure regular quality checks are performed in order to confirm the accuracy and integrity of the survey data being acquired by CONTRACTOR. The CONTRACTOR shall raise any anomalies or inconsistencies in the survey data acquired by it to the COMPANY without delay”.

11. Variations

At the end of Clause 11.2 add “by agreement between the parties”.

Insert new clause 11.3 as follows:

“11.3    CONTRACTOR shall be entitled to a VARIATION and a consequent adjustment to the CONTRACT PRICE and SCHEDULE, if the COMPANY, through its instructions, actions or lack of actions, has varied the scope of the WORK or the time for performance of the WORK or if the COMPANY has failed to provide unobstructed access to the WORKSITE.”

12. Force Majeure

12.2 Amend opening words to read “For the purposes of this CONTRACT, force majeure shall include but not be limited to:”

Insert new clause 12.6 as follows:

12.6    In the event that any Force Majeure occurrence lasts longer than seven (7) days, COMPANY may instruct CONTRACTOR to remain on standby at a safe location, in which case COMPANY shall bear the associated standby costs set forth in Section III Remuneration. If standby option is not exercised by COMPANY, either COMPANY or CONTRACTOR can terminate the PURCHASE ORDER. Having elected to retain CONTRACTOR on standby and the delay due to FORCE MAJEURE prolongs, COMPANY can terminate the PURCHASE ORDER. If the PURCHASE ORDER is terminated through such FORCE MAJEURE event, COMPANY shall pay CONTRACTOR all outstanding sums due for the WORK completed to date of FORCE MAJEUE occurrence. Upon cessation of any FORCE MAJEURE occurrence the Parties may agree a revised programme to include for rescheduling of the WORK so as to minimise the effects of the delay which will be subject to CONTRACTOR'S other contractual commitments. In such event COMPANY shall reimburse CONTRACTOR for the costs of re-mobilisation.

13. Suspension

Insert the word ‘material’ before the word ‘default’ wherever appearing

13.5. Add at the end “Additional costs for which the CONTRACTOR is liable under this clause shall be documented and reasonable”.

13.8: Change "fourteen (14) days" to "seven (7) days" on both occasions

Insert new clauses 13.9 – 13.10. as follows:

13.9. CONTRACTOR shall have the right, upon notice to the COMPANY, to suspend the WORK or any part thereof to the extent detailed in the notice, for failure of COMPANY to meet its obligations under this CONTRACT, including but not limited to failure to make payment of the amounts due within 30 days of notice from CONTRACTOR that amounts are overdue and non-fulfilment of the obligation to inform CONTRACTOR of hazards pursuant to clause 7.4;

13.10. COMPANY agrees that CONTRACTOR shall not be liable to COMPANY for, and indemnifies CONTRACTOR from and against, any loss or damage or other liability suffered or incurred by COMPANY arising out of or in connection with suspension by CONTRACTOR under clause 13.9. In addition, and for the avoidance of doubt, Clause 13.4 shall continue to apply in the event of suspension in accordance with Clause 13.9.

18. Laws and regulations

18.2: Delete and replace with; "CONTRACTOR shall, in due time, obtain and maintain such approvals and permits as are necessary for the performance of the WORK and which must be obtained in the name of CONTRACTOR. COMPANY shall provide any necessary assistance in this connection.

COMPANY shall, in due time, obtain and maintain all other approvals and permits, such as the right to enter into and exit from the WORKSITE.

COMPANY shall advise CONTRACTOR of any limitations or restrictions affecting the right of entry to the WORKSITE, and CONTRACTOR shall abide by such limitations or restrictions, but CONTRACTOR shall not be liable for failure to comply with the terms of any contract or permit of COMPANY of which CONTRACTOR is not aware and could not reasonably be expected to have known about. "

19. Indemnities

Add new Clause 19.1 (e) as follows:

Survey operations that require intrusion of equipment or goods into the seabed (ground) will cause a change in the physical, chemical and hydraulic properties of the seabed (ground). In such instances, the COMPANY shall be responsible for, and shall indemnify CONTRACTOR GROUP against all consequences of such change notwithstanding the negligence or breach of duty (statutory or otherwise) of CONTRACTOR.

Add new Clause 19.1 (f) as follows:

Any such claims, losses, damages, costs (including legal costs) expenses and liabilities that may be brought by or in respect of any personnel employed by the CONTRACTOR against COMPANY pursuant to any loss of employment of such personnel with the CONTRACTOR.

Delete clause 19.2(d) and replace with “loss of, damage to or recovery of any third-party infrastructure within 500m of the WORKSITE including but not limited to oil and gas and telecommunications infrastructure and consequential losses arising therefrom where such loss, damage or recovery arise from or in connection with the performance or non-performance of the CONTRACT. This Clause 19.2(d) shall apply notwithstanding Clause 19.1(c).”

20. Insurance by Contractor

20.1 Insert at the end of the clause the following “All insurance provided by COMPANY GROUP shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the CONTRACTOR GROUP in relation to the CONTRACT to the extent of the liabilities assumed by the COMPANY GROUP under the CONTRACT”.

24. Termination

Insert the word “material” before “default” throughout this provision.

24.4. Insert at the end of the Clause, the following “In addition to the above, in the event of such termination the COMPANY shall reimburse CONTRACTOR the applicable cancellation fee as further detailed within Section III Remuneration.”

Insert a new clause 24.8 as follows:

24.8. The CONTRACTOR shall have the right by giving notice to terminate the CONTRACT and/or any CALL-OFF ORDER for any or all of the following reasons:

a) in the event of a material default on the part of the COMPANY. Failure by COMPANY to make payment of CONTRACTOR’s correctly prepared and adequately supported invoices within forty-five (45) days of such invoice due date shall be deemed to be a material default hereunder; or

b) in the event of the COMPANY becoming bankrupt or making a composition or arrangement with its creditors or a winding-up order of the COMPANY being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up being passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking being appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing being done or suffered under any applicable law.

25. AUDIT AND STORAGE OF DOCUMENTS

25.4: Please change "six (6) years" to "two (2) years"

26. Liens

26.1. To be deleted.

33. WAR RISK INSURANCE

Insert new Clause 33 as follows:

“CONTRACTOR insurance coverage extends worldwide, but in the event of personnel, a vessel or craft insured sailing for, deviating towards, or being within the Territorial Waters of any of the Countries or places described in the Current Exclusions as set out in the attached notice (or current version thereof), CONTRACTOR must notify its insurers who will advise if an additional premium will be applicable, or, indeed, if insurance is withdrawn.
Where this occurs during the currency of a contract, CONTRACTOR shall be reimbursed the amount of such additional premium at cost. In the event that insurance is withdrawn, clearly CONTRACTOR would have discussions with the COMPANY concerned as a decision would be required on whether to proceed”.

34. LIQUIDATED DAMAGES

Insert new Clause 34 as follows:

“Liquidated Damages shall be agreed on a case by case basis and detailed in the relevant CALL-OFF ORDER and shall apply only when COMPANY GROUP suffers loss as a consequence of later performance by CONTRACTOR GROUP. Notwithstanding anything included elsewhere in the CONTRACT to the contrary, the amount of such Liquidated Damages shall accrue at a rate of zero-point three percent (0.3%) of the CONTRACTOR’s personnel and equipment spread day rate per day, as further identified in Section III Remuneration herein, and shall be subject to an aggregate and/or cumulative cap of a sum equal to ten percent (10%) of the relevant CALL-OFF ORDER PRICE. Such Liquidated Damages shall be the COMPANY GROUP’s sole and exclusive remedy and CONTRACTOR GROUP’s sole and exclusive liability in respect of delay in the late commencement, performance or completion of the WORK under this CONTRACT”.

35. GLOBAL NAVIGATION SATELLITE SYSTEM

Insert new Clause 35 as follows:

35.1. The CONTRACTOR has no control over any part and shall not be liable to the COMPANY GROUP in respect of the WORK to the extent that such failure of performance is due to the failure of the Global Navigation Satellite Systems space and ground segments ("GNSS"), as described below. For the avoidance of doubt, any warranty provided herein shall specifically exclude the GNSS.

35.2. COMPANY acknowledges as follows:

(a) GNSS has been developed and is operated by the United States Department of Defence and the Russian Federal Space Agency (“the GNSS Operators”) and if the level of performance of the GNSS is impaired or ceases operation due to any act or omission of the GNSS Operators and/or any other authority and/or regulatory body which may now or later have responsibility for any aspects of the GNSS, then CONTRACTOR shall not be held responsible for any such act or omission, regardless of whether a complete or partial withdrawal or modification of the GNSS results; and

(b) Differential GNSS (“DGNSS”) relies upon the availability of normal uninterrupted satellite and telecommunications services; power supplies (including electrical supplies); equipment which may be owned or controlled by COMPANY or third parties (other than members of CONTRACTOR GROUP), and to the extent that the unavailability of such services, supplies or equipment affects the performance of the WORK, the CONTRACTOR shall not be liable therefor.

35.3. COMPANY agrees that the CONTRACTOR shall not be liable to COMPANY for, and indemnifies CONTRACTOR GROUP from and against, any loss or damage or other liability suffered or incurred by COMPANY GROUP arising out of or in connection with the provision of or failure to provide DGNSS; or the unavailability, malfunctioning, interruption or other defect in such services, supplies or equipment referred to in this clause hereof for which third parties or COMPANY are responsible pursuant to Clause 35.2 above. No such unavailability, malfunctioning, interruption, non-operation or other defect shall relieve COMPANY of any of its obligations in the CONTRACT.

SECTION III REMUNERATION

1.0    GENERAL

1.1    The terms and conditions set forth in this Section III Remuneration specify the basis for compensating CONTRACTOR for WORK which CONTRACTOR shall provide to COMPANY or its AFFILIATE under this CONTRACT and an agreed CALL-OFF ORDER. The rates, prices and principles set out in this Section III Remuneration shall be applied to define the CALL-OFF ORDER PRICE and paid to CONTRACTOR as a result of the satisfactory execution of the WORK in accordance with the requirements of the CONTRACT and the agreed CALL-OFF ORDER.

1.2    The rates and prices specified herein shall be deemed as all-inclusive to allow for all costs incurred by the CONTRACTOR in complying with the terms and conditions of the CONTRACT and the agreed CALL-OFF ORDER, and shall represent the total remuneration due to the CONTRACTOR in full consideration of the satisfactory performance of the WORK performed.

2.0    BASIS OF RATES AND PRICES

2.1    The rates and prices set forth herein are fully inclusive of all costs (including both direct and indirect costs), management and administrative costs, overhead and profit and shall apply equally to performing the WORK in large or small quantities, in any sequence, or in difficult or easy situations and whether the WORK is performed by the CONTRACTOR or its SUBCONTRACTORS.

2.3    The currency of the agreement is pounds sterling (GBP (£)). All lump sum amounts, unit rates, and other pricing shall be as detailed and all invoices prepared, submitted and paid in pounds sterling (GBP (£)).

3.0    BASIS OF RATES

3.1    The rates set forth herein shall include but not be limited to, the cost of salaries and wages actually paid to personnel, cost of all CONTRACTOR’s payroll burdens, benefits and contributions, all taxes (except VAT) and insurance requirements in relation to working at CONTRACTOR offices or any other worksite and in full compliance with all terms and conditions of the CONTRACT and to carry out the WORK as described in Section IV Scope of Work and the agreed CALL-OFF ORDER.

3.2    Value Added Tax is excluded from the rates, sums and percentages herein. CONTRACTOR shall obtain for the benefit of COMPANY all available exemption from import duties, investment tax, Value Added Tax and all similar taxes and shall pass on to COMPANY any and all rebates.

4.0    COMPENSATION

4.1    CONTRACTOR shall be compensated for the satisfactory performance of the WORK in accordance with the rates, sums and prices contained within the rates tables included below. Any additional or project specific equipment shall be priced on a case by case basis and identified within the applicable CALL-OFF ORDER:

	SECTION	Day Rate / LS	Hire of CONTRACTOR Resources (GBP)
1.0	Survey Services for COMPANY provided Vessels requiring Survey Services on long term commitment basis (typically in excess of three (3) months duration.
1.1	Day Rates for Survey Personnel (Europe) a) Party Chief, per person b) All other disciplines, per person c) Mobilisation/Demobilisation of CONTRACTOR Personnel, Per Person	Day Rate Day Rate Lump Sum	510 480 Cost + 10%
1.2	Starfix DGNSS Signals (Primary and Secondary) and Hardware, worldwide – per vessel Usage	P/year P/Month P/Day	48,000 4,800 240
1.3	Standard spread, hardware and software – per vessel (see Standard spread as further identified under heading “CONTRACTOR STANDARD SURVEY EQUIPMENT SPREAD, ROV SYSTEM MANNING LEVELS AND SURVEY EQUIPMENT MANNING LEVELS”) Package Hardware Online Survey System (when used) Offline Processing System (when used) Digital Video System (when used)	Per Month Per Month Per Month Per/Month	3,200 1,900 2,200 3,000
1.4	Starfix Processing suite per onshore suite		Included in item 1.3
1.1.5	In-house Processing/Reporting Services – per man/day Per man/hour	Day Rate Hourly Rate	565 40
2.0	TRANSPONDERS
2.1	Mobilisation of MF/EHF LBL Transponder
	a) N.E Scottish Port	Lump Sum	79
	b) Norway	Lump Sum	247
2.2	Demobilisation of MF/EHF LBL Transponder

	a) N.E Scottish Port	Lump Sum	49
	b) Norway	Lump Sum	185
2.3	Mobilisation of USBL Transponder to NE Scottish Port	Lump Sum	79
2.4	Demobilisation of USBL Transponder from NE Scottish Port	Lump Sum	49
2.5	LBL Transponder Day rates
2.5.1 2.5.2	MKV Compatt MF MKV Compatt MF c/w SVS Option	Day Rate Day Rate	35 40
2.5.3	MKV Compatt MF c/w Digiquartz/Inclinometer Option	Day Rate	48
2.5.4	MKV Compatt MF c/w SVS and High Precision Strain Gauge Option	Day Rate	52
2.5.5	6G Compatt MF	Day Rate	50
2.5.6	6G Compatt MF c/w SVS Option	Day Rate	60
2.5.7	6G Compatt MF c/w Digiquartz Option	Day Rate	65
2.5.8	6G Compatt MF c/w SVS and High Precision Strain Gauge Option	Day Rate	60
2.5.9	Flotation Collar	Day Rate	3
2.5.10	Floatation Collar Upgrade for 400+ meters	Day Rate	3
2.6	USBL Transponder Day Rates
2.6.1	Mini HPR USBL Transponder	Day Rate	21
2.6.2	Simrad RPT319 Mini Beacon	Day Rate	21
2.6.3	Standard HPR USBL Transponder	Day Rate	21
2.6.4	SPT HiPAP Transponder	Day Rate	21
2.6.5	Battery charger	Day Rate	6
2.7	Transponder Moorings
2.7.1	Sandbag Mooring assembly / Seabed stand per set / per deployment (Preparation)	Lump Sum	53
2.7.2	Quadroped seabed stand (each)	Day Rate	11
2.7.3	Grimsby Bouy	Lump Sum	26

2.7.4	Sonar Reflector	Lump Sum	25
2.7.5	Strop	Lump Sum	6
2.7.6	Bow Shackle	Lump Sum	5
2.7.8	Sandbag	Lump Sum	7
3.0	Survey Services for COMPANY provided Ad-Hoc Vessels and projects requiring Survey Services on short term commitment basis (typically less than three (3) months duration).
3.1	Survey Personnel
3.1.1	Day Rates for Survey Personnel (Europe)
	a) Party Chief, per person	Day rate	510
	b) All other disciplines, per person	Day rate	480

3.1.2	Mobilisation / Demobilisation of Personnel
	a) Mobilisation/demobilisation of CONTRACTOR Personnel, per person, per direction	Lump Sum	Cost + 10%
3.2	On-line Computer & peripherals
	a) Basic online computer system c/w printer, Colour Monitor: Working rate, incl consumables	Day Rate	87
	b) Additional colour Monitor	Day Rate	5
	c) Remote computer (Drone)	Day Rate	15
	d) UPS to cover navigation equipment (Typical spread 2 x online + 2 x drone + UPS)	Day Rate	7
3.3	Off-Line Computer package c/w peripherals
	a) Logging/Processing comprising:	Day Rate	254
	- 3 No Workstations, High capacity disk drive & Software licences
	Working rate, incl Consumables
	b) A0 Plotter	Day Rate	43
	c) Additional colour Monitor	Day Rate	5

	d) Additional Processing or Inspection Computer c/w 2 monitors	Day Rate	25
3.3.1	Mobilisation / Demobilisation
3.3.1.1	Mob / Demob Aberdeen / Peterhead
	a) Preparation and delivery of On-Line package, typical:	Lump Sum	639
	2 x Computers
	2 x Drone computers
	2 x Monitors
	2 x Interfacing
	1 x UPS
	b) Preparation and delivery of Off-Line package, typical:	Lump Sum	941
	3 x Computers
	1 x Plotter
	Data storage
	Video Review
	c) Demobilisation of computer spreads	Lump Sum	642
3.3.1.2	Delivery charges
	a) Bergen	Lump Sum	995
	b) Stavanger	Lump Sum	800
	c) Kristiansund	Lump Sum	1,043
	d) Rotterdam	Lump Sum	995
	e) Den Helder	Lump Sum	1,082
	f) Leith	Lump Sum	379
	g) Teeside	Lump Sum	584
	h) Hull	Lump Sum	639

	i) South Shields	Lump Sum	444
	j) Le Trait	Lump Sum	1,265
	k) Dundee	Lump Sum	254
	Unless otherwise stated 1.25 x Contract Day Rate shall be applied for preparation and delivery to Aberdeen / Peterhead
	Delivery charges are in addition to Lump sums in 4.3.1.1 and cover freight charges for main planned Mobilisation / Demobilisation to ROVSV's per 1 No. 8' x 10' container only.
3.4	LBL Acoustics Topsides Equipment
3.4.1	Day rates: Sonardyne LUSBL system
	a) MKV NCU with Starfix Acoustics Dongle	Day Rate	95
	b) MKV ROVNAV c/w MF Transducer	Day Rate	65
	c) 6G Starfix Acoustics Dongle	Day Rate	80
	d) 6G ROVNAV c/w Transducer	Day Rate	100
	e) 6G Dunker Transducer with 100m deck cable	Day Rate	105
	f) 6G IWAND (Deck Control Unit)	Day Rate	20
3.4.2	Day rates: TDS Probe
	a) Basic: Valeport CTD600 or equivalent	Day Rate	38
	b) Self-recording: Seabird SBE-19, or equivalent	Day Rate	61
3.5	Video Equipment
	a) 3 x Channel High Quality Digital Video recording/review	Day Rate	175
	b) Single Channel Basic Digital Video recording/review	Day Rate	77
	c) Delivery Media	Recharge	Cost + 10%
3.6	Subsea Gyro / Inclinometer as fitted to structures, (not ROV Gyro's)
	a) Standard Gyro c/w 250m Umbilical	Day Rate	438
	b) Spare 250m Umbilical	Day Rate	33
	c) 400m rated system c/w 400m Umbilical	Day Rate	458
	d) Telemetry package c/w Topside receiver, Subsea Transmitter and Subsea battery pack	Day Rate	288

	e) Rental of Subsea Gyro table	Day Rate	19
	f) Standalone Gyro c/w underwater display, battery, logging laptop.	Day Rate	551
3.6.1	Mob/Demob to/from quayside in Aberdeen / Peterhead
	a) Purchase of Subsea Gyro stab plate	Lump Sum	881
	b) Preparation and delivery of Subsea Gyro package	Lump Sum	350
	c) Preparation and delivery of Telemetry package	Lump Sum	410
3.6.2	Additional Equipment
	a) Data telemetry link between vessels (per system)	Day Rate	44
	b) Video Telemetry link between vessels (per system)	Day Rate	58
	c) Transit / Storage Container	Day Rate	7
4.0	Acoustic Metrology/Structures Installations
4.1	Management, Liaison, Engineering and Preparation of Project Procedures a) Acoustic Metrology, per project b) Structure Installation, per project c) Preparation of Yard visit Report and Final Installation/Metrology Report d) Preparation of Yard Visit report	Lump Sum Lump Sum Lump Sum Lump Sum	5,163 4,130 2,868 1,930
4.2	Transponder Brackets a) Fabrication of Transponder Brackets b) Delivery of Transponder Mounting Brackets to Fabrication Yards where sent in advance of personnel		Cost + 5% Cost + 5%
4.3	Fabrication Yard Visits (To carry out Dimensional Survey of transponder Brackets and Gyro Plates pre-installation on structures relative to tie-in points)
4.3.1	Mob and Demob of Calibration Equipment and 3 No. Personnel to and from: a) Scottish fabrication Yard b) Other UK Fabrication Yard	Lump Sum Lump Sum	2,244 2,630

4.3.2	Day Rate for Site Calibration Equipment, 2 No. Personnel, transport, accommodation and subsistence, per full day or part thereof	Day Rate	1,315
4.3.3	Day Rate for Scanning Laser Equipment, 2 No. Personnel, transport, accommodation and subsistence, per full day or part thereof	Day Rate	1,665
5.0	PROJECT DOCUMENTATION
5.1	Project Management	Per Project	TBC
5.2	Liason, Engineering and preparation of Project Survey Procedures	Per Project	TBC
5.3	Preparation of 2 draft and 4 final copies of report + CD’s
	Mob and Cal Report	Lump Sum	4,200
	Operational Reports	Lump Sum	4,725
	As Laid, As Trenched, Backfill Reports	Lump Sum	3,150
			+23/km
5.4	Charting
	Charts A0, A1	Per Chart	472
	Charts A2, A3	Per Chart	420
5.5	Data Listings
	Client Specific	Lump Sum	210
			+17/km
	P5	Lump Sum	210
			+15/km
5.6	Office processing Tasks	Per Day	595
		Per Hour	60
6.0	ADDITIONAL EQUIPMENT

6.1	Additional Services/Equipment
6.1.1	CDL MiniRLG2 c/w raw IMU option	Day Rate	140
6.1.2	OCTANS 3000 FOG c/w raw IMU option	Day Rate	190
6.1.3	ROVINS	Day Rate	260
6.1.4	RDI Workhorse Navigator DVL (600 or 1200Khz)	Day Rate	87
6.1.5	Reson Seabat 8125 MBES	Day Rate	300
6.2	Vessel Gyro	Day Rate	102
	Mob/demob to/from quayside Aberdeen/Peterhead	Lump Sum	250
6.3	GNSS Systems
	Starpack DGNSS Receiver (HP/XP/G2) Installation	Day Rate	30
	HF DGPS Receiver Installation	Day Rate	25
	PC with Multifix or Starpack QC software, inc dongle	Day Rate	15
	Mob/demob to/from quayside Aberdeen/Peterhead	Lump Sum	250
6.3.1	GNSS Correction Signals
	HF Delivery (Subject to local coverage) North Sea Egypt and South Persian Gulf West Africa	Day Rate Day Rate Day Rate	92 152 304
	Starfix HP or Skyfix XP or Starfix G2 NWECs and Mediterranean Americas- North and South West Africa SE Asia, Australasia & Middle East E Asia (China, Taiwan, Japan, Korea, Sakhalin)	Day Rate Day Rate Day Rate Day Rate	150 250 250 150
	Applies quayside to quayside
6.4	Calibration Equipment
	Total Station	Day Rate	100
	Trimble R6 GNSS Receiver	Day Rate	175

Pricing Notes:

1)
Please note that the above item 1.3 “Standard spread, hardware and software” Charges per month shall be charged on a when used/pro-rata basis, however each minimum hire period shall be for a period of no less than seven (7) continuous days;

2)
The above rates, sums and prices shall remain valid up to and including 31st December 2018, thereafter the above rates, sums and prices shall be subject to escalation by the mutual agreement of both COMPANY and CONTRACTOR;

3)
The above rates, sums and prices are based strictly on WORK being performed within the UKCS only. Should COMPANY request WORK out of the UKCS, CONTRACTOR reserves the right to adjust the above rates, sums and prices accordingly;

4)	The above rates, sums and prices are exclusive of VAT;

5)
In the event of CONTRACTOR Survey Equipment breakdown and should the CONTRACTOR Survey Equipment be unavailable to perform meaningful WORK then CONTRACTOR’s Survey Equipment, associated personnel and associated equipment shall be deemed off-hire until such time as the Survey Equipment is again available to commence meaningful WORK;

6)	For the avoidance of doubt, CONTRACTOR’s hire Day Rates apply per each twenty-four (24) hrs period from midnight to midnight;

7)
CONTRACTOR’s Personnel hire Day Rates apply immediately from departure of CONTRACTOR’s Personnel from CONTRACTOR Personnel’s original point of origin until return to same. Costs of CONTRACTOR’s Personnel travel etc to be recharged at cost+ 10%;

8)	CONTRACTOR’s Equipment hire Day Rates apply immediately upon departure from CONTRACTOR’s base in Aberdeen and shall cease upon return to same,

9)	CONTRACTOR’s monthly Equipment and DGNSS hire Day Rates are applicable irrespective of COMPANY’s Vessel utilization or not;

10)	Any equipment cross hired from third parties by CONTRACTOR shall be provided at Cost+ 10%;

11)
Except where stated otherwise, a mobilisation/demobilisation lump sum of 1 x th applicable hire Day Rate will be applicable for all CONTRACTOR Equipment to cover preparation, maintenance and consumable costs;

12)
Except where otherwise agreed, CONTRACTOR Personnel crew changes for the WORK shall be on twenty-eight (28) days rotation with overlap charges applicable on days where both CONTRACTOR Personnel are simultaneously on board the COMPANY Vessel, travelling offshore/returning or standing by at the CONTRACTOR Personnel crew change mobilization point. A mobilization/demobilization fee will be charged per person per direction of travel;

COMPANY PROVIDED ITEMS

The COMPANY shall provide the following, at no charge/cost to CONTRACTOR:

1)	All support flights to/from COMPANY Vessels for all CONTRACTOR Survey Equipment and associated Spares, when required, along with supply vessels for such CONTRACTOR equipment shipping;

2)	All support flights to/from COMPANY Vessels for all CONTRACTOR Personnel;

3)	Provision of a Vessel with acceptable area of suitable size and position to allow safe operation of the CONTRACTOR Survey Equipment. Actual arrangement to be established;

4)	Suitable, clean, stable motor rated power supplies for the operation of CONTRACTOR’s Survey Equipment;

5)	Waste Disposal;

6)	Hardware and wiring for connection of CONTRACTOR Survey Equipment to COMPANY’s Vessel internal communications;

7)	All freight costs of CONTRACTOR’s Survey Equipment to be for COMPANY’s account, mobilisation/demobilisation included above are for equipment preparation and return acceptance only;

8)	Accommodation subsistence/victualling for CONTRACTOR Personnel while on-board COMPANY’s Vessel (including periods of installation of CONTARCTOR Survey Equipment on-board COMPANY Vessel);

9)	Reasonable business communications from COMPANY Vessel to shore and UK office for CONTRACTOR personnel (Access to internet & e-mail systems);

10)	Emergency Medical Treatment and Medivac to approved Hospitals;

11)
In the event that offshore transportation for CONTRACTOR Personnel is delayed or cancelled six (6) hrs or less prior to the arrival of CONTRACTOR’s Personnel at quayside or heliport, a cancellation fee of £250.00 per person and the applicable Personnel hire Day Rates shall apply;

12)
Should the delay of transportation mean that additional overnight accommodation is required for CONTRACTOR Personnel, all such costs shall be recharged to COMPANY at cost + 10% and shall apply over and above the mobilisation lump sumand Personnel hire Day Rates;

13)	If a twelve (12) hrs Survey Team is required by COMPANY note that only twelve (12) hrs will be worked per day by CONTRACTOR personnel;

CONTRACTOR     STANDARD SPREAD, HARDWARE AND SOFTWARE, PER VESSEL, FOR LONG TERM COMMITMENTS
Unless otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR’s standard Survey Equipment Spread shall be as follows:

NOTE:
The survey spread provided on the Symphony is a full construction support survey acquisition and processing system, based on Fugro Starfix software.

This includes a large number of specific acquisition modules and solutions such as:

•	MBE Acquisition

•	INS ( Inertial Navigation engine)

•	Eventing module

•	Digital Video acquisition and archive solution (4 Channel)

•	Back2Base data compression and transmission solution.

•	Unlimited software instances around the vessel ( subject to Network constraints)

The survey package also include three offline processing licences including

•	Multibeam Processing and DTM engine

•	INS Post Processing solution

•	Digital Video Playback

•	Offline Eventing Module

•	Automated Charting

The survey package also includes external software for
1x Microsoft SQL Server
2x Autocad Map software

The survey spread includes the annual calibration cost for the CTD/SVP Probes (2) and the Digital Protractor.

Hardware	Comment	Quantity
Starpak Novael	Primary GNSS receiver + spare	2
Starpack Trimble	Secondary GNSS receiver	1
AD492	Standard GNSS and Lband antenna	3
AD493	High latitude Lband antenna	1
Processing PC	Tower PC	3
21” Monitor	For Processing PC	6
Online PC	Rack Mount PC	5
20” Monitor	For Online PC’s	10

Starfix Smart Remotes	Small Form Factor PC	8
19” Monitor	For Smart Remotes	7
15” Monitor	For Crane	1
Starport	Serial to Network Converter	5
PPS Distribution	PPS	2
Starfix DV System (including spares)	DV	1
Quad Splitter	DV	1
LT04	DV	2
CTD	CTD	2
A0 Plotter	Plotter	1
Digital Protractor	Calibration	1
Disto	Calibration	2
Starfix Suite – as required for above PC’s	Software
AutoCad Map	Software	2

CONTRACTOR     STANDARD SPREAD, HARDWARE AND SOFTWARE, PER VESSEL, FOR SHORT TERM COMMITMENTS

Survey Equipment Spread’s for short term commitments shall be identified on a case by case basis and included within the applicable CALL-OFF ORDER.

CONTRACTOR STANDARD SURVEY EQUIPMENT MANNING LEVELS

Survey Equipment Manning Levels is dependant of the specifics of the WORK and will be agreed on a case by case basis and identified within the applicable CALL-OFF ORDER.

5.0    VARIATIONS

5.1    Any Variation in the WORK shall be valued in strict accordance with the rates and prices contained within Clause 4 COMPENSATION.

5.2    If the Variation WORK is of a differing nature and cannot be readily evaluated in accordance with the foregoing rates and prices the COMPANY may request the CONTRACTOR to propose a lump sum for COMPANY’s consideration. The CONTRACTOR shall be requested to demonstrate the build up to any lump sum in order to demonstrate that it is priced on the same basis as the rates and prices contained herein and is fair and reasonable.

5.3    Any work that COMPANY instructs CONTRACTOR to undertake on a reimbursable basis shall be remunerated to CONTRACTOR at the cost of the invoice (net) plus ten percent (10%).

6.0    INVOICING

Lump Sum and Unit Rate Invoices shall be invoiced in accordance with the pricing schedule detailed in this section, 4.0 COMPENSATION.

•	Reimbursable items shall be fully supported.

•	The invoice shall clearly make reference to the payment stage, Contract No., item Nos., description and quantities.

•
Where the WORK is expected to continue for more than one-month duration or extend from one month in to the following month, monthly invoices shall be raised, otherwise CONTRACTOR shall be entitled to submit an invoice on successful completion of the WORK.

•	Invoices shall be submitted marked for the attention of the COMPANY Representative in the CALL-OFF ORDER.

•	The following reference shall be clearly quoted on the invoice:
CONTRACT No:214-0917:
CALL-OFF ORDER No. XXXX;
PROJECT Name: Provision of Survey Personnel and Equipment Services.

•
In order to facilitate payment of invoices, CONTRACTOR is required within two weeks of receiving this CONTRACT to furnish COMPANY with details of its bank account to which payment will be made. This should include the Bank’s name and address, sort code and CONTRACTOR's account number

SECTION IV SCOPE OF WORK

1.0    INTRODUCTION

1.1    The CONTRACTOR shall be responsible for providing COMPANY with the Provision of Survey Personnel & Equipment Services (hereinafter called the “WORK”),

1.2    The specific scope of services to be performed by CONTRACTOR under the CONTRACT is further identified below:

•
The CONTRACTOR shall provide the WORK (Provision of Survey Personnel & Equipment Services) according to the specific requirements as agreed between the Parties and as identified within the applicable CALL-OFF ORDER, inclusive of the required equipment and manning levels and the specifics in relation to any required deliverables (final Report) and the timelines for delivery of such deliverables;

WORK COMMENCEMENT, Mobilisation Window:

The WORK shall commence during a Mobilisation Window as further identified below unless otherwise agreed within the applicable CALL-OFF ORDER;

The COMPANY agrees to notify the CONTRACTOR of the mobilisation date in accordance with the following:

•	60 days’ notice of a 30-day Mobilisation Window;

•	35 days’ notice of a 14-day Mobilisation Window;

•	21 days’ notice of a 7-day Mobilisation Window;

•	10 days’ notice of a 3-day Mobilisation Window;

•	3 days’ notice of actual mobilisation day in agreed port of mobilisation;

Each notified Mobilisation Window and actual mobilisation date following wholly within the previously notified window;

OUTLINE SCOPE OF SERVICES/SUPPLY

The CONTRACTOR shall provide the WORK (Provision of Survey Personnel & Equipment Services) as outlined below, however the below list is not exhaustive and the WORK shall instead be limited to the safe capabilities and resources of the CONTRACTOR Personnel and Equipment. As above, the specific WORK to be provided shall be identified within the applicable CALL-OFF ORDER.

•	Provision of Survey Services on board COMPANY provided Vessels;

1.3    Additional services not listed herein may from time-to-time by requested under the provisions of the CONTRACT.

2.0    SCOPE OF SERVICES

2.1    The CONTRACTOR has been selected for the performance of the WORK on the understanding that it is an expert and professional in the class of work involved and that it will use and show all reasonable skill and judgement of such an expert and professional in the performance of the WORK.

The CONTRACTOR shall perform the WORK in accordance with the terms and conditions of the CONTRACT, all applicable legislation, regulations, statutory instruments, codes of practice, guidance notes and recommendations of the CONTRACT extracts, specifications and drawings attached hereto, which are now or may in the future become applicable to the CONTRACT.

•    The WORK to be performed by CONTRACTOR will include but not be limited to the provision of all management, supervision, equipment, materials, consumables and where requested, transport, necessary to perform the WORK.

•    CONTRACTOR is responsible for providing personnel, resources and equipment required for the proper and expeditious performance of the agreed scope of services in accordance with the CONTRACT.

•    COMPANY is committed to preserving the health and safety of people and the protection of the environment throughout its organisation, and the organisations with which it places contracts for the performance of the WORK. Accordingly, the CONTRACTOR shall promote health, safety and environmental protection throughout its organisation and those of its SUBCONTRACTOR’s to ensure that the CONTRACT is performed without harm to persons, property or the environment.

2.2    ERRORS AND OMISSIONS

•    The review and approval by COMPANY of any procedures, documents or drawings shall only indicate a general requirement and shall not relieve CONTRACTOR of his obligation to comply with the requirements of the CONTRACT.

•    Any errors or omissions noted by CONTRACTOR shall be immediately brought to the attention of COMPANY.

2.3    DEVIATIONS

•    All deviations to this WORK and other referenced specifications or attachments listed in the CONTRACT shall be made in writing and shall require written approval by COMPANY prior to execution of the WORK.

2.4    PERSONNEL (GENERAL)

•    CONTRACTOR guarantees that sufficient experienced and competent personnel shall be made available to carry out the WORK, in accordance with the CONTRACT. CONTRACTOR personnel shall be able to maintain a 24 hour a day operation, if required.

2.5    EQUIPMENT (GENERAL)

•    CONTRACTOR shall supply all equipment required for the WORK in accordance with the CONTRACT.

•    Equipment spread and material will be provided by CONTRACTOR in quantity and quality, such as to carry out the WORK in the CONTRACT in a continuous and optimised fashion.

The Equipment Spread selected by CONTRACTOR shall be capable of performing the WORK within the requirements of the CONTRACT.

•    CONTRACTOR will supply enough spares in order to avoid any interruptions in the operation. CONTRACTOR shall provide evidence of regular planned maintenance of equipment.

•    CONTRACTOR will supply PUWER and LOLER Assessments for all equipment provided for use at COMPANY or COMPANY’s other contractors or Third Party managed WORKSITES.
•

•    CONTRACTOR shall ensure that as a minimum all items provided for provision of the WORK comply with industry best practice, regulations, and legislative requirements for the location where WORK is to be performed.

3.0    COMPANY PROVIDED ITEMS

COMPANY shall be responsible for providing vessels, transportation to and from the mobilisation and demobilisation points specified in the CONTRACT and/or agreed CALL-OFF ORDER to the offshore WORKSITE, accommodation, victualing and reasonable access to communications for business purposes while CONTRACTOR and/or SUBCONTRACTOR personnel are at WORKSITES managed by COMPANY or CLIENT.

4.0    MEETINGS

•    The COMPANY REPRESENTATIVE may hold regular meetings with the CONTRACTOR to review progress as necessary. These meetings may be attended by additional COMPANY or CLIENT personnel, and shall normally be chaired by the COMPANY REPRSENTATIVE. The attendance of CONTRACTOR or its SUBCONTRACTOR’s at any meetings arranged by COMPANY shall be included within the rates and prices identified within Section III Reimbursement of this CONTRACT.

SECTION V HEALTH, SAFETY AND ENVIRONMENTAL

1.0    SAFETY

CONTRACTOR and its SUBCONTRACTORs shall perform the WORK in a manner such that risk to the health and safety of people or to the environment has been reduced to a level which is as low as reasonably practicable. The WORK shall be performed in accordance with all relevant Statutes, regulations and bye-laws, codes of practice concerning safety, health and welfare and environmental protection matters whether current or promulgated at the date of signature of this CONTRACT.

CONTRACTOR shall implement an on-going programme of health, safety and environmental reviews of all stages of the WORK. Any adverse findings shall be addressed immediately by the CONTRACTOR.

CONTRACTOR’s organisation may be subject to on-going health, safety or environmental audits at various stages of the WORK. Such audits shall be to measure conformity to relevant statutory requirements and CONTRATOR’s health, safety or environmental policy.

2.0    HSE PROCEDURES

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR shall comply with and shall perform the WORK in accordance with the COMPANY’s/CLIENTS Worksite HSE Management system (Appendix XX attached herein) and with the following basic principles with respect to health, safety and environmental management:

•    To be responsible for their own and SUBCONTRACTOR’s personnel safety and prevent unsafe behaviour, or infringements against statutory health, safety or environmental rules.

•    To co-operate fully with managers and supervisors of the COMPANY at the WORKSITE regarding all work matters including HSE management.

•    To perform their WORK scope in accordance with instructions and procedures approved by COMPANY and with the general requirements laid out in COMPANY’s specific Worksite HSE Management system.

•    To provide equipment which is fit for purpose and with all safety features in place in accordance with statutory health, safety or environmental rules.

•    To report all injury, damage (including pollution or spill), occupational illness, or (near miss) incident events as soon as practicable after the event.

It is mandatory that all people working at any WORKSITE wear the correct PPE. All personnel provided by CONTRACTOR shall be provided (by CONTRACTOR) as a minimum, full overall, safety boots / shoes, safety glasses and hard hat for all working areas. For outside work, suitable weather protective clothing and lifejackets if required by working area rules.

Where appropriate, CONTRACTOR’s offshore personnel are expected to have documentary evidence to show that they have trained in basic firefighting and survival at sea, either through externally supplied firefighting / survival courses or by appropriate induction / training prior their personnel travelling offshore.

The CONTRACTOR shall ensure that all CONTRACTOR GROUP personnel have an acceptable current medical certificate(s) to prove their fitness to work offshore and must provide on request the certificate(s) for COMPANY’s review.

Alcoholic drinks or illegal drugs / controlled substances are prohibited at all WORKSITEs under any circumstances. COMPANY reserves the right to search CONTRACTOR GROUP or any other related personnel and /or equipment. Any person breaking this rule may be dismissed from the WORKSITE. If offshore, they may be returned to shore on the next available transport.

CONTRACTOR GROUP’s personnel will be provided with the COMPANY’s golden rules of safety when they arrive at WORKSITE. CONTRACTOR GROUP’s personnel shall participate in the specific WORKSITE induction, which will cover all worksite safety features, HSE rules and procedures that must be complied with.

CONTRACTOR GROUP shall comply with any local WORKSITE rules.

3.0    COMPANY HSE POLICY

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR GROUP shall comply with and perform the WORK in accordance with the COMPANY’s/CLIENT’s HSE Policy which is attached hereto (Appendix XX).

4.0    QUALITY CONTROL AND QUALITY ASSURANCE

•    CONTRACTOR GROUP shall operate a quality system in accordance with ISO 9001, ISO 14001 and OHSAS 18001 series of standards, which shall be maintained by a group of persons sufficient in number and competence to ensure its effective implementation.

•        CONTRACTOR GROUP shall carry out the WORK using equipment, processes, procedures and personnel fully qualified to, and compliant with the CONTRACT and of best industry practice.

•        CONTRACTOR GROUP shall ensure that all plant, equipment, materials and consumables required for the WORK undergo quality control checks within a sufficient time prior to despatch of the items from premises of CONTRACTOR or its SUBCONTRACTORs.

•        CONTRACTOR GROUP’s quality control department, and those of its SUBCONTRACTORs, shall be responsible for all inspection, testing and certification, and shall be independent of design and production activities.

•        The qualifications of inspection and testing personnel shall be subject to approval and the complete adherence to approved testing and inspection procedures shall be subject to regular monitoring/surveillance and periodic audit.

•        CONTRACTOR may be requested to provide information, advice and expertise to be expected of a professional contractor for incorporation into COMPANY’s project quality plans.

•        CONTRACTOR shall allow COMPANY or CLIENTs QA auditor’s full access to CONTRACTOR’s and or any SUBCONTRACTOR’s premises, personnel records and documentation, as permitted by law, for the purpose of conducting quality audits.

•        Where non-conformances are identified during audits and/or inspections by COMPANY or its CLIENT, CONTRACTOR shall undertake the corrective actions as required by the COMPANY, within agreed specified time limits and at no cost to the COMPANY.

Notwithstanding anything to the contrary included elsewhere in this CONTRACT, COMPANY shall perform the WORK all in accordance with the quality systems identified within this CONTRACT,

•	SECTION VI ADMINISTRATION INSTRUCTIONS

1.	GENERAL

1.1.	This Section of the CONTRACT details the procedures that shall be used by COMPANY and CONTRACTOR to administer the CONTRACT.

2.	COMMUNICATIONS

2.1.	Correspondence shall be in English and by letter, electronic mail, or fax.

2.2.	All correspondence and communications in relation to the CONTRACT shall be addressed and directed between the COMPANY REPRESENTATIVE and the CONTRACTOR REPRESENTATIVE or their nominated deputies.

2.3.	All mailing shall be by first class mail/airmail, courier or other equally prompt means.

2.4.	Oral communication of instructions or information in connection with the CONTRACT shall be confirmed in writing using minutes of meetings or formal correspondence as appropriate.

3.	VARIATION PROCEDURE

3.1.
The rights of COMPANY to issue VARIATIONS are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. The COMPANY shall issue an instruction to vary the WORK using a VARIATION order or form.

3.2.
The rights of the CONTRACTOR to issue a VARIATION are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. If CONTRACTOR considers that an occurrence, which shall include the COMPANY instruction, interpretation, decision or act has taken place that should give rise to a VARIATION, then the CONTRACTOR shall so inform the COMPANY immediately detailing each of the following:

a.	The specific occurrence.

b.	The date of the occurrence.

c.	The part of the relevant section of the CONTRACT under which the CONTRACTOR considers that the occurrence should give rise to a VARIATION.

d.	The impact of such occurrence on the CONTRACT duration and the effect on the CONTRACT PRICE.

3.3.
CONTRACTOR shall quantify the request for a VARIATION by giving the COMPANY detailed supporting data within a period of fourteen (14) days of occurrence or such longer time as COMPANY may agree for any specific VARIATION.

3.4.	If CONTRACTOR fails to inform COMPANY of the occurrence, CONTRACTOR shall forfeit any entitlement to adjustment to the CONTRACT PRICE and/or completion date.

However, to the extent that COMPANY judges that non-submission of said notice by the CONTRACTOR was unavoidable, the COMPANY may, at its sole discretion, elect to extend the time for the CONTRACTOR to so inform the COMPANY.

3.5.
Upon receipt by the COMPANY of information relating to each occurrence and advice relating to the effect of such occurrence, the COMPANY shall investigate the circumstances of the occurrence and the CONTRACTOR shall be advised in writing of the acceptance or otherwise of any request for a VARIATION within fourteen (14) days of receipt of the CONTRACTOR’s request or such longer time as CONTRACTOR may agree for any specific VARIATION.

3.6.	In the event that the CONTRACTOR’s request is accepted in part or in whole by the COMPANY, the CONTRACTOR shall be so advised and the COMPANY shall authorise a VARIATION.

3.7.
COMPANY shall generally not consider any CONTRACTOR’s requests made on the basis of matters not included within the CONTRACT, but should the CONTRACTOR consider that any occurrence arises on the basis of such matters, and that such an occurrence entitles the CONTRACTOR to a VARIATION, then the CONTRACTOR shall immediately so inform the COMPANY in writing in the same as detailed in Clause 3.2 above. The CONTRACTOR shall continue to keep the COMPANY informed to any effects of such occurrence with fully quantified and detailed supporting data provided on a weekly basis, summarising all effects to date.

4.	PROJECT MANAGEMENT

4.1.	As a minimum, the CONTRACTOR is responsible for providing the following project management functions:

a.	Overall management of the CONTRACT;

b.	Sufficient numbers of suitably qualified and skilled personnel with relevant experience;

c.	Suitable facilities;

d.	All necessary systems, procedures and methods;

e.	All other resources whatsoever required for the proper performance and completion of the CONTRACT;

f.	Management of the CONTRACT from a single location by one integrated organisation.

Generally, the CONTRACTOR's project management responsibilities include but are not limited to:

a.	Overall management of the CONTRACT;

b.	Quality management;

c.	Health and safety management;

d.	Environmental management;

e.	Engineering management;

f.	Procurement and Materials management;

g.	Fabrication/manufacturing management;

h.	Information management;

i.
Regulations, certification, and permitting support to the limit of permits, licences that are normally required to be maintained by CONTRACTOR with respect to the CONTRACTOR Material, equipment and personnel irrespective of actual Work location.

j.	Project control and Contract Program;

k.	Documentation Management.

The CONTRACTOR is responsible for the proper management and execution of the CONTRACT, wherever performed, and must have appropriate representation at all sites to complete all elements of the CONTRACT in a safe, environmentally responsible and timely manner in accordance with the CONTRACT. The CONTRACTOR must keep COMPANY fully informed at all times of progress and areas of concern.

COMPANY shall assist and advise the CONTRACTOR when COMPANY, in its sole judgement, considers it appropriate in relation to the CONTRACTOR's performance of the CONTRACT, without this relieving the CONTRACTOR in any way of its responsibilities, duties and obligations under the CONTRACT.

5.	WEEKLY REPORTING

5.1.	CONTRACTOR shall issue fortnightly reports for the duration of the CONTRACT. Within thirty (30) days of CONTRACT signature CONTRACTOR shall submit a fortnightly report template for COMPANY approval.

The fortnightly Report shall cover as a minimum:

a.	Work Achieved and Meetings held in the Week;

b.	Work Planned and Meetings arranged for Next Week;

c.	Areas of Concern / Critical Items;

d.	Health, Safety, Environment and Quality Assurance & Control Summary;

e.	Planning and Scheduling;

f.	Subcontracts / Procurement;

g.	Technical Queries;

h.	Interface Status.

SECTION VII CALL-OFF ORDER TEMPLATE

TBC

Contract for the Provision of Management of COMPANY owned Q1400 Trencher Systems & Management and Operation of COMPANY owned FCV3000 ROV Systems and the supply of Survey Services on board the Fugro Symphony

Contract No. 212-0917

FORM OF AGREEMENT

This CONTRACT is made between the following parties:

Global Marine Systems Limited a company incorporated under the laws of England and Wales, company registration number 10708481 and having its registered office at Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD hereinafter called the COMPANY

and

Fugro Subsea Services Limited a company incorporated under the laws of Scotland, company registration number SC105684 and having its registered office at Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW hereinafter called the CONTRACTOR.

WHEREAS:

1.	the COMPANY and its AFFILIATES (as defined in Clause 1.1) wishes that certain WORK shall be carried out, all as described in the CONTRACT and pursuant to a duly executed CALL-OFF ORDER; and

2.	the CONTRACTOR wishes to carry out the WORK in accordance with the terms of this CONTRACT and pursuant to a duly executed CALL-OFF ORDER.
NOW:

The parties hereby agree as follows:

1.	In this CONTRACT, all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2.	The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.	Section I Form of Agreement including Appendix 1;

2.	Section II a) General Conditions of Contract for Services –
Edition 2 October 2003;
b) Special Conditions of Contract;

3.	Section III Remuneration;

4.	Section IV Scope of Work;

5.	Section V Health, Safety and Environment;

6.	Section VI Company's General Obligations;

7.	Section VII Call-Off Order Template.
The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3.	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY or its AFFILIATES shall pay the CALL-OFF ORDER price.

4.	The terms and conditions of the CONTRACT shall apply from the date specified in Appendix I to this Section I - Form of Agreement which date shall be the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5.	The duration of the CONTRACT shall be as set out in Appendix I to this Section I Form of Agreement.

6.
The COMPANY or its AFFILIATE shall call-off WORK as and when required during the term of the CONTRACT by issuing a CALL-OFF ORDER. CONTRACTOR shall either: (i) notify COMPANY or its AFFILIATE of acceptance of the CALL-OFF ORDER, either by countersigning the CALL-OFF ORDER, in accordance with the notification provisions of the CONTRACT or by e-mail; or (ii) reject the CALL-OFF ORDER and/or propose modifications to the CALL-OFF ORDER. COMPANY or its AFFILATE shall consider any proposed modifications to the CALL-OFF ORDER, and if agreed, issue a revised CALL-OFF ORDER for acceptance by CONTRACTOR. A CALL-OFF ORDER will not become binding or form part of the CONTRACT until signed in writing by both COMPANY and CONTRACTOR.

The authorised representatives of the parties have executed the CONTRACT in duplicate upon the dates indicated below:
For:     For:
Global Marine Systems Limited    Fugro Subsea Services Limited
Name:     Name:
Title:    Title:
Date:    Date:

APPENDIX I TO SECTION I - FORM OF AGREEMENT

Reference

Section I

Clause 4	The EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT is
1st December 2017;

Clause 5
The duration of the CONTRACT is twelve (12) months from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT. The term of the CONTRACT may be extended for a further period of twelve (12) months by the mutual agreement of both COMPANY and CONTRACTOR no less than ninety (90) days prior to expiry of the initial CONTRACT period.

Section II

Clause 3.1(a)	The COMPANY REPRESENTATIVE is Paul Thomas or as identified within the applicable CALL-OFF ORDER.
The CONTRACTOR REPRESENTATIVE is, as identified in the applicable CALL-OFF ORDER.

Clause 5.1     The COMPANY designated heliport is Dyce, Aberdeen;
The COMPANY designated supply base is Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW;

Clause 10.2(b)
The Defects Correction Period is: CONTRACTOR GROUP’s Defects Correction (to reacquire data and/or rectify defective WORK) shall cease immediately upon CONTRACTOR GROUP’s demobilisation and departure from the offshore WORKSITE as detailed in the relevant CALL-OFF ORDER.

Clause 13.8     The period of suspension is seven (7) days.

Clause 14.3	Latest time for receipt of invoices ninety (90) days commencing at the agreed date at which the WORK was completed.

Clause 14.9     Interest rate per annum - Base Rate plus three (3) per cent p.a.

Clause 17.4    Rights shall vest in CONTRACTOR.

Clause 19.2(d)	This indemnity is given in respect of the following property and is subject to any exclusions or limitations specified below:
(i)    Property directly affected by the WORK, all as identified within Clause 19.2 d) of Section II B Special Conditions of Contract.
(ii)    Other property, all as identified within Clause 19.2 (d) of Section II Special Conditions of Contract.
(iii)    For the purposes of Clause 19.2(d) only, consequential losses     shall have the same meaning as in Clause 21
Clause 20.2     Insurance by the CONTRACTOR, the amounts are
Employers’ Liability: UK Sterling fifteen million pounds sterling (£15,000,000) anyone occurrence.

General Third Party: EURO ten million (EUR€10,000,000) per occurrence combined single limit for property damage and/or bodily injury, EURO twenty million (EUR€20,000,000) for products liability in the annual aggregate.

Clause 24.7(a) (iii) Special Conditions remaining in full force and effect shall be – All.

Clause 28.6     The addresses for the service of notices are:

(i) COMPANY	Ocean House, 1 Winsford Way, Boreham Interchange, Chelmsford, Essex, United Kingdom, CM2 5PD.

(ii) CONTRACTOR	Fugro Subsea Services, Fugro House, Denmore Road, Bridge of Don, Aberdeen, AB23 8JW.

Clause 29.1(a)     Limitation of Liability before the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.1(b)     Limitation of Liability after the date of completion of the WORK
The sum is limited to 100% of the relevant CALL-OFF ORDER PRICE.

Clause 29.2	The Limitation Period shall cease upon expiry of the Defects Correction Period identified in Clause 10 herein.

Clause 30.1(b)     Resolution of Disputes. The nominees are:
(i) COMPANY         Ian Bryan, Director Corporate Development.
(iii) CONTRACTOR:     Derek Cruickshank, Managing Director.

SECTION II (A) LOGIC GENERAL CONDITIONS OF CONTRACT FOR SERVICES (ON- AND OFF-SHORE). EDITION 2 –OCTOBER 2003

SECTION II (B) SPECIAL CONDITIONS

The following amendments shall be made to the LOGIC General Conditions of Contract for Services (On and Off-shore).

1. Definitions

1.2. Insert new definition as follows: “CLIENT shall mean any party (together with its CO-VENTURER’s in any relevant hydrocarbon, exploration and/or production licence), with whom the COMPANY has contracted and for whose ultimate benefit the WORK hereunder is provided”.

Renumber all existing clauses accordingly.

1.3. Definition of COMPANY GROUP: Add “, and the CLIENT from time to time,” after “shall mean the COMPANY”. Add “it’s other contractors and subcontractors (of any tier)” after “CO-VENTURERS” in the definition of COMPANY GROUP.

1.16. Insert new definition as follows “CALL-OFF ORDER” shall mean the document in the form set out in Section VII Call-Off Order Template which incorporates the different parts of the CONTRACT and which when completed and signed will detail the specifics of the WORK to be carried out”.

1.17. Insert new definition as follows “CALL-OFF ORDER PRICE” shall mean the sum(s) of money in the relevant CALL-OFF ORDER being payment for the satisfactory performance of the WORK by CONTRACTOR and as may be adjusted from time to time in accordance with the CONTRACT”.

2. Interpretation

Insert a new clause 2.4 as follows:

2.4. Where approval or agreement is required by either Party under this CONTRACT, such approval shall not be unreasonably withheld, conditioned or delayed and where instructions are requested in writing from the COMPANY written instructions shall be provided within a reasonable time so as not to delay the WORK.

4. CONTRACTORS general obligations

In 4.2 add “But for the avoidance of doubt, the CONTRACTOR warrants that the results of the WORK will be fit for the purpose as identified in the applicable CALL-OFF ORDER and the respective specification”.

In 4.4 add “However, notwithstanding anything to the contrary included elsewhere in the CONTRACT, breakdown of any equipment utilised by CONTRACTOR GROUP in performance of the WORK shall not constitute a breach of CONTRACT and COMPANY GROUP’s remedy in respect thereof shall be limited to suspension of CONTRACTOR’s relevant hire charges as further identified in Section III Remuneration. Provided always that the CONTRACTOR shall be allowed two (2) hours maintenance allowance per day up to a cumulative total of twelve (12) hours for maintenance and repair of its ROV spread during which time the CONTRACTOR’s equipment and associated personnel shall be deemed on standby at the relevant hire charges as further identified in Section III Remuneration.”

Further, CONTRACTOR’S ROV Supervisor shall have the authority to decline to deploy the ROV System if conditions are such that to do so may, in the CONTRACTOR’S ROV Supervisor’s sole opinion, present an unacceptable risk to the safety of personnel or equipment and shall have the authority to decide if and when to recover the ROV System in the face of marginal weather with a worsening forecast. Additionally, the CONTRACTOR’S

ROV Supervisor shall have the authority to decline to endeavour to access any area where, in the CONTRACTOR’S ROV Supervisor’s opinion to do so may risk entrapment or loss of the vehicle. In any of the above cases, CONTRACTOR shall not be liable or penalised in any way and relevant day rates as further identified in Section III Remuneration shall continue to apply

6. CONTRACTOR to inform himself

6.1. Add at the beginning of the Clause “Subject to Clause 7.4”

7. CONTRACTOR to inform COMPANY / COMPANY to inform CONTRACTOR

7.3. Add at the end of the second paragraph “to the extent permitted by law”.

7.4. Add: “Such information shall include but not be limited to: (i) the presence, type and precise location of facilities, obstructions and hazards on or above or below or within 500m of the WORKSITE that may affect the efficiency or safety of the WORK. Such facilities, obstructions, and hazards may include, but not be limited to: subterranean and sub aqueous structures, cables, pipelines, tunnels and utilities, explosive ordnance, fishing-gear, cavities, over- and under-pressurised groundwater, and shallow gas; (ii) the WORK Geodetic system for horizontal and vertical control.

8. ASSIGNMENT AND SUBCONTRACTING

8.2 a): Insert "except to an Affiliate" after "WORK" in second sentence.

9. CONTRACTOR PERSONNEL
Insert new Clause 9.9 as follows:
9.9. from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT until twelve (12) months after the CONTRACTOR completes the WORK, the COMPANY GROUP shall not directly or indirectly solicit the employment of, or interfere with or endeavour to entice away from the CONTRACTOR or endeavour to obtain the employment or engagement of, any person who has or had been allocated or assigned to the performance of the WORK by the CONTRACTOR provided that this prohibition shall not apply where any such person responds unsolicited to advertisements placed in the media by COMPANY.

10. Examination and defects correction

10.2. Add the word “material” before “defect” on each occasion it appears throughout the clause.

10.2 (b) At the end of sub-clause add “For the avoidance of doubt, CONTRACTOR’s liability to reacquire data or rectify defective WORK shall cease immediately upon CONTRACTOR’s departure from the offshore WORKSITE. Following CONTRACTOR’s departure from the offshore WORKSITE, CONTRACTOR’s liability to rectify defects will be limited to the re-analysis of data and re-issuing of reports for a maximum of two (2) separate occasions expiring twelve (12) months from receipt by COMPANY of CONTRACTOR’s final report”.

10.2.(c) Delete the first sentence and at the start of the second sentence insert “If the CONTRACTOR fails to remedy any defect within a reasonable period of time of being notified by COMPANY, such notification to be provided by COMPANY prior to CONTRACTOR’s demobilisation and departure from the WORKSITE,

Add to Clause 10.2(d) “Notwithstanding anything to the contrary included elsewhere in this CONTRACT, CONTRACTOR shall not be liable for defects caused by CONTRACTOR’s reliance on TECHNICAL INFORMATION or any other information, instruction or direction provided by the COMPANY”.

Add new Clause 10.2 (e) as follows:

10.2 (e)
“Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR’s liability for error or mistake in the performance of the WORK shall be limited only to CONTRACTOR’s charges relating to the WORK executed erroneously in proportion to the extent of the error or mistake or, where feasible and reasonable, the re-execution of such offshore WORK at no further charge to COMPANY, subject to CONTRACTOR being notified of any error or mistake prior to CONTRACTOR’s demobilisation and departure from the offshore WORKSITE following final scheduled WORK activities for that phase of the WORK.

Notwithstanding the above, if a component part of the CONTRACTOR’s equipment spread is not functional but WORK can continue either with the scheduled task or other activities required to progress the WORK, this shall not be considered downtime or breakdown”.

Insert new clause 10.3 as follows:

10.3	“Notwithstanding anything to the contrary the foregoing warranties shall be exclusive and in lieu of any other warranty whether express or implied or otherwise at law”.

Insert new clause 10.4 as follows:

10.4
“CONTRACTOR shall ensure regular quality checks are performed in order to confirm the accuracy and integrity of the survey data being acquired by CONTRACTOR. The CONTRACTOR shall raise any anomalies or inconsistencies in the survey data acquired by it to the COMPANY without delay”.

11. Variations

At the end of Clause 11.2 add “by agreement between the parties”.

Insert new clause 11.3 as follows:

“11.3    CONTRACTOR shall be entitled to a VARIATION and a consequent adjustment to the CONTRACT PRICE and SCHEDULE, if the COMPANY, through its instructions, actions or lack of actions, has varied the scope of the WORK or the time for performance of the WORK or if the COMPANY has failed to provide unobstructed access to the WORKSITE.”

12. Force Majeure

12.2 Amend opening words to read “For the purposes of this CONTRACT, force majeure shall include but not be limited to:”

Insert new clause 12.6 as follows:
12.6    In the event that any Force Majeure occurrence lasts longer than seven (7) days, COMPANY may instruct CONTRACTOR to remain on standby at a safe location, in which case COMPANY shall bear the associated standby costs set forth in Section III Remuneration. If standby option is not exercised by COMPANY, either COMPANY or CONTRACTOR can terminate the PURCHASE ORDER. Having elected to retain CONTRACTOR on standby and the delay due to FORCE MAJEURE prolongs, COMPANY can terminate the PURCHASE ORDER. If the PURCHASE ORDER is terminated through such FORCE MAJEURE event, COMPANY shall pay CONTRACTOR all outstanding sums due for the WORK completed to date of FORCE MAJEUE occurrence. Upon cessation of any FORCE MAJEURE occurrence the Parties may agree a revised programme to include for rescheduling of the WORK so as to minimise the effects of the delay which will be subject to CONTRACTOR'S other contractual commitments. In such event COMPANY shall reimburse CONTRACTOR for the costs of re-mobilisation.

13. Suspension

Insert the word ‘material’ before the word ‘default’ wherever appearing

13.5. Add at the end “Additional costs for which the CONTRACTOR is liable under this clause shall be documented and reasonable”.

13.8: Change "fourteen (14) days" to "seven (7) days" on both occasions

Insert new clauses 13.9 – 13.10. as follows:

13.9. CONTRACTOR shall have the right, upon notice to the COMPANY, to suspend the WORK or any part thereof to the extent detailed in the notice, for failure of COMPANY to meet its obligations under this CONTRACT, including but not limited to failure to make payment of the amounts due within 30 days of notice from CONTRACTOR that amounts are overdue and non-fulfilment of the obligation to inform CONTRACTOR of hazards pursuant to clause 7.4;

13.10. COMPANY agrees that CONTRACTOR shall not be liable to COMPANY for, and indemnifies CONTRACTOR from and against, any loss or damage or other liability suffered or incurred by COMPANY arising out of or in connection with suspension by CONTRACTOR under clause 13.9. In addition, and for the avoidance of doubt, Clause 13.4 shall continue to apply in the event of suspension in accordance with Clause 13.9.

18. Laws and regulations

18.2: Delete and replace with; "CONTRACTOR shall, in due time, obtain and maintain such approvals and permits as are necessary for the performance of the WORK and which must be obtained in the name of CONTRACTOR. COMPANY shall provide any necessary assistance in this connection.

COMPANY shall, in due time, obtain and maintain all other approvals and permits, such as the right to enter into and exit from the WORKSITE.

COMPANY shall advise CONTRACTOR of any limitations or restrictions affecting the right of entry to the WORKSITE, and CONTRACTOR shall abide by such limitations or restrictions, but CONTRACTOR shall not be liable for failure to comply with the terms of any contract or permit of COMPANY of which CONTRACTOR is not aware and could not reasonably be expected to have known about. "

19. Indemnities

Add new Clause 19.1(e) as follows:

Survey operations that require intrusion of equipment or goods into the seabed (ground) will cause a change in the physical, chemical and hydraulic properties of the seabed (ground). In such instances, the COMPANY shall be responsible for, and shall indemnify CONTRACTOR GROUP against all consequences of such change notwithstanding he negligence or breach of duty (statutory or otherwise) of CONTRACTOR.

Add new Clause 19.1 (f) as follows:

Any such claims, losses, damages, costs (including legal costs) expenses and liabilities that may be brought by or in respect of any personnel employed by the CONTRACTOR against the COMPANY pursuant to any loss of employment of such personnel with the CONTRACTOR.

Delete clause 19.2(d) and replace with “loss of, damage to or recovery of any third-party infrastructure within 500m of the WORKSITE including but not limited to oil and gas and telecommunications infrastructure and consequential losses arising therefrom where such loss, damage or recovery arise from or in connection with the performance or non-performance of the CONTRACT. This Clause 19.2(d) shall apply notwithstanding Clause 19.1(c).”

20. Insurance by Contractor

20.1 Insert at the end of the clause the following “All insurance provided by COMPANY GROUP shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the CONTRACTOR GROUP in relation to the CONTRACT to the extent of the liabilities assumed by the COMPANY GROUP under the CONTRACT”.

Insert New Clause 20.5 as follows:

CONTRACTOR’s rates and pricing included within Section III Remuneration do not make allowance for additional insurance premiums required to extend insurance in relation to interaction with unexploded ordnances (UXOs). If any such operation is required, CONTRACTOR shall be entitled to a VARIATION to reflect additional insurance premium/s, if any. In the event that CONTRACTOR’s insurer declines to extend insurance in respect of UXO interaction, CONTRACTOR and COMPANY shall discuss whether to proceed and if so, make an appropriate reapportionment of risk”.

24. Termination

Insert the word “material” before “default” throughout this provision

24.4. Insert at the end of the Clause, the following “In addition to the above, in the event of such termination the COMPANY shall reimburse CONTRACTOR the applicable cancellation fee as further detailed within Section III Remuneration.”

Insert a new clause 24.8 as follows:

24.8. The CONTRACTOR shall have the right by giving notice to terminate the CONTRACT and/or any CALL-OFF ORDER for any or all of the following reasons:

a) in the event of a material default on the part of the COMPANY. Failure by COMPANY to make payment of CONTRACTOR’s correctly prepared and adequately supported invoices within forty-five (45) days of such invoice due date shall be deemed to be a material default hereunder; or

b) in the event of the COMPANY becoming bankrupt or making a composition or arrangement with its creditors or a winding-up order of the COMPANY being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up being passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking being appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing being done or suffered under any applicable law”.

25. AUDIT AND STORAGE OF DOCUMENTS

25.4: Please change "six (6) years" to "two (2) years"

26. Liens

26.1. To be deleted.

33. WAR RISK INSURANCE

“CONTRACTOR insurance coverage extends worldwide, but in the event of personnel, a vessel or craft insured sailing for, deviating towards, or being within the Territorial Waters of any of the Countries or places described in the Current Exclusions as set out in the attached notice (or current version thereof), CONTRACTOR must notify its insurers who will advise if an additional premium will be applicable, or, indeed, if insurance is withdrawn.
Where this occurs during the currency of a contract, CONTRACTOR shall be reimbursed the amount of such additional premium at cost. In the event that insurance is withdrawn, clearly CONTRACTOR would have discussions with the COMPANY concerned as a decision would be required on whether to proceed”.

34. LIQUIDATED DAMAGES

“Liquidated Damages shall be agreed on a case by case basis and detailed in the relevant CALL-OFF ORDER and shall apply only when COMPANY GROUP suffers loss as a consequence of later performance by CONTRACTOR GROUP. Notwithstanding anything included elsewhere in the CONTRACT to the contrary, the amount of such Liquidated Damages shall accrue at a rate of zero-point three percent (0.3%) of the CONTRACTOR’s vessel day rate per day, as further identified in Section III Remuneration herein, and shall be subject to an aggregate and/or cumulative cap of a sum equal to ten percent (10%) of the relevant CALL-OFF ORDER value. Such Liquidated Damages shall be the COMPANY GROUP’s sole and exclusive remedy and CONTRACTOR GROUP’s sole and exclusive liability in respect of delay in the late commencement, performance or completion of the WORK under this CONTRACT”.

35. GLOBAL NAVIGATION SATELLITE SYSTEM

Insert new Clause 35 as follows:

35.1. The CONTRACTOR has no control over any part and shall not be liable to the COMPANY GROUP in respect of the WORK to the extent that such failure of performance is due to the failure of the Global Navigation Satellite Systems space and ground segments ("GNSS"), as described below. For the avoidance of doubt, any warranty provided herein shall specifically exclude the GNSS.

35.2. COMPANY acknowledges as follows:

(a) GNSS has been developed and is operated by the United States Department of Defence and the Russian Federal Space Agency (“the GNSS Operators”) and if the level of performance of the GNSS is impaired or ceases operation due to any act or omission of the GNSS Operators and/or any other authority and/or regulatory body which may now or later have responsibility for any aspects of the GNSS, then CONTRACTOR shall not be held responsible for any such act or omission, regardless of whether a complete or partial withdrawal or modification of the GNSS results; and

(b) Differential GNSS (“DGNSS”) relies upon the availability of normal uninterrupted satellite and telecommunications services; power supplies (including electrical supplies); equipment which may be owned or controlled by COMPANY or third parties (other than members of

CONTRACTOR GROUP), and to the extent that the unavailability of such services, supplies or equipment affects the performance of the WORK, the CONTRACTOR shall not be liable therefor.

35.3. COMPANY agrees that the CONTRACTOR shall not be liable to COMPANY for, and indemnifies CONTRACTOR GROUP from and against, any loss or damage or other liability suffered or incurred by COMPANY GROUP arising out of or in connection with the provision of or failure to provide DGNSS; or the unavailability, malfunctioning, interruption or other defect in such services, supplies or equipment referred to in this clause hereof for which third parties or COMPANY are responsible pursuant to Clause 35.2 above. No such unavailability, malfunctioning, interruption, non-operation or other defect shall relieve COMPANY of any of its obligations in the CONTRACT.

SECTION III REMUNERATION

1.0    GENERAL

1.1    The terms and conditions set forth in this Section III Remuneration specify the basis for compensating CONTRACTOR for WORK which CONTRACTOR shall provide to COMPANY or its AFFILIATE under this CONTRACT and an agreed CALL-OFF ORDER. The rates, prices and principles set out in this Section III Remuneration shall be applied to define the CALL-OFF ORDER PRICE and paid to CONTRACTOR as a result of the satisfactory execution of the WORK in accordance with the requirements of the CONTRACT and the agreed CALL-OFF ORDER.

1.2    The rates and prices specified herein shall be deemed as all-inclusive to allow for all costs incurred by the CONTRACTOR in complying with the terms and conditions of the CONTRACT and the agreed CALL-OFF ORDER, and shall represent the total remuneration due to the CONTRACTOR in full consideration of the satisfactory performance of the WORK performed.

2.0    BASIS OF RATES AND PRICES

2.1    The rates and prices set forth herein are fully inclusive of all costs (including both direct and indirect costs), management and administrative costs, overhead and profit and shall apply equally to performing the WORK in large or small quantities, in any sequence, or in difficult or easy situations and whether the WORK is performed by the CONTRACTOR or its SUBCONTRACTORS.

2.3    The currency of the agreement is pounds sterling (GBP (£)). All lump sum amounts, unit rates, and other pricing shall be as detailed and all invoices prepared, submitted and paid in pounds sterling (GBP (£)).

3.0    BASIS OF RATES

3.1    The rates set forth herein shall include but not be limited to, the cost of salaries and wages actually paid to personnel, cost of all CONTRACTOR’s payroll burdens, benefits and contributions, all taxes (except VAT) and insurance requirements in relation to working at CONTRACTOR offices or any other worksite and in full compliance with all terms and conditions of the CONTRACT to carry out the WORK as described in Section IV Scope of Work and the agreed CALL-OFF ORDER.

3.2    Value Added Tax is excluded from the rates, sums and percentages herein. CONTRACTOR shall obtain for the benefit of COMPANY all available exemption from import duties, investment tax, Value Added Tax and all similar taxes and shall pass on to COMPANY any and all rebates.

4.0    COMPENSATION

4.1    CONTRACTOR shall be compensated for the satisfactory performance of the WORK in accordance with the rates, sums and prices contained within the rate tables included below. Any additional or project specific equipment shall be priced on a case by case basis and identified within the applicable CALL-OFF ORDER:

Management of COMPANY owned Q1400 Trencher Systems (2x) & Management and Operation of COMPANY owned & FCV 3000 WROV ROV Systems (2x) and the supply of Survey services onboard the Fugro Symphony.

Management of COMPANY owned Q1400 Trencher Systems (2x):

Item	Price (GBP)
Monthly Lump Sum charge for the provision of Management of COMPANY owned Q1400 Trencher Systems *	£

Pricing Notes:

* CONTRACTOR’s Monthly Lump Sum charge for the provision of Management of COMPANY owned Q1400 Trencher Systems (2x) includes the following:

•	In-house Project Management;

•	Access to onshore/in-house Technical Support;

•	Management of the maintenance of Q1400 Trencher Systems (2x);

•	Management of the procurement and supply and inventory management of suitable level of spares for Q1400 Trencher Systems(2x);

Purchase of Spares for COMPANY owned Q1400 Trencher Systems (2x)

Item	Price (GBP)
Purchase of Spares for COMPANY owned Q1400 Trencher Systems (2x), subject to COMPANY’s prior approval *	Cost + 10%
Packaging and Transportation of Spares for COMPANY owned Q1400 Trencher Systems (2x)	Cost + 10%

Pricing Notes:
* Process for the approval by COMPANY to proceed with the purchase by CONTRACTOR of identified Spares for COMPANY owned Q1400 Trencher Systems (2x) to be identified. However, and notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR accepts no liability or responsibility of any kind for any losses, costs or claims associated with COMPANY owned Q1400 Trencher Systems breakdown or failure as a result of COMPANY’s failure to approve the purchase of Spares equipment identified and recommended by CONTRACTOR and in such event CONTRACTOR’s personnel and equipment Daily Hire Rates shall continue to apply.

Management of COMPANY owned FCV 3000 WROV ROV Systems (2x) onboard the Fugro Symphony;

Item	Price (GBP)
Monthly Lump Sum charge for the provision of Management of COMPANY owned FCV 3000 (2x) WROV ROV System’s on board the Fugro Symphony *	£

Pricing Notes:

* CONTRACTOR’s Monthly Lump Sum charge for the provision of Management of COMPANY owned FCV 3000 WROV ROV Systems (2x) on board the Fugro Symphony includes the following:

•	In-house Project Management;

•	Access to onshore/in-house Technical Support;

•	Management of the maintenance of FCV 3000 WROV ROV Systems (2x);

•	Management of the procurement and supply and inventory management of suitable level of spares for FCV 3000 WROV ROV Systems (2x);

Purchase of Spares for COMPANY owned FCV 3000 WROV ROV System (2x)

Item	Price (GBP)
Purchase of Spares for COMPANY owned FCV 3000 WROV ROV System (2x), subject to COMPANY’s prior approval *	Cost + 10%
Packaging and Transportation of Spares for COMPANY owned FCV 3000 WROV ROV System (2x)	Cost + 10%

Pricing Notes:
* Process for the approval by COMPANY to proceed with the purchase by CONTRACTOR of identified Spares for COMPANY owned FCV 3000 WROV ROV System (2x) to be identified. However, and notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR accepts no liability or responsibility of any kind for any losses, costs or claims associated with COMPANY owned FCV 3000 WROV ROV System breakdown or failure as a result of COMPANY’s failure to approve the purchase of Spares equipment identified and recommended by CONTRACTOR and in such event CONTRACTOR’s personnel and equipment Daily Hire Rates shall continue to apply;

CONTRACTOR owned Associated ROV Equipment (FCV 3000 WROV ROV System compatible)

Mobilisation and Demobilisation of CONTRACTOR owned Associated ROV Equipment

Item	Price (GBP)
Transportation of CONTRACTOR Associated ROV Equipment and necessary materials from CONTRACTOR’s base in Aberdeen to COMPANY’s nominated Vessel mobilisation Quayside *, **	Cost + 10%
Transportation of CONTRACTOR Associated ROV Equipment and necessary materials from COMPANY’s nominated Vessel demobilisation Quayside to CONTRACTOR’s base in Aberdeen *, **	Cost + 10%

Pricing Notes:	* CONTRACTOR’s transportation fee for CONTRACTOR’s Associated ROV Equipment includes the following:

•	Pre-transportation checks/re-delivery checks;

•	Certifying authority release note in Aberdeen;

•	Manifest and loading;

•	Delivery/re-delivery of CONTRACTOR Associated ROV Equipment to/from CONTRACTOR’s base in Aberdeen and COMPANY’s nominated mobilisation/demobilisation Quayside;

** CONTRACTOR’s transportation fee for CONTRACTOR’s Associated ROV Equipment excludes the following:

•	All port services;

•	Quayside and Vessel craneage;

•	Engineering deck calculations/sea-fastening;

•	Provision of welders plus load testing services and equipment;

Daily Hire Rates of CONTRACTOR owned Associated ROV Equipment

Item	Day Rate (GBP)
H4 Tree H4 Mandrel Type VX Gasket Profile Clean-Up Tool	£25
Tool Deployment Unit (TDU)	£
Linear Override Tool	£
Fluid Skid c/w Pump	£
Regan Latch Release Tool	£13
Water Jetting Unit	£40

Pricing Notes:

•	COMPANY to provide, at no charge/cost to CONTRACTOR, Subsea Navigation System, Nav screens, Round Robin and clear communications;

Mobilisation and Dempbilisation of CONTRACTOR Personnel for Operation of COMPANY owned FCV 3000 WROV ROV System (2x)

Item	Price (GBP)
Personnel Mobilisation, per person *	Cost + 10%
Personnel Demobilisation, per person *	Cost + 10%

Pricing Notes:	* CONTRACTOR’s Personnel Mobilisation and Demobilisation fee includes the following:

•	Transportation to/from COMPANY nominated Vessel mobilisation/demobilisation Quayside from CONTRACTOR’s Personnel original point of origin.

Daily Hire Rates of CONTRACTOR Personnel for Operation of COMPANY owned FCV 3000 WROV ROV System (2x)

Discipline	Day Rate (GBP)
ROV Supervisor, per person	£
ROV Senior Pilot Technician, per person	£
ROV Pilot Technician, per person	£

Daily Hire Rates and Lump Sum for CONTRACTOR provided Survey Services on-board the Fugro Symphony

	SECTION	Day Rate / LS	Hire of CONTRACTOR Resources (GBP)
1.0	Survey Services for COMPANY provided Vessels requiring Survey Services on long term commitment basis
1.1	Day Rates for Survey Personnel (Europe) a) Party Chief, per person b) All other disciplines, per person c) Mobilisation / Demobilisation of CONTRACTOR Personnel, per person	D/Rate D/Rate L/Sum	510 480 Cost + 10%

1.2	Starfix DGNSS Signals (Primary and Secondary) and Hardware, worldwide – per vessel Usage	P/year P/month P/day	48,000 4,800 240
1.3
Standard spread, hardware and software – per vessel (see Standard spread as further identified under heading “CONTRACTOR STANDARD SURVEY EQUIPMENT SPREAD, ROV SYSTEM MANNING LEVELS AND SURVEY EQUIPMENT MANNING LEVELS”)

Package Hardware

Online Survey System (when used)
Offline Processing System (when used)
Digital Video System (when used)
		/Month /Month /Month /Month	3,200 1,900 2,200 3,000
1.4	Starfix Processing suite per onshore suite		included in item 1.3
1.1.5	In-house Processing/Reporting Services – per man/day Per man/hour	D/Rate Hourly Rate	565 40
2.0	TRANSPONDERS
2.1	Mobilisation of MF/EHF LBL Transponder
	a) N.E Scottish Port	Lump Sum	79
	b) Norway	Lump Sum	247
2.2	Demobilisation of MF/EHF LBL Transponder
	a) N.E Scottish Port	Lump Sum	49
	b) Norway	Lump Sum	185
2.3	Mobilisation of USBL Transponder to NE Scottish Port	Lump Sum	79
2.4	Demobilisation of USBL Transponder from NE Scottish Port	Lump Sum	49

2.5	LBL Transponder Day rates
2.5.1 2.5.2	MKV Compatt MF MKV Compatt MF c/w SVS Option	Day Rate Day Rate	35 40
2.5.3	MKV Compatt MF c/w Digiquartz/Inclinometer Option	Day Rate	48
2.5.4	MKV Compatt MF c/w SVS and High Precision Strain Gauge Option	Day Rate	52
2.5.5	6G Compatt MF	Day Rate	50
2.5.6	6G Compatt MF c/w SVS Option	Day Rate	60
2.5.7	6G Compatt MF c/w Digiquartz Option	Day Rate	65
2.5.8	6G Compatt MF c/w SVS and High Precision Strain Gauge Option	Day Rate	60
2.5.9	Flotation Collar	Day Rate	3
2.5.10	Floatation Collar Upgrade for 400+ meters	Day Rate	3
2.6	USBL Transponder Day Rates
2.6.1	Mini HPR USBL Transponder	Day Rate	21
2.6.2	Simrad RPT319 Mini Beacon	Day Rate	21
2.6.3	Standard HPR USBL Transponder	Day Rate	21
2.6.4	SPT HiPAP Transponder	Day Rate	21
2.6.5	Battery charger	Day Rate	6
2.7	Transponder Moorings
2.7.1	Sandbag Mooring assembly / Seabed stand per set / per deployment (Preparation)	Lump Sum	53
2.7.2	Quadroped seabed stand (each)	Day Rate	11
2.7.3	Grimsby Bouy	Lump Sum	26
2.7.4	Sonar Reflector	Lump Sum	25
2.7.5	Strop	Lump Sum	6
2.7.6	Bow Shackle	Lump Sum	5
2.7.8	Sandbag	Lump Sum	7

Pricing Notes:

•
Please note that the above item 1.3 “Standard spread, hardware and software” Charges per month shall be charged on a when used/pro-rata basis, however each minimum hire period shall be for a period of no less than seven (7) continuous days;

•
In the event of CONTRACTOR Survey Equipment breakdown and should the CONTRACTOR Survey Equipment be unavailable to perform meaningful WORK then CONTRACTOR’s Survey Equipment, associated personnel and associated equipment shall be deemed off-hire until such time as the CONTRACTOR’s Survey Equipment is again available to commence meaningful WORK;

•	For the avoidance of doubt, CONTRACTOR’s hire Day Rates apply per each twenty-four (24) hrs period, from midnight to midnight;

•	Any Survey Equipment cross hired from third parties by CONTRACTOR shall be provided at Cost+ 10%;

•
Except where stated otherwise, a mobilisation/demobilisation lump sum of 1 x the applicable Daily Hire Rate will be applicable for all CONTRACTOR Survey Equipment to cover preparation, maintenance and consumable costs;

•	All freight costs for CONTRACTOR’s Survey Equipment to be for COMPANY’s account, mobilization/demobilization included above are for equipment preparation and return acceptance only;

•
CONTRACTOR’s Personnel mobilisation/demobilisation fee includes for transportation to/from COMPANY nominated Vessel mobilisation/demobilisation Quayside from CONTARCTOR Personnel original point of origin;

Additional CONTRACTOR’s pricing notes applicable to all of the above rates, sums and price tables under this Section 4.0 COMPENSATION of Section III Remuneration;

•
The above rates, sums and prices shall remain valid up to and including 31st December 2018, thereafter the above rates, sums and prices shall be subject to escalation by the mutual agreement of both COMPANY and CONTRACTOR;

•
The above rates, sums and prices are based strictly on WORK being performed within the UKCS only. Should COMPANY request WORK out with the UKCS, CONTRACTOR reserves the right to adjust the above rates, sums and prices accordingly;

•	The above rates, sums and prices are exclusive of VAT;

•
For the avoidance of doubt, CONTRACTOR’s hire Day Rates for the above listed Associated ROV Equipment and Survey Equipment shall commence immediately upon departure from CONTRACTOR’s base in Aberdeen and shall apply for each and every day until return to same and will not be pro-rated for part days. The Associated ROV Equipment and Survey Equipment shall remain on hire during periods of non-utilisation of the COMPANY Vessel;

•
For the avoidance of doubt, CONTRACTOR’s hire Day Rates for CONTRACTOR Personnel shall commence immediately upon CONTRACTOR’s Personnel departure from their original point of origin and shall apply for each and every day until return to same;

•
Except where otherwise agreed, CONTRACTOR’s Personnel crew changes for the WORK shall be on twenty-eight (28) day rotation with overlap charges applicable on days where both CONTRACTOR Personnel are simultaneously on board the COMPANY Vessel, travelling offshore/returning or standing by at the crew change mobilisation point. A mobilisation/demobilisation fee will be charged per person per direction of travel;

COMPANY PROVIDED ITEMS

The COMPANY shall provide the following, at no charge/cost to CONTRACTOR:

•
All support flights to/from Fugro Symphony for all CONTRACTOR Associated ROV Equipment, Survey Equipment and all associated Spares, when required, along with supply vessels for such CONTRACTOR equipment shipment;

•	All support flights to/from Fugro Symphony for all CONTRACTOR Personnel;

•
Suitable, clean, stable motor rated power supplies for the operation of COMPANY’s owned FCV 3000 WROV ROV Systems, CONTRACTOR’s Associated ROV Equipment and CONTRACTOR’s Survey Equipment and with access to deck power within twenty (20) meters of the COMPANY owned FCV 3000 WROV ROV System. If this is not available or cannot be guaranteed, then the CONTRACTOR will provide a suitable diesel power generator at documented cost + 10%.

•	Cooling water and fresh water supplied to the COMPANY owned FCV 3000 WROV ROV System and CONTRACTOR Associated ROV Equipment;

•	Accommodation subsistence / victualling for all CONTRACTOR Personnel while on-board Fugro Symphony;

•	Reasonable business communications from Fugro Symphony to shore and UK office for CONTRACTOR Personnel. (Access to internet & email system from ROV control container);

•
In the event that offshore transportation for CONTRACTOR Personnel is delayed or cancelled six (6) hrs or less prior to the arrival of CONTRACTOR’s Personnel at COMPANY nominated quayside or heliport, a cancellation fee of £250 per person and the applicable Personnel hire Day Rates will apply;

•
Should the delay of transportation mean that additional overnight accommodation is required for CONTRACTOR Personnel, all such costs shall be recharged to COMPANY at cost + 10% and shall apply over and above the mobilisation lump sum and Personnel hire Day Rates;

•	If a twelve (12) hr ROV team is required by COMPANY note that only twelve (12) hrs will be worked per day by CONTRACTOR Personnel including dive operations and maintenance;

CONTRACTOR STANDARD SURVEY EQUIPMENT SPREAD & FCV 3000 ROV SYSTEM MANNING LEVELS AND SURVEY EQUIPMENT MANNING LEVELS

Unless otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR’s standard Survey Equipment Spread on board the Fugro Symphony shall be as follows:

NOTE:
The survey spread provided on the Symphony is a full construction support survey acquisition and processing system, based on Fugro Starfix software.

This includes a large number of specific acquisition modules and solutions such as:

•	MBE Acquisition

•	INS ( Inertial Navigation engine)

•	Eventing module

•	Digital Video acquisition and archive solution (4 Channel)

•	Back2Base data compression and transmission solution.

•	Unlimited software instances around the vessel ( subject to Network constraints)

The survey package also include three offline processing licences including

•	Multibeam Processing and DTM engine

•	INS Post Processing solution

•	Digital Video Playback

•	Offline Eventing Module

•	Automated Charting

The survey package also includes external software for
1x Microsoft SQL Server
2x Autocad Map software

The survey spread includes the annual calibration cost for the CTD/SVP Probes (2) and the Digital Protractor.

Hardware	Comment	Quantity
Starpak Novael	Primary GNSS receiver + spare	2
Starpack Trimble	Secondary GNSS receiver	1
AD492	Standard GNSS and Lband antenna	3
AD493	High latitude Lband antenna	1
Processing PC	Tower PC	3
21” Monitor	For Processing PC	6
Online PC	Rack Mount PC	5
20” Monitor	For Online PC’s	10
Starfix Smart Remotes	Small Form Factor PC	8

19” Monitor	For Smart Remotes	7
15” Monitor	For Crane	1
Starport	Serial to Network Converter	5
PPS Distribution	PPS	2
Starfix DV System (including spares)	DV	1
Quad Splitter	DV	1
LT04	DV	2
CTD	CTD	2
A0 Plotter	Plotter	1
Digital Protractor	Calibration	1
Disto	Calibration	2
Starfix Suite – as required for above PC’s	Software
AutoCad Map	Software	2

CONTRACTOR standard manning levels for operation of COMPANY owned FCV 3000 WROV ROV Systems

Unless otherwise agreed within the applicable CALL-OFF ORDER, CONTRACTOR’s standard manning levels for operation of COMPANY owned FCV 3000 WROV ROV Systems shall be as follows:

•	FCV 3000 WROV ROV System; per system, per twelve (12) hours shift;

1 x ROV Supervisor, per WROV System;
2 x ROV Pilot Technician, per WROV System;

•	FCV 3000 WROV ROV System, per system, per twenty-four (24) hour shift;

2 x ROV Supervisor, per WROV System;
4 x ROV Pilot Technician, per WROV System;

CONTRACTOR standard Survey Equipment manning levels

Survey Equipment Manning Levels is dependant of the specifics of the WORK and will be agreed on a case by case basis and identified within the applicable CALL-OFF ORDER;

In this Section III the words and expressions established as definitions in both the Conditions of Contract, the Scope of Services and Appendices, shall have the same meanings as assigned to them in the said Conditions of Contract, Scope of Services and Appendices except when otherwise specifically stated.

5.0    VARIATIONS

5.1    Any Variation in the WORK shall be valued in strict accordance with the rates and prices contained within Clause 4 COMPENSATION.

5.2    If the Variation WORK is of a differing nature and cannot be readily evaluated in accordance with the foregoing rates and prices the COMPANY may request the CONTRACTOR to propose a lump sum for COMPANY’s consideration. The CONTRACTOR shall be requested to demonstrate the build up to any lump sum in order to demonstrate that it is priced on the same basis as the rates and prices contained herein and is fair and reasonable.

5.3    Any work that COMPANY instructs CONTRACTOR to undertake on a reimbursable basis shall be remunerated to CONTRACTOR at the cost of the invoice (net) plus ten percent (10%).

6.0    INVOICING

Lump Sum and Unit Rate Invoices shall be invoiced in accordance with the pricing schedule detailed in this section, 4.0 COMPENSATION.

•	Reimbursable items shall be fully supported.

•	The invoice shall clearly make reference to the payment stage, Contract No., item Nos., description and quantities.

•
Where the WORK is expected to continue for more than one-month duration or extend from one month in to the following month, monthly invoices shall be raised, otherwise CONTRACTOR shall be entitled to submit an invoice on successful completion of the WORK.

•	Invoices shall be submitted marked for the attention of the COMPANY Representative in the CALL-OFF ORDER.

•	The following reference shall be clearly quoted on the invoice:
CONTRACT No:212-0917;
PROJECT Name: XXXX;

•
In order to facilitate payment of invoices, CONTRACTOR is required within two weeks of receiving this CONTRACT to furnish COMPANY with details of its bank account to which payment will be made. This should include the Bank’s name and address, sort code and CONTRACTOR's account number

SECTION IV SCOPE OF WORK

1.0    INTRODUCTION

1.1    The CONTRACTOR shall be responsible for providing COMPANY with the Provision of Management of COMPANY owned Q1400 Trencher Systems (2x) & Management and Operation of COMPANY owned FCV 3000 ROV Systems (2x) and the supply of Survey Services on board the Fugro Symphony (hereinafter called the “WORK”),

1.2    The specific scope of services to be performed by CONTRACTOR under the CONTRACT is further identified below:

•
The CONTRACTOR shall provide the WORK (Provision of Management of COMPANY owned Q1400 Trencher Systems (2x) & Management and Operation of the COMPANY owned FCV 3000 ROV Systems (2x) and the supply of Survey Services on board the Fugro Symphony) according to the specific requirements as agreed between the Parties and as identified within the relevant CALL-OFF ORDER, inclusive of the required equipment and manning levels, estimated durations of such WORK and the specifics in relation to any required deliverables (final Report) and the timeframe for delivery of such deliverables;

WORK COMMENCEMENT, Mobilisation Window:

The WORK shall commence during a Mobilisation Window as further identified below unless otherwise agreed within the applicable CALL-OFF ORDER:

The COMPANY agrees to notify the CONTRACTOR of the mobilisation date in accordance with the following:

•	60 days’ notice of a 30-day Mobilisation Window;

•	35 days’ notice of a 14-day Mobilisation Window;

•	21 days’ notice of a 7-day Mobilisation Window;

•	10 days’ notice of a 3-day Mobilisation Window;

•	3 days’ notice of actual mobilisation day in agreed port of mobilisation;

Each notified Mobilisation Window and actual mobilisation date following wholly within the previously notified window;

OUTLINE SCOPE OF SERVICES/SUPPLY

The CONTRACTOR shall provide the WORK (Provision of Management of COMPANY owned Q1400 Trencher Systems (2x) & Management and Operation of the COMPANY owned FCV 3000 ROV Systems (2x) and the supply of Survey Services on board the Fugro Symphony) as outlined below, however the below list is not exhaustive and the WORK shall instead be limited to the safe capabilities and resources of the CONTRACTOR personnel and equipment. As above, the specific WORK to be provided shall be identified within the relevant CALL-OFF ORDER.

•	Management of COMPANY owned Q1400 Trencher Systems (2x);

•	Management of the procurement, supply and inventory management of suitable level of spares for Q1400 Trencher Systems (2x);

•	Provision of technical support for Q1400 Trencher Systems (2x);

•	Management and Operation of COMPANY owned FCV 3000 WROV ROV Systems on board the Fugro Symphony (2x);

•	Management of the procurement, supply and inventory management of suitable level of spares for FCV 3000 WROV ROV System (2x);

•	Provision of technical support for FCV 3000 WROV ROV Systems (2x);

•	Supply of Offshore ROV Personnel (including ROV Supervisors, ROV Pilot Technicians and ROV Subsea Engineers);

•	Supply of additional ROV Tooling/equipment (as specified in the applicable CALL-OFF ORDER);

•	Supply of Survey Services on board Fugro Symphony inclusive of equipment spread and associated personnel and data capture, analysis and reporting for operation thereof;

•	WORK to be performed in compliance with applicable IMCA standards;

•	Standards of reporting deliverables (as specified in the applicable CALL-OFF ORDER);

1.3    Additional services not listed herein may from time-to-time by requested under the provisions of the CONTRACT.

2.0    SCOPE OF SERVICES

2.1    The CONTRACTOR has been selected for the performance of the WORK on the understanding that it is an expert and professional in the class of work involved and that it will use and show all reasonable skill and judgement of such an expert and professional in the performance of the WORK.

The CONTRACTOR shall perform the WORK in accordance with the terms and conditions of the CONTRACT, all applicable legislation, regulations, statutory instruments, codes of practice, guidance notes and recommendations of the CONTRACT extracts, specifications and drawings attached hereto, which are now or may in the future become applicable to the CONTRACT.

•    The WORK to be performed by CONTRACTOR will include but not be limited to the provision of all management, engineering, supervision, equipment, materials, consumables and where requested, transport, necessary to perform the WORK.

•    CONTRACTOR is responsible for providing personnel, resources and equipment required for the proper and expeditious performance of the agreed scope of services in accordance with the CONTRACT.

•    COMPANY is committed to preserving the health and safety of people and the protection of the environment throughout its organisation, and the organisations with which it places contracts for the performance of the WORK. Accordingly, the CONTRACTOR shall promote health, safety and environmental protection throughout its organisation and those of its SUBCONTRACTOR’s to ensure that the CONTRACT is performed without harm to persons, property or the environment.

2.2    ERRORS AND OMISSIONS

•    The review and approval by COMPANY of any procedures, documents or drawings shall only indicate a general requirement and shall not relieve CONTRACTOR of his obligation to comply with the requirements of the CONTRACT.

•    Any errors or omissions noted by CONTRACTOR shall be immediately brought to the attention of COMPANY.

2.3    DEVIATIONS

•    All deviations to this WORK and other referenced specifications or attachments listed in the CONTRACT shall be made in writing and shall require written approval by COMPANY prior to execution of the WORK.

2.4    PERSONNEL (GENERAL)

•    CONTRACTOR guarantees that sufficient experienced and competent personnel shall be made available to carry out the WORK, in accordance with the CONTRACT. CONTRACTOR personnel shall be able to maintain a 24 hour a day operation, if required.

2.5    EQUIPMENT (GENERAL)

•    CONTRACTOR shall supply all equipment required for the WORK in accordance with the CONTRACT.

•    Equipment spread and material will be provided by CONTRACTOR in quantity and quality, such as to carry out the WORK in the CONTRACT in a continuous and optimised fashion.

The Equipment Spread selected by CONTRACTOR shall be capable of performing the WORK within the requirements of the CONTRACT.

•    CONTRACTOR will supply enough spares in order to avoid any interruptions in the operation. CONTRACTOR shall provide evidence of regular planned maintenance of equipment.

•    CONTRACTOR will supply PUWER and LOLER Assessments for all equipment provided for use at CLIENT, COMPANY, COMPANY’s other contractors or Third Party managed WORKSITES.
•
•    CONTRACTOR shall ensure that as a minimum all items provided for provision of the WORK comply with industry best practice, regulations, and legislative requirements for the location where WORK is to be performed.

3.0    COMPANY PROVIDED ITEMS

COMPANY shall be responsible for providing vessels, transportation to and from the mobilisation and demobilisation points specified in the CONTRACT and/or agreed CALL-OFF ORDER to the offshore WORKSITE, accommodation, victualing and reasonable access to communications for business purposes while CONTRACTOR and/or SUBCONTRACTOR personnel are at WORKSITES managed by COMPANY or CLIENT.

4.0    MEETINGS

•    The COMPANY REPRESENTATIVE may hold regular meetings with the CONTRACTOR to review progress as necessary. These meetings may be attended by additional COMPANY or CLIENT personnel, and shall normally be chaired by the COMPANY REPRSENTATIVE. The attendance of CONTRACTOR or its SUBCONTRACTOR’s at any meetings arranged by COMPANY shall be included within the rates and prices identified within Section III Reimbursement of this CONTRACT.

5.0    SERVICE LEVEL AGREEMENT

CONTRACTOR will provide technical support twenty-four (24) hours per day, seven (7) days a week, three hundred and sixty-five (365) days per year, according to the below table:

Description	Response Time
Critical – A failure rendering the asset inoperable	Response within two (2) hours of being notified by On-call Project Manager;
High – Major functionality disabled	Response within four (4) hours of being notified by On-call Project Manager;
Medium – Malfunction of non-essential part	Response within twenty-four (24) hours of being notified by On-call Project Manager;
Low – Minimal impact malfunction	Response within forty-eight (48) hours of being notified by On-call Project Manager;

Note: Timeframes for the resolution of any fault notified to CONTRACTOR in accordance with the above shall be determined on a case by case basis considering the nature and specifics of the actual fault notified.

SECTION V HEALTH, SAFETY AND ENVIRONMENTAL

1.0    SAFETY

CONTRACTOR and its SUBCONTRACTORs shall perform the WORK in a manner such that risk to the health and safety of people or to the environment has been reduced to a level which is as low as reasonably practicable. The WORK shall be performed in accordance with all relevant Statutes, regulations and bye-laws, codes of practice concerning safety, health and welfare and environmental protection matters whether current or promulgated at the date of signature of this CONTRACT.

CONTRACTOR shall implement an on-going programme of health, safety and environmental reviews of all stages of the WORK. Any adverse findings shall be addressed immediately by the CONTRACTOR.

CONTRACTOR’s organisation may be subject to on-going health, safety or environmental audits at various stages of the WORK. Such audits shall be to measure conformity to relevant statutory requirements and CONTRATOR’s health, safety or environmental policy.

2.0    HSE PROCEDURES

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR shall comply with and shall perform the WORK in accordance with the COMPANY’s/CLIENTS Worksite HSE Management system (Appendix XX attached herein) and with the following basic principles with respect to health, safety and environmental management:

•    To be responsible for their own and SUBCONTRACTOR’s personnel safety and prevent unsafe behaviour, or infringements against statutory health, safety or environmental rules.

•    To co-operate fully with managers and supervisors of the COMPANY at the WORKSITE regarding all work matters including HSE management.

•    To perform their WORK scope in accordance with instructions and procedures approved by COMPANY and with the general requirements laid out in COMPANY’s specific Worksite HSE Management system.

•    To provide equipment which is fit for purpose and with all safety features in place in accordance with statutory health, safety or environmental rules.

•    To report all injury, damage (including pollution or spill), occupational illness, or (near miss) incident events as soon as practicable after the event.

It is mandatory that all people working at any WORKSITE wear the correct PPE. All personnel provided by CONTRACTOR shall be provided (by CONTRACTOR) as a minimum, full overall, safety boots / shoes, safety glasses and hard hat for all working areas. For outside work, suitable weather protective clothing and lifejackets if required by working area rules.

Where appropriate, CONTRACTOR’s offshore personnel are expected to have documentary evidence to show that they have trained in basic firefighting and survival at sea, either through externally supplied firefighting / survival courses or by appropriate induction / training prior their personnel travelling offshore.

The CONTRACTOR shall ensure that all CONTRACTOR GROUP personnel have an acceptable current medical certificate(s) to prove their fitness to work offshore and must provide on request the certificate(s) for COMPANY’s review.

Alcoholic drinks or illegal drugs / controlled substances are prohibited at all WORKSITEs under any circumstances. COMPANY reserves the right to search CONTRACTOR GROUP or any other related personnel and /or equipment. Any person breaking this rule may be dismissed from the WORKSITE. If offshore, they may be returned to shore on the next available transport.

CONTRACTOR GROUP’s personnel will be provided with the COMPANY’s golden rules of safety when they arrive at WORKSITE. CONTRACTOR GROUP’s personnel shall participate in the specific WORKSITE induction, which will cover all worksite safety features, HSE rules and procedures that must be complied with.

CONTRACTOR GROUP shall comply with any local WORKSITE rules.

3.0    COMPANY HSE POLICY

Notwithstanding anything to the contrary included elsewhere in the CONTRACT, CONTRACTOR GROUP shall comply with and perform the WORK in accordance with the COMPANY’s/CLIENT’s HSE Policy which is attached hereto (Appendix XX).

4.0    QUALITY CONTROL AND QUALITY ASSURANCE

•    CONTRACTOR GROUP shall operate a quality system in accordance with ISO 9001, ISO 14001 and OHSAS 18001 series of standards, which shall be maintained by a group of persons sufficient in number and competence to ensure its effective implementation.

•        CONTRACTOR GROUP shall carry out the WORK using equipment, processes, procedures and personnel fully qualified to, and compliant with the CONTRACT and of best industry practice.

•        CONTRACTOR GROUP shall ensure that all plant, equipment, materials and consumables required for the WORK undergo quality control checks within a sufficient time prior to despatch of the items from premises of CONTRACTOR or its SUBCONTRACTORs.

•        CONTRACTOR GROUP’s quality control department, and those of its SUBCONTRACTORs, shall be responsible for all inspection, testing and certification, and shall be independent of design and production activities.

•        The qualifications of inspection and testing personnel shall be subject to approval and the complete adherence to approved testing and inspection procedures shall be subject to regular monitoring/surveillance and periodic audit.

•        CONTRACTOR may be requested to provide information, advice and expertise to be expected of a professional contractor for incorporation into COMPANY’s project quality plans.

•        CONTRACTOR shall allow COMPANY or CLIENTs QA auditor’s full access to CONTRACTOR’s and or any SUBCONTRACTOR’s premises, personnel records and documentation, as permitted by law, for the purpose of conducting quality audits.

•        Where non-conformances are identified during audits and/or inspections by COMPANY or its CLIENT, CONTRACTOR shall undertake the corrective actions as required by the COMPANY, within agreed specified time limits and at no cost to the COMPANY.

Notwithstanding anything to the contrary included elsewhere in this CONTRACT, COMPANY shall perform the WORK all in accordance with the quality systems identified within this CONTRACT.

SECTION VI ADMINISTRATION INSTRUCTIONS

1.	GENERAL

1.1.	This Section of the CONTRACT details the procedures that shall be used by COMPANY and CONTRACTOR to administer the CONTRACT.

2.	COMMUNICATIONS

2.1.	Correspondence shall be in English and by letter, electronic mail, or fax.

2.2.	All correspondence and communications in relation to the CONTRACT shall be addressed and directed between the COMPANY REPRESENTATIVE and the CONTRACTOR REPRESENTATIVE or their nominated deputies.

2.3.	All mailing shall be by first class mail/airmail, courier or other equally prompt means.

2.4.	Oral communication of instructions or information in connection with the CONTRACT shall be confirmed in writing using minutes of meetings or formal correspondence as appropriate.

3.	VARIATION PROCEDURE

3.1.
The rights of COMPANY to issue VARIATIONS are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. The COMPANY shall issue an instruction to vary the WORK using a VARIATION order or form.

3.2.
The rights of the CONTRACTOR to issue a VARIATION are set out in the General Conditions of CONTRACT, the Clause headed VARIATIONS. If CONTRACTOR considers that an occurrence, which shall include the COMPANY instruction, interpretation, decision or act has taken place that should give rise to a VARIATION, then the CONTRACTOR shall so inform the COMPANY immediately detailing each of the following:

a.	The specific occurrence.

b.	The date of the occurrence.

c.	The part of the relevant section of the CONTRACT under which the CONTRACTOR considers that the occurrence should give rise to a VARIATION.

d.	The impact of such occurrence on the CONTRACT duration and the effect on the CONTRACT PRICE.

3.3.
CONTRACTOR shall quantify the request for a VARIATION by giving the COMPANY detailed supporting data within a period of fourteen (14) days of occurrence or such longer time as COMPANY may agree for any specific VARIATION.

3.4.	If CONTRACTOR fails to inform COMPANY of the occurrence, CONTRACTOR shall forfeit any entitlement to adjustment to the CONTRACT PRICE and/or completion date.

However, to the extent that COMPANY judges that non-submission of said notice by the CONTRACTOR was unavoidable, the COMPANY may, at its sole discretion, elect to extend the time for the CONTRACTOR to so inform the COMPANY.

3.5.
Upon receipt by the COMPANY of information relating to each occurrence and advice relating to the effect of such occurrence, the COMPANY shall investigate the circumstances of the occurrence and the CONTRACTOR shall be advised in writing of the acceptance or otherwise of any request for a VARIATION within fourteen (14) days of receipt of the CONTRACTOR’s request or such longer time as CONTRACTOR may agree for any specific VARIATION.

3.6.	In the event that the CONTRACTOR’s request is accepted in part or in whole by the COMPANY, the CONTRACTOR shall be so advised and the COMPANY shall authorise a VARIATION.

3.7.
COMPANY shall generally not consider any CONTRACTOR’s requests made on the basis of matters not included within the CONTRACT, but should the CONTRACTOR consider that any occurrence arises on the basis of such matters, and that such an occurrence entitles the CONTRACTOR to a VARIATION, then the CONTRACTOR shall immediately so inform the COMPANY in writing in the same as detailed in Clause 3.2 above. The CONTRACTOR shall continue to keep the COMPANY informed to any effects of such occurrence with fully quantified and detailed supporting data provided on a weekly basis, summarising all effects to date.

4.	PROJECT MANAGEMENT

4.1.	As a minimum, the CONTRACTOR is responsible for providing the following project management functions:

a.	Overall management of the CONTRACT;

b.	Sufficient numbers of suitably qualified and skilled personnel with relevant experience;

c.	Suitable facilities;

d.	All necessary systems, procedures and methods;

e.	All other resources whatsoever required for the proper performance and completion of the CONTRACT;

f.	Management of the CONTRACT from a single location by one integrated organisation.

Generally, the CONTRACTOR's project management responsibilities include but are not limited to:

a.	Overall management of the CONTRACT;

b.	Quality management;

c.	Health and safety management;

d.	Environmental management;

e.	Engineering management;

f.	Procurement and Materials management;

g.	Fabrication/manufacturing management;

h.	Information management;

i.
Regulations, certification, and permitting support to the limit of permits, licences that are normally required to be maintained by CONTRACTOR with respect to the CONTRACTOR Material, equipment and personnel irrespective of actual Work location.

j.	Project control and Contract Program;

k.	Documentation Management.

The CONTRACTOR is responsible for the proper management and execution of the CONTRACT, wherever performed, and must have appropriate representation at all sites to complete all elements of the CONTRACT in a safe, environmentally responsible and timely manner in accordance with the CONTRACT. The CONTRACTOR must keep COMPANY fully informed at all times of progress and areas of concern.

COMPANY shall assist and advise the CONTRACTOR when COMPANY, in its sole judgement, considers it appropriate in relation to the CONTRACTOR's performance of the CONTRACT, without this relieving the CONTRACTOR in any way of its responsibilities, duties and obligations under the CONTRACT.

5.	WEEKLY REPORTING

5.1.	CONTRACTOR shall issue fortnightly reports for the duration of the CONTRACT. Within thirty (30) days of CONTRACT signature CONTRACTOR shall submit a fortnightly report template for COMPANY approval.

The fortnightly Report shall cover as a minimum:

a.	Work Achieved and Meetings held in the Week;

b.	Work Planned and Meetings arranged for Next Week;

c.	Areas of Concern / Critical Items;

d.	Health, Safety, Environment and Quality Assurance & Control Summary;

e.	Planning and Scheduling;

f.	Subcontracts / Procurement;

g.	Technical Queries;

h.	Interface Status.

SECTION VII CALL-OFF ORDER TEMPLATE

TBC

Schedule 5	Parties' details for Notices
Fugro's details:

Fugro N.V.
Address:	Veurse Achterweg 10 2264 SG Leidschendam The Netherlands
Attention:	Mark Heine | Director Marine Division Annabelle Vos | General Counsel
E-mail:	M.Heine@fugro.com a.vos@fugro.com

GMSL's details:

Global Marine Systems Limited
Address:	Global Marine Group Ocean House 1 Winsford Way Boreham Interchange Chelmsford Essex CM2 5PD United Kingdom
Attention:	Ian Douglas
E-mail:	ian.douglas@globamarine.group